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                                   EXHIBIT D-1

             Joint FPA Section 203 Application of CECo and Michigan
                                 Transco to FERC


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                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

Consumers Energy Company                    )
Michigan Electric Transmission Company      )        Docket No. EC01-____-000


                     CONSUMERS ENERGY COMPANY'S APPLICATION
                  FOR AUTHORIZATION TO TRANSFER JURISDICTIONAL
              TRANSMISSION ASSETS TO MICHIGAN ELECTRIC TRANSMISSION
            COMPANY PURSUANT TO SECTION 203 OF THE FEDERAL POWER ACT




William M. Lange, Esq                            Robert M. Neustifter
Assistant General Counsel                        Attorney
Consumers Energy Company                         Consumers Energy Company
Special Counsel                                  Special Counsel
Michigan Electric Transmission                   Michigan Electric Transmission
   Company                                          Company
1016 16th Street, N.W., Suite 100                212 West Michigan Avenue
Washington, D.C. 20036                           Jackson, MI 49201
Telephone:  (202) 293-5795                       Telephone:  (517) 788-2974
Facsimile:  (202) 293-5367                       Facsimile:  (517) 788-0768












Dated:  October 13, 2000


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                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

Consumers Energy Company                     )
Michigan Electric Transmission Company       )       Docket No. EC01-____-000
_____________________________________________)


                     CONSUMERS ENERGY COMPANY'S APPLICATION
                  FOR AUTHORIZATION TO TRANSFER JURISDICTIONAL
              TRANSMISSION ASSETS TO MICHIGAN ELECTRIC TRANSMISSION
            COMPANY PURSUANT TO SECTION 203 OF THE FEDERAL POWER ACT

I.   INTRODUCTION AND REQUESTED AUTHORIZATIONS

         Pursuant to Section 203 of the Federal Power Act ("FPA"), 16 U.S.C. ss. 824b (1994), and Part 33 of the Commission's regulations, 18 C.F.R. Part 33
(1999), Consumers Energy Company ("Consumers"), hereby tenders this application ("Application") seeking all authorizations from the Federal Energy Regulatory Commission ("Commission") necessary for the completion of a transaction or a series of transactions (collectively, the "Transfer Transaction")(1) pursuant to which (1) Consumers will transfer its 100 percent ownership interest in substantially all of its integrated transmission facilities with voltage ratings of 120 kilovolts ("kV") and above, as well as all related tariffs, contracts, books and records ("Transmission Assets") to Michigan Electric Transmission Company ("Michigan Transco"), and (2) Michigan Transco will acquire a 100 percent ownership interest in the Transmission Assets and will assume


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(1) Although the instant Application seeks Commission approval under Section 203 of the FPA to consummate the Transfer Transaction, the Applicants note that certain specifics of the proposed Transfer Transaction are, as of the date of this filing, still undetermined. The Commission recently has approved the transfer of transmission assets under Section 203 of the FPA in two situations in which the details of the proposed transaction were yet to be determined. See Wisconsin Power and Light Company, 90 FERC, [Paragraph] 61,347 (2000) ("WP&L"); Wisconsin Electric Power Company, 90 FERC [Paragraph] 61,346 (2000) ("WEPCO").


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certain contractual and other rights and obligations of Consumers relating to the provision of open access transmission service.

         The instant Application seeks authorization for the transfer of the Transmission Assets from Consumers to Michigan Transco as an integral preliminary step in Consumers' plan to transfer control of or to divest its transmission business ("Divestiture Transaction") to a party which meets the requirements of the Commission's Order No. 2000. Subsequent transactions in the implementation of this plan could include: (1) one or more public or private offerings of the securities of Michigan Transco and/or (2) a sale to, or business combination with, one or more unaffiliated third parties, for purposes of divesting control of Michigan Transco and/or the Transmission Assets themselves. At the appropriate time, the appropriate parties will seek separate Commission authorization under Section 203 of the FPA to engage in the Divestiture Transaction. The Transfer Transaction for which the Applicants seek approval herein is intended to be a first step in this process.

         The Transfer Transaction is consistent with the public interest because the proposed transaction will: (1) create a clear corporate separation between Consumers' transmission business and its generation/distribution business; and
(2) create benefits to transmission customers beyond those contemplated by the Commission's functional unbundling requirements set forth in Order Nos. 888 and 889,(2) and will ultimately

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(2) See Promoting Wholesale Competition Through Open Access Non-Discriminatory
Transmission Services by Public Utilities; Recovery of Stranded Costs by Public Utilities and Transmitting Utilities, Order No. 888, FERC Stats. & Regs. (Regulations Preambles) [Paragraph] 31,036 (1996), order on reh'g, Order No. 888-A, III FERC Stats. & Regs. [Paragraph] 31,048 (1997), order on reh'g, Order No. 888-B, 81 FERC [Paragraph] 61,248 (1997), order on reh'g ,Order No. 888-C, 82 FERC [Paragraph] 61,046 (1998); Open Access Same-Time Information System (Formerly Real-Time Information Networks) and Standards of Conduct, FERC Stats. & Regs. (Regulations Preambles)[Paragraph] 31,305 (1996); order on reh'g, Order No. 889-A, III FERC Stats. & Regs.[Paragraph] 31,049 (1997); reh'g denied, Order No. 889-B, 81 FERC [Paragraph] 61,253 (1997).

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facilitate the Applicants' compliance with Order No. 2000. See Regional
Transmission Organizations, 89 FERC [Paragraph] 61,285 (1999) ("Order No. 2000"). In this regard, the Transfer Transaction should be approved as consistent with the public interest because it is substantially similar to a Commission-approved corporate restructuring proposed by the FirstEnergy Operating Companies and The Detroit Edison Company. See FirstEnergy Operating Companies, et al, 89 FERC [Paragraph] 61,090 (1999) ("FirstEnergy") and DTE Energy Company, et al., 91 FERC [Paragraph] 61,317 (2000) ("DTE Energy"). In FirstEnergy, the Commission approved the transfer of transmission facilities from the FirstEnergy Operating Companies to American Transmission Systems, Inc. ("ATSI") in part because the transfer was intended to be an initial step in the process of complying with the Commission's policy favoring regional transmission organizations ("RTOs"). In DTE Energy, the Commission approved a similar transfer of transmission facilities from The Detroit Edison Company to International Transmission Company. Similarly, here, the Transfer Transaction should be approved as consistent with the public interest for the reasons described in Part V of this Application.

         However, by this Application the Applicants are not seeking approval of Michigan Transco as an entity that currently meets the minimum characteristics and functions of an RTO which were established by the Commission in Order No. 2000. Moreover, Commission approval of the instant Application should not be conditioned on Michigan Transco's compliance with Order No. 2000.(3) Applicants commit that,

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(3)The Commission has approved Section 203 applications under similar circumstances (even over the objections of intervenors) without conditioning such approvals on compliance with Order No. 2000. See WP&L, 90 FERC at 162,149; WEPCO, 90 FERC at 61,145. The Commission has also found that RTO compliance issues are beyond the scope of a proceeding in which an applicant seeks authorization under Section 203 of the FPA for a simple "paper transaction" intended to facilitate the transfer of transmission assets to an affiliate. See FirstEnergy, 89 FERC at 61,260.


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Michigan Transco (or a governing RTO on Michigan Transco's behalf) will submit a plan to comply with Order No. 2000.

         The transmission customers will gain benefits from the Transfer Transaction in addition to Order No. 2000 compliance. The proposed organizational change will result in the consolidation of transmission control, planning, maintenance and financial responsibilities within a separate affiliated corporation engaged in the process of becoming a fully independent transmission operation.

         As described throughout this Application (see specifically Section V), the proposed Transfer Transaction satisfies the Commission's three-part test established in Order No. 592, and should therefore be approved under Section 203 of the FPA, Inquiry Concerning the Commission's Merger Policy Under the Federal Power Act: Policy Statement, FERC Stats, & Regs. (Regulations Preambles) [Paragraph] 31,044 (1996), order on reconsideration, Order No. 592-A, 79 FERC [Paragraph] 61,321 (1997) ("Merger Policy Statement").

         Because this application is consistent with Commission precedent, the public interest and the Commission's goals regarding electric transmission, Consumers asks for a shortened notice period and prompt disposition of this matter.

II.  DESCRIPTION OF APPLICANTS

         A.   CONSUMERS ENERGY COMPANY

          Consumers is a public utility operating company and wholly-owned subsidiary of CMS Energy Corporation ("CMS Energy") engaged in the generation, transmission, and distribution of electric energy in the State of Michigan. At year-end 1999, Consumers provided retail electric service to approximately 1.67 million customers located in 61 of 68 counties of Michigan's lower peninsula. For further information with

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respect to the general character of Consumers' business, reference is made to
Consumers' 1999 Report on FERC No. 1, heretofore filed with the Commission. Consumers' retail operations are subject to the jurisdiction of the Michigan Public Service Commission ("MPSC"). Consumers also transmits and sells electric energy at wholesale subject to the Commission's jurisdiction under Part II of the FPA, 16 U.S.C. ss.ss. 824 et seq.

         Consumers owns and operates five fossil-fueled steam-electric generating plants, one nuclear generating plant, seven oil or gas fueled peaking generating plants, thirteen conventional hydroelectric plants and has a 51% ownership interest in one pumped storage hydroelectric generating facility, which generated an aggregate net amount of 25,329,352 million kWh's in 1999.

         Consumers' electric generating plants are interconnected by a transmission system operating at 120 to 345 kilovolts totaling approximately 5,700 pole miles. Consumers and The Detroit Edison Company ("Detroit Edison") are parties to an Electric Coordination Agreement providing for emergency assistance, coordination of operations and planning for bulk power supply, with energy interchanged at nine interconnections. Consumers also interchanges electric energy through interconnections with The Toledo Edison Company, Indiana & Michigan Electric Company, Northern Indiana Public Service Company, the City of Holland, the Michigan Municipal Cooperative Coordinated Pool and the Michigan South Central Power Agency.

         Consumers has wholesale electric service agreements with Wolverine Power Supply Cooperative, Inc., Midwest Energy Cooperative, the cities of Bay City, Eaton Rapids, St. Louis, Portland and Hart, the Village of Chelsea, Alpena Power Company and Edison Sault Electric Company, all of which require the usual facilities to supply such service.

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
 Consumers has an approved open access transmission tariff on file with the Commission in Docket No. OA-96-77-000 ("OATT").(4) In addition, Consumers is a member of the Michigan Electric Coordination System ("MECS"), a power pool formed with Detroit Edison As a tight power pool, Detroit Edison and Consumers jointly filed an open access tariff providing for non-discriminatory transmission service with the Commission pursuant to Order No. 888 on December 31, 1996, in Docket No. OA97-249-000 ("JOATT").(5)

         Consumers is a signatory to the East Central Area Reliability ("ECAR") Coordination Agreement and a member of the proposed Alliance RTO.(6)

         The Commission authorized Consumers to transact wholesale sales of electric energy and power at market-based rates in Docket No. ER98-4421-000 and See Consumers Energy, 85 FERC [Paragraph] 61,121 (1998).

         B.   MICHIGAN ELECTRIC TRANSMISSION COMPANY

         Michigan Transco was organized on July 12, 2000 as a Michigan corporation. Michigan Transco currently does not conduct any business or own any facilities used for the generation, transmission, or distribution of electric energy. Upon consummation of the Transfer Transaction, Michigan Transco will acquire a 100 percent ownership interest in the Transmission Assets and, thereafter, will be a "public utility" subject to the jurisdiction of the Commission under Part II of the FPA.

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(4) On July 14, 1997, Consumers filed an open access transmission tariff with the Commission in compliance with Order No. 888-A in Docket No. OA97-648-000
(5) Subsequently, on July 14, 1997, Consumers and Detroit Edison jointly filed an open access transmission tariff in compliance with Order No. 888-A, in Docket No. OA97-690-000.
(6) See Alliance Order, 89 FERC at 61,914.


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     III. OVERVIEW OF THE PROPOSED TRANSFER TRANSACTION

     A.  REASONS FOR AND BENEFITS OF THE TRANSFER TRANSACTION

         The Transfer Transaction is part of a proposed corporate restructuring to comply with the Commission's policy goals regarding electric transmission and to better serve local and regional customers. The formation of Michigan Transco and the transfer of the Transmission Assets from Consumers to Michigan Transco is not, however, the ultimate strategic goal. As noted in Section I, supra, the Transfer Transaction is the first step in the process of Consumers exploring the option of divesting ownership, operation, and control of its transmission business. Regardless of whether Consumers chooses to divest its transmission system or transfer control of it to an RTO, Consumers' current plan is to remain in the business of generating and distributing electric energy to retail customers.

         This corporate restructuring strategy will be implemented in two steps. The first step involves the corporate unbundling of the Transmission Assets from Consumers (which is the subject of this Application). The second involves Consumers Energy's possible complete exit from the transmission business (via the Divestiture Transaction which will require the filing of an additional subsequent FPA Section 203 filing). As described below, this corporate restructuring strategy has been developed based on (1) compliance with the Commission's policy goals regarding transmission; (2) enhancing service to transmission customers, and (3) securing flexibility to meet the requirements of Order No. 2000, and (4) facilitating compliance with the transmission-related provisions of Michigan's recently-enacted "Customer Choice and Electric Reliability Act." (2000 PA 141).

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         1.   COMPLIANCE WITH COMMISSION'S TRANSMISSION POLICY GOALS

         Over the past five years, evolution of the Commission's transmission policies has created regulatory and market environments, which make corporate unbundling (and ultimately divestiture of the Transmission Assets) an appropriate strategy. Prior to Order No. 2000, Commission policy under Order No. 888 required only that public utilities functionally separate their wholesale merchant and transmission businesses to mitigate concerns that vertically-integrated utilities have the opportunity and incentive to favor their own generation interests over competitors. See Order No. 888 at 31,655-56. Although the Commission clearly encouraged public utilities to consider the benefits of corporate unbundling in Order No. 888, the Commission merely required that the separation of wholesale generation and transmission functions be implemented through the imposition of Standards of Conduct. Id. Specifically, the Commission stated that:

         ...while we are not now requiring any form of corporate unbundling, we again encourage utilities to explore whether corporate unbundling or other restructuring mechanisms may be appropriate in particular circumstances. Thus, we intend to accommodate other mechanisms that public utilities may submit, including voluntary corporate restructurings (e.g., ISOs, separate corporate divisions, divestiture, poolcos), to ensure that open access transmission occurs on a non-discriminatory basis. We will also continue to monitor - and stand ready to work with parties engaging in - innovative restructuring proposals occurring around the country.

         2.       ENHANCING SERVICE TO TRANSMISSION CUSTOMERS

         In addition to seeking out opportunities to expand transmission in order to facilitate generation market competition, one of Michigan Transco's primary responsibilities will be to safely and reliably meet the transmission needs of Consumers

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and Michigan Transco's other customers. Following this filing, Michigan Transco will file with the Commission amendments to the OATT and the JOATT to substitute Michigan Transco for Consumers as the transmission provider under these tariffs. Upon consummation of the Transfer Transaction, Consumers will function solely as a generation and distribution company taking service under Michigan Transco's FERC-jurisdictional open access transmission tariffs. Consumers and its current open access transmission customers will see no difference in the level or quality of service that they currently receive. The Transfer Transaction has been structured to enable Consumers to continue to meet its service obligations in the same manner that it does today. In effect, the transaction will be transparent to all of Consumers' customers. Consumers will remain the customers' regulated electric utility, will maintain all of its state statutory service obligations, and will continue to provide adequate, safe and reliable electric service. Furthermore, as discussed in Section V.B.2, infra, the Transfer Transaction will not result in any change in the rates for transmission service paid by Consumers' existing bundled retail customers, and its wholesale transmission customers. These customers will be unharmed by the Transfer Transaction because Michigan Transco will charge such customers the same rates as are currently in effect under Consumers' OATT and the JOATT.

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         3.   SECURING ORDER NO. 2000 COMPLIANCE

         The Transfer Transaction has been designed to be flexible and compatible with transmission market developments in the Midwest region, as well as in other regions of the Eastern Interconnection. As noted elsewhere herein, Consumers is currently a signatory to the Alliance RTO, an organization which was formed well before the issuance of Order No. 2000.

         Consumers is still currently exploring the best option for Order No. 2000 compliance, including forming Michigan Transco as a fully constituted RTO that satisfies the minimum characteristics and functions of an RTO. See, e.g., Commonwealth Edison Company, et al., 90 FERC [Paragraph] 61,192 (2000)("ComEd").

         Consequently, over the next several months, Applicants will be intently investigating alternative business models and paths for compliance with Order No. 2000. Whether Consumers follows a different path, or continues its membership in the Alliance RTO (or another broader organization seeking RTO status), the Applicants believe that the proposed formation of Michigan Transco will provide significant benefits to customers.

     B.  DESCRIPTION OF TRANSMISSION ASSETS SUBJECT TO THE TRANSFER TRANSACTION

         In Attachment 1 hereto Applicant has provided a specific listing of the Transmission Assets that will be transferred from Consumers to Michigan Transco pursuant to the Transfer Transaction. As described below, the Transmission Assets constitute only those facilities determined to be "transmission" under the Commission's Seven Factor Test. See Order No. 888 at 31,771. Furthermore, the Commission has

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already conditionally approved under FPA Section 203 the transfer of the
Transmission Assets to the Alliance RTO. See Alliance Order, 89 FERC, [Paragraph] 61,298 at 61,929.

         In response to Order No. 888, Consumers developed a methodology for identifying which of its facilities was "transmission," as opposed to "local distribution," which specifically relied on the Commission's Seven Factor Test, and conducted a study to classify its facilities either as "transmission" or "local distribution" using the Seven Factor Test ("Seven Factor Study"). Consumers' filings reflecting the Seven Factor Study were approved by the MPSC in Case No. U-11283 on January 14, 1998 and by the Commission in Docket No. EL 98-21-000 on July 29, 1998. On October 27, 1998, Consumers filed in Docket No. ER99-361-000 OATT rates to reflect the Seven Factor Study, which were accepted in a Commission letter order dated December 17, 1998. 85 FERC [Paragraph] 61,362. Accordingly, Consumers' currently-filed rates for its OATT and the JOATT reflect the Seven Factor Study.

         Although the Transmission Assets to be transferred from Consumers to Michigan Transco are listed in Attachment 1 to this Application, generally, the Transmission Assets include:

         (1)  transmission lines (including towers, poles, and conductors);

         (2)  transformers with voltage ratings of 120 kV and above;

         (3) generation tie lines from the transmission grid to the point of connection to generator step-up transformers;

         (4) associated voltage control devices and power flow control devices;

         (5)  associated transmission substations;

         (6)  equipment spares for transmission facilities.


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         The Commission should note that the Transmission Assets to be transferred to Michigan Transco do not include certain radial lines with voltage rating of 138 kV, some of which are used to provide service to retail customers. Additionally, other facilities owned and operated by Consumers that are classified as distribution and used to provide transmission service to a limited number of wholesale customers at delivery points below 120 kV ("Distribution Facilities") are not subject to the Transfer Transaction. Nevertheless, in order to ensure continuity of service to wholesale customers who take service over the Distribution Facilities, Michigan Transco will provide open access, non-discriminatory transmission service pursuant to the Michigan Transco OATT and/or JOATT, and will credit to Consumers all charges billed to and collected from wholesale customers for such use of the Distribution Facilities.

     C.  OPERATION OF THE TRANSMISSION SYSTEM POST-TRANSFER TRANSACTION

         Michigan Transco does not currently own, operate, or control any facilities used for the generation, transmission, or distribution of electric energy. However, upon consummation of the Transfer Transaction, Michigan Transco will acquire the Transmission Assets and exercise operational control over the Transmission Assets (the "Transmission System"). Michigan Transco will operate the Transmission System in accordance with the terms of the Michigan Transco OATT and/or JOATT, and pursuant to an Operating Agreement to be entered into by Michigan Transco and Consumers.(7) As

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(7) Michigan Transco's operational responsibilities are discussed in further detail in the pro forma Operating Agreement hereto in Exhibit H (1)


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contemplated, Michigan Transco will administer the Michigan Transco OATT and/or
JOATT (including processing and implementing all requests for transmission service under the tariff), and procure, offer and arrange for ancillary services in support of such transmission service. In addition to these responsibilities, Michigan Transco will function as the control area operator, and will also be responsible for the maintenance of the Transmission System and the construction of any new transmission facilities within its service territory.

         As noted above, Michigan Transco will offer all ancillary services as required by the Commission in Order No. 888. Because Michigan Transco will not own any generating facilities, it will procure the necessary ancillary services from third-party suppliers, including Consumers. Under the Operating Agreement, Consumers is obligated, upon request, to offer to sell ancillary services to Michigan Transco at Commission-approved rates. Michigan Transco will, however, be free to purchase ancillary services from unaffiliated generators located within its control area or in neighboring jurisdictions on a non-preferential, competitive basis. Finally, it should be noted that Michigan Transco will not engage in the purchase and sale of energy other than to obtain and provide the necessary ancillary services required by its customers.

         Upon receipt of the required regulatory approvals,(8) Michigan Transco will commence providing open access transmission service to Consumers' existing transmission customers, as well as all other eligible customers requesting transmission

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(8) Shortly after the filing of this Application, Michigan Transco will make a ministerial filing under FPA Section 205 seeking approval for Michigan Transco to provide service under its own OATT. The OATT filed for Michigan Transco will be virtually identical in all material aspects to Consumers' currently filed and FERC-approved OATT and will include the same OATT rates charged by Consumers. In addition, Michigan Transco will also make a similar ministerial filing under
Section 205 of the FPA to amend the JOATT between International Transmission Company (formerly Detroit Edison) and Consumers Energy.



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service from Michigan Transco, under the terms of the Michigan Transco OATT and/or JOATT. At that time, Consumers will become a transmission customer of Michigan Transco and take Network Integration Transmission Service under the Michigan Transco OATT or the JOATT. Consumers and Michigan Transco propose to accomplish this by entering a five-year Service Agreement for NITS substantially in the form of the service agreement attached as Exhibit H(2) hereto. The parties would agree that the service agreement would contain a fixed rate for transmission service that could not be increased by Michigan Transco. By recently enacted state law (2000 P.A. 141) Consumers' retail residential rates cannot be increased until at least January 1, 2006, and its retail commercial and industrial rates cannot be increased for varying periods extending until at least January 1, 2004. Thus, the fixed transmission rate is necessary to prevent Consumers from experiencing revenue loss as a result of the Transfer Transaction.

         Further, pursuant to the Operating Agreement, Michigan Transco will be obligated to make the Transmission System available to Consumers in order to allow Consumers to provide transmission service to its existing wholesale customers under agreements predating Order No. 888 ("Grandfathered Agreements").

         D.   FINANCIAL ASPECTS OF THE TRANSFER TRANSACTION

         As currently contemplated, the transfer of the Transmission Assets from Consumers to Michigan Transco will occur pursuant to the terms of the Transfer Agreement between Consumers and Michigan Transco. The overall proposed Transfer Transaction would proceed as follows: Michigan Transco, a Michigan corporation, is being created initially as a wholly-owed subsidiary of Consumers. Pursuant to the Transfer Agreement, Consumers will contribute and transfer to Michigan Transco the Transmission Assets in exchange for the common stock of Michigan Transco ("Transco

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Voting Securities") in a transaction designed to qualify as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended. The Transco Voting Securities will constitute 100 percent of the issued and outstanding common stock of Michigan Transco immediately following issuance. Simultaneously with and upon the exchange closing, Michigan Transco will assume the existing rights, obligations and liabilities of Consumers associated with the Transmission Assets and the conduct of Consumers' transmission business. As currently contemplated, the exchange will value the Transmission Assets (and the Transco Voting Securities) at the Transmission Assets' actual depreciated value ("Net Book Value") as of the closing date. A form of proposed Bill of Sale is included herewith as Exhibit H(4).

IV. COMMISSION'S PART 33 FILING REQUIREMENTS

     A.  APPLICANT'S NAME AND PRINCIPAL PLACE OF BUSINESS

         CONSUMERS ENERGY COMPANY

         Consumers is a Michigan corporation with its principal place of business at 212 W. Michigan Avenue, Jackson, Michigan, 49201

         MICHIGAN ELECTRIC TRANSMISSION COMPANY

         Michigan Transco will be constituted as a Michigan corporation with its initial principal place of business at 212 W. Michigan Avenue, Jackson, Michigan 49201.

     B. NAMES AND ADDRESSES OF THE PERSONS AUTHORIZED TO RECEIVE NOTICES AND COMMUNICATIONS WITH RESPECT TO THE APPLICATION


         Applicants respectfully request that notices, correspondence, and other communications concerning this Application be directed to the following persons:

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         William M. Lange, Esq.
         Assistant General Counsel
         Consumers Energy Company
         Special Counsel
         Michigan Electric Transmission Company
         Legal Department, Suite 100
         1016 16th Street, NW
         Washington, DC  20036
         (202) 293-5795 (telephone)
         (202) 293-5367 (facsimile)

         Robert M. Neustifter
         Attorney
         Consumers Energy Company
         Special Counsel
         Michigan Electric Transmission Company
         212 West Michigan Avenue
         Jackson, MI 49201
         (517) 788-2974 (telephone)
         (517) 788-0768 (facsimile)

         Applicants request that the foregoing persons be placed on the official service list for this proceeding.

     C.  DESIGNATION OF TERRITORIES SERVICED, BY COUNTIES AND STATES

         Applicants respectfully request waiver of the Commission's requirement in 18 C.F.R.ss. 33.2(c) that they designate territories served. In the recent Merger NOPR Filing, the Commission proposed to streamline applicants' filing responsibilities and "eliminate . . . unnecessary or inapplicable information requirements." See FERC Stats. & Regs. (Proposed Regulations) [Paragraph] 32,528 at 33,364. No franchises will be transferred as part of the Transfer Transaction and, thus, Consumers' retail service territory will not change. Accordingly, the Applicants respectfully submit that good cause exists to grant this request for waiver.


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     D.  DESCRIPTION OF JURISDICTIONAL FACILITIES

         CONSUMERS ENERGY COMPANY

         Consumers owns facilities for the production, transmission, and distribution of electric energy and power. Consumers also owns books and records and has on file with the Commission numerous agreements, rate schedules, and tariffs pursuant to which it provides transmission service at wholesale. The individual physical FERC-jurisdictional Transmission Assets that are the subject of this filing (listed in Attachment 1 hereto) generally consist of:

         (1) transmission lines and stations (including towers, poles, and conductors);

         (2)  transformers with voltage ratings of 120 kV and above;

         (3) generation tie lines from the transmission grid to the point of connection to generator step-up transformers;

         (4)  associated voltage control and power flow control devices;

         (5)  associated transmission substations;

         (6)  equipment spares for transmission facilities

         MICHIGAN ELECTRIC TRANSMISSION COMPANY

         Michigan Transco is special purpose subsidiary created for the purpose of acquiring a 100 percent ownership interest in the Transmission Assets. Michigan Transco does not currently own, operate, or control any facilities used for the generation, transmission, or distribution of electric energy and power. Upon consummation of the Transfer Transaction, Michigan Transco will acquire a direct 100 percent ownership interest in the Transmission Assets and will exercise operational authority over the Transmission System.

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     E.  DESCRIPTION OF TRANSACTION AND STATEMENT AS TO CONSIDERATION

         For a description of the proposed Transfer Transaction, see Section III.D., supra. The consideration for the Transfer Transaction will be an amount equal to the Net Book Value of the Transmission Assets. The estimated Net Book Value as of June 30, 2000 is quantified in Section IV.G, infra.

     F.  DESCRIPTION OF THE FACILITIES TO BE DISPOSED OF, CONSOLIDATED, OR
         MERGED

         As described elsewhere herein, Consumers will transfer to Michigan Transco the Transmission Assets listed in Attachment 1 hereto. The assets to be transferred also involve general and intangible plant assets associated with Consumers' transmission operations, including plant materials, inventory, and operating supplies. In addition, the Transmission Assets include all tariffs, service agreements, books, and records which will be necessary for Michigan Transco to provide transmission service under the terms of the Michigan Transco OATT and/or JOATT, and otherwise assume Consumers' rights and obligations as a transmission provider.

     G.  STATEMENT OF THE COST OF THE FACILITIES INVOLVED IN THE TRANSACTION


         A statement of the costs of the facilities subject to the Transfer Transaction is attached hereto in Attachment 2. As noted in Section III.D, supra, the "purchase price" for the Transmission Assets will be equal to Net Book Value of these facilities. As of June 30, 2000, the "purchase price" would have been approximately $247.4 million, composed of transmission plant in service (approximately $221.3 million), plus associated net intangible plant (approximately $0.7 million), plus materials and supplies inventory (approximately $6.9 million) plus associated construction work in progress (approximately $18.6 million). These values will be updated as of the closing date for the Transfer Transaction.

     H. STATEMENT AS TO THE EFFECT OF THE SALE OR TRANSFER UPON ANY CONTRACT FOR THE PURCHASE, SALE, OR INTERCHANGE OF ELECTRIC ENERGY

         The Transfer Transaction will have no direct impact on any contract for the purchase, sale, or interchange of electric energy. As discussed above, Consumers' wholesale transmission customers served under existing Grandfathered Agreements will have the right to continue receiving transmission service under these arrangements from Consumers. Furthermore, Consumers will be a transmission customer of Michigan Transco and will take Network Integration Transmission Service under Michigan Transco's OATT or the JOATT under a Service Agreement described in Section III. C, infra, substantially in the form attached as Exhibit H(2) Pursuant to the Transfer Transaction, Consumers' Transmission service agreements currently on file with the Commission under the OATT and JOATT will be transferred to Michigan Transco, which, in turn, will provide service under these agreements. An index of wholesale transmission customers served under Consumers' OATT and the JOATT is appended hereto as Attachment 3.

     I.  STATEMENT AS TO OTHER REQUIRED REGULATORY APPROVALS

         The following are the other regulatory approvals required in conjunction with the transfer of jurisdictional assets described in this Application.

CMS Energy Corporation and Consumers will require an order from the Securities and Exchange Commission for approval to acquire the securities of Michigan Transco pursuant to Section 9(a)(2) and 10 of the PUHCA, in order to consummate the Transfer Transaction.

Within six (6) months following the filing of the instant Application, Consumers must file an application for an order from the MPSC approving the proposed accounting treatment for the Transfer Transaction.

Consumers will file an application with the Commission under Part I of the Federal Power Act to remove certain transmission facilities from the license for the Ludington Pumped Storage Project so that it will not be necessary for Michigan Transco to be a licensee under Part I of the FPA.

         Consumers will make copies of the SEC application and the one it files with the MPSC available to the Commission reasonably contemporaneous with their filing. Consumers intends to make all of the above filings in the near future.

     J. FACTS SHOWING THAT THE PROPOSED TRANSACTIONS WILL BE CONSISTENT WITH THE PUBLIC INTEREST

         See Sections I., III., and V., infra.

     K.  BRIEF STATEMENT OF FRANCHISES HELD

         See Section IV.C., supra.

     L.  FORM OF NOTICE

         A form of notice suitable for publication in the Federal Register is attached to the transmittal letter accompanying this Application. In addition, an electronic version of this notice on a 3.5 inch computer diskette in WordPerfect format is enclosed with this filing.

     V.   THE TRANSFER TRANSACTION IS CONSISTENT WITH THE PUBLIC INTEREST

         The Transfer Transaction is consistent with the public interest and therefore should be approved under Section 203 of the FPA. It is will established that the Commission must approve the proposed transfer of the jurisdictional Transmission Assets if it finds that the Transfer Transaction "will be consistent with the public interest."(9)


--------
(9)  Section 203(a) of the FPA, 16 U.S.C. ss. 824b, states:
     No public utility shall sell,, lease, or otherwise dispose of . . . its facilities subject to the jurisdiction of the Commission . . . or by any means whatsoever, directly or indirectly merge or consolidate such facilities or any part thereof with those of any other person, or purchase, acquire, or take any security of any other public utility, without first having secured an order of the

                                                                     (Continued)

Moreover, Commission precedent is clear that, while a positive benefit need not be shown, the Applicants must demonstrate that the Transfer Transaction is consistent with the public interest. See Pacific Power and Light Company v. FPC, 111 F.2d 1014 (9th Cir., 1940). As demonstrated below, the Transfer Transaction is consistent with the public interest.

         A. THE PROPOSED TRANSFER TRANSACTION IS CONSISTENT WITH AND SUPERIOR TO THE COMMISSION'S FUNCTIONAL UNBUNDLING POLICY


                  In Order No.888, the Commission determined that functional unbundling of wholesale generation and transmission services is necessary to implement non-discriminatory open access transmission. In doing so, the Commission stopped short of requiring corporate unbundling. See Order No. 888 at 31,655-56. Rather, the Commission concluded that "functional unbundling of wholesale services is necessary to implement non-discriminatory, open access transmission and that corporate unbundling should not now be required." Id. at 31,655.

                  The Commission determined that three requirements are necessary to ensure that public utilities provide non-discriminatory service:
(1) a public utility must take transmission services (including ancillary services) for all of its new wholesale sales and purchases of energy under the same tariff of general applicability as do others; (2) a public utility must state separate rates for wholesale generation, transmission, and ancillary services; and (3) a public utility must rely on the same electronic information network that its transmission customers rely on to obtain information about its transmission system when buying or selling power. See Order No. 888 at 31,654.

--------------------------------------------------------------------------------
Commission authorizing it to do so . . . After notice and opportunity for hearing, if the Commission finds that the proposed disposition, consolidation, acquisition, or control will be consistent with the public interest, it shall approve the same.

                  While recognizing that these requirements gave public utilities an incentive to file fair and efficient rates, terms and conditions, the Commission concluded that functional unbundling would work only if strong standards of conduct are in place. Id. at 61,655. As noted in Section III.A.1, supra, the Commission encouraged utilities to explore whether corporate unbundling or other restructuring mechanisms may be appropriate in particular circumstances, and indicated that it would "accommodate other mechanisms that public utilities may submit, including voluntary corporate restructurings (e.g., ISOs, separate corporate divisions, divestiture, poolcos), to ensure that open access transmission occurs on a non-discriminatory basis." Id. at 31,656.

                  Although the Commission has not affirmatively required actual corporate separation of generation/distribution from transmission, Applicants propose to do exactly that, thereby accomplishing substantially more than what is currently required by Order No. 888 and its progeny. Indeed, the Transfer Transaction represents a significant step beyond functional unbundling. Moreover, as described elsewhere herein, the Transfer Transaction is the cornerstone of the Applicants' strategy for complying with Order No. 2000 and preparing to divest control of Michigan Transco and /or the Transmission Assets.

                  Specifically, Michigan Transco's acquisition and operation of the Transmission Assets from Consumers clearly surpasses the functional unbundling requirements of Order No. 888 by implementing a bright-line corporate separation between Consumers' current transmission business and its generation/distribution businesses. Upon consummation of the Transfer Transaction, Michigan Transco will be responsible for providing all open access transmission and ancillary services currently provided pursuant to the terms of Consumers' OATT, the JOATT and existing open access service agreements. Consumers' rights and obligations under the OATT and JOATT and all related service agreements with Consumers' open access transmission customers are being transferred to Michigan Transco via this filing, and will be re-filed by Michigan Transco under FPA Section 205 in a ministerial filing as described elsewhere herein. Consumers will, however, remain responsible for obtaining transmission service necessary to serve customers under the Grandfathered Agreements. Upon consummation of the Transfer Transaction, Consumers will become a Network Integration Transmission Service customer of Michigan Transco.

                  Michigan Transco will not engage in the electric power generation business, and will purchase ancillary services from Consumers at Commission-approved rates and from unaffiliated generators located both within and outside of the Michigan Transco control area. Michigan Transco will not own any facilities used to provide generation service. Furthermore, Michigan Transco will focus solely on efficiently and effectively operating, maintaining and, where necessary, expanding the Transmission System. As such, Michigan Transco will be particularly well situated to respond quickly to customer needs.

                  Accordingly, the Applicants respectfully submit that by transferring the Transmission Assets to an affiliated transmission-only company and requiring that Consumers (as a generation/distribution company) take transmission service under the Michigan Transco OATT or the JOATT, the Transfer Transaction clearly surpasses the Commission's functional unbundling policy and will facilitate the Applicants' compliance with Order No. 2000.

         B. THE TRANSFER TRANSACTION MEETS THE REQUIREMENTS OF THE COMMISSION'S MERGER POLICY STATEMENT

                  As noted above, it is well established that when reviewing a proposed transaction under Section 203 of the FPA, the Commission will undertake a public interest evaluation pursuant to the three-pronged test set forth in the Merger Policy Statement. FERC Stats. & Regs. (Regulations Preambles) at 30,116-25.10 Under this test, the Commission examines the proposed transaction's effect on competition, on rates, and on regulation. Id. The Applicants respectfully submit that the Transfer Transaction satisfies the public interest requirements set forth in the Commission's Merger Policy Statement as it: (1) will have a beneficial effect on competition in the electric generation market and no adverse impact whatsoever on the regulated transmission market; (2) will have a beneficial or neutral impact on rates; and (3) will have no negative impact on regulation at either the state or Federal level. Therefore, the Transfer Transaction should be approved by the Commission under FPA Section 203.

                  1.       COMPETITION WILL BE UNAFFECTED OR ENHANCED

                  In the recent Merger Filing NOPR, the Commission noted that its "competitive concern in any type of merger involving jurisdictional electric utilities is whether the merger will result in higher prices or reduced output in electricity markets." FERC Stats. & Regs. (Proposed Regulations) [Paragraph] 32,528 at 33,365. To evaluate this concern, the Merger Policy Statement sets forth specific questions which parties are required to address in order to determine whether a proposed transaction is "consistent with the public interest." The fundamental inquiry is:


----------------
10 See also WP&L, 90 FERC at 62,148; WEPCO, 90 FERC at 62,144.

                  Does the merger substantially reduce the alternatives available to buyers of a product or service, relative to those existing prior to the merger, and will reduction in the alternatives reduce substantially the degree of competition in the market?

                  The Applicants have not submitted a competitive screen analysis because of the nature of the transaction proposed in this Application. The Commission did not require such a competitive screen analysis in FirstEnergy or DTE Energy. See 89 FERC [Paragraph] 61,090 at 61,259 and 91 FERC [Paragraph] 61,317 at 5 (mimeo). By engaging in the proposed Transfer Transaction, the Applicants merely seek to implement a clearly defined corporate separation between Consumers' generation/distribution and transmission businesses. As proposed herein, the Transmission Assets currently owned, operated, and controlled by Consumers will be transferred to Michigan Transco, an affiliated transmission company, as the first step in preparing to divest control of Michigan Transco and/or the Transmission Assets from Consumers.

                  Neither Consumers, nor Michigan Transco propose to merge with any other entity in the instant Application. This transaction does not involve any concentration of utility or other generation capacity and is designed to lead to an even more substantial separation of Consumers' transmission from its other utility businesses. Upon completion of the Transfer Transaction, Consumers will no longer own, operate, or control facilities used to transmit electric energy in interstate commerce. The proposed Transfer Transaction affects only Consumers' ownership of the Transmission Assets; it will not alter generation facility ownership or control. Accordingly, the Applicants submit that many of the concerns that the Commission may have regarding vertical market power will be severely diminished and ultimately eradicated.

                  Accordingly, the Applicants respectfully submit that the Transfer Transaction will have a positive effect upon competition in the State of Michigan and the entire Great Lakes region.

                  2.       RATES WILL BE UNAFFECTED BY THE TRANSFER TRANSACTION

                  The Transfer Transaction will have no impact on the wholesale power rates charged by Consumers. In addition, approval of the Transfer Transaction will have no impact on the rates charged to the current open access transmission customers of Consumers who will become transmission customers of the new, subsidiary company, Michigan Transco. Specifically, because the Transfer Transaction will not result in any change in the rates for transmission service currently paid by customers under Consumers' OATT and JOATT, ratepayers will be unharmed by the Transfer Transaction.

                  Further, the rates presently charged for generation-based ancillary services by Consumers will remain unchanged by the Transfer Transaction. As contemplated, Michigan Transco will procure and offer to transmission customers ancillary services purchased on a competitive basis at Commission-approved rates from Consumers or from third party suppliers.

                  Since Michigan Transco's transmission and ancillary service rates will remain unchanged from their current levels, and Michigan Transco is free to purchase ancillary services from third-party suppliers where technically feasible and services are cheaper, rates for transmission service, and ancillary services will be unaffected by the Transfer Transaction.

                  3.       THERE WILL BE NO ADVERSE EFFECT ON REGULATION

                  Under the Merger Policy Statement, the Commission requires parties to evaluate the effect on regulation of a merger or other proposed transaction both at the federal and state level. The Commission has indicated that it may set a Section 203 application for hearing if: (1) the merged entity would be part of a registered holding company and the applicants do not commit to abide by the Commission's policies on the pricing of non-power goods and services between affiliates: or (2) the affected state commissions do not have authority to act on the transaction. See FERC Stats. & Regs. (Regulation Preambles) [Paragraph] 31,044 at 30,124-125. Neither of these concerns is raised by this Application.

                  For the following reasons, the Transfer Transaction will not have any adverse impact on federal regulation. First, Consumers, the seller of the assets, will continue to be fully subject to Commission regulation with respect to all wholesale sales, as well as services provided to its customers under Grandfathered Agreements. Second, the transfer of the Transmission Assets from Consumers to Michigan Transco will not result in the formation of a registered holding company, but will result in a public utility fully subject to the jurisdiction of the Commission under Part II of the FPA. Accordingly, there should be no concern over the Commission's ability to regulate effectively after the Transfer Transaction is consummated.

                  With regard to "affected state commissions," the Merger Policy Statement reflects the Commission's concerns that state regulators should not be divested of the authority to act on mergers of traditional vertically integrated utilities with captive retail (as well as wholesale) customers. The Transfer Transaction does not involve a merger of vertically integrated utilities. Upon consummation of the Transfer Transaction,

Consumers will continue to be subject fully to the jurisdiction of the MPSC with respect to the retail rates charged, either as a provider of bundled electricity or as a provider of electric distribution service for unbundled retail electricity sales.

VI. LIST OF EXHIBITS REQUIRED BY PART 33 OF THE COMMISSION'S REGULATIONS 18 C.F.R.SS.33.3

         Accompanying this application are the following Exhibits as required by the Commission's Regulations:

Exhibit A         Corporate Resolutions .

Exhibit B         Statement Of The Measure Of Control or Ownership.

Exhibit C         Balance Sheets.

Exhibit D         Statement Of Contingent Liabilities.

Exhibit E         Income Statement.

Exhibit F         Analysis Of Retained Earnings.

Exhibit G         Related Applications.

Exhibit H         Contracts Relating To Transfer Of Transmission
                  Assets--Operating Agreement, Transmission Service Agreement,
                  Easement Agreement, and Bill of Sale.

Exhibit I         Map Showing Proposed Transferred Facilities.

These Exhibits follow Attachments 1-3 to the application.

VII.     REQUEST FOR AN EFFECTIVE DATE

                  Applicants respectfully request that the Commission approve this Application by no later than December 1, 2000, in order to facilitate a February 1, 2001 closing of the Transfer Transaction. To that end, the Applicants request a shortened notice period for this filing.

VIII.    CONCLUSION

                  Consumers and Michigan Transco respectfully request that the Commission expeditiously authorize the transfer from Consumers to Michigan Transco of the Transmission Assets proposed herein under the terms and condition set forth in this Application.


                                     Respectfully submitted,

                                     CONSUMERS ENERGY COMPANY

                                     MICHIGAN ELECTRIC TRANSMISSION
                                        COMPANY

                                     By: /s/ William M. Lange
                                        ---------------------------------
                                        William M. Lange
                                        Assistant General Counsel
                                        Consumers Energy Company
                                        Special Counsel
                                        Michigan Electric Transmission Company
                                        1016 16th Street, N.W., Suite 100
                                        Washington, D.C. 20036
                                        Telephone:  (202) 293-5795
                                        Facsimile:  (202) 293-5367

                                        Robert M. Neustifter
                                        Attorney
                                        Consumers Energy Company
                                        Special Counsel
                                        Michigan Electric Transmission Company
                                        212 West Michigan Avenue
                                        Jackson, MI 49201
                                        Telephone:  (517) 788-2974
                                        Facsimile:  (517) 788-0768
Dated:  October 13, 2000

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

Consumers Energy Company                    )
Michigan Electric Transmission Company      )       Docket No. EC01-    -000
                                            )
--------------------------------------------



                                  VERIFICATION

STATE OF MICHIGAN   )
                    )SS
COUNTY OF JACKSON   )

                David W. Joos, first being duly sworn, deposes and states that he is a representative legally authorized to bind Consumers Energy Company and Michigan Electric Transmission Company; that he has read the attached Application; that he knows the contents thereof; and that the statements therein pertaining to Consumers Energy Company and Michigan Electric Transmission Company are true and correct to the best of his knowledge, information, and belief.

                                        /s/ David W. Joos
                                        ---------------------------------
                                                  David W. Joos

               Subscribed and sworn to before me this 13th day of October, 2000.



                                        /s/ Barbara L. Morris
                                        ---------------------------------
                                        Barbara L. Morris
                                        Notary Public, Jackson County, Michigan
                                        My Commission Expires: 12/22/2001

                                   STATEMENT

The verification to which this statement is attached was signed by someone other than the person who signed the application being verified. This was done to allow the application to be signed in Washington, DC, some distance from Mr. Joos' offices, to facilitate the assembly and filing of the application and exhibits.

This statement is being provided pursuant to 18 CFR Section 385.2005(b)(2).

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

Consumers Energy Company                 )    Docket No. EC01-      -000
Michigan Electric Transmission Company   )


                                NOTICE OF FILING


                               (          , 2000)

              Take notice that on October 13, 2000, Consumers Energy Company ("Consumers") and Michigan Electric Transmission Company ("Michigan Transco") (collectively, "Applicants"), tendered for filing an application ("the Application") under Section 203 of the Federal Power Act petitioning the Commission for all authorizations necessary for Consumers to transfer 100% ownership interest in all of its electric transmission assets and for Michigan Transco to acquire and operate the same.

              The Applicants state that the proposed transfer of facilities to Michigan Transco, a wholly owned subsidiary of Consumers, is the first step in Consumers' plan to transfer control of or to divest itself of ownership, operation and control of its transmission assets to an unaffiliated third party. The application states that regardless of whether Consumers chooses to divest its transmission system or transfer control of it to an RTO, Consumers chooses to divest its transmission system or transfer control of it to an RTO, Consumers' current plan is to remain in the business of generating and distributing electric energy to retail customers.

              The proposed transfer would have no impact on existing transmission rates charged by Consumers, according to the Applicants. The Application states that it has been served on the Michigan Public Service Commission, Consumers' wholesale electric customers and other potentially effected parties.

              The Applicants seek Commission approval by December 1, 2000.

              Any person desiring to be heard or to protest such filing should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, DC 20426, in accordance with Rules 211 and 214 of the Commission's Rules of Practice and Procedure (18 C.F.R. 385.211 and 385.214). All such motions and protests should be filed on
or before      , 2000.  Protests will be considered by the Commission to
determine the appropriate action to be taken, but will not serve to make protestants parties to the proceedings. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection. This filing may also be viewed on the Internet at http://www.ferc.fed.us/online/rims.htm (call 202-208-2222 for assistance).



                               David P. Boergers
                                   Secretary

                             CERTIFICATE OF SERVICE

     I hereby certify that I have caused the foregoing application of Consumers Energy Company and Michigan Electric Transmission Company to be served this day upon the following parties:

     Alpena Power Company                  Bay City Electric Light & Power
     310 North Second Avenue               900 South Water Street
     Alpena, MI  49707                     Bay City, MI  48708

     Chelsea Electric Department           City of Eaton Rapids, Michigan
     104 East Middle Street                200 South Main Street
     Chelsea, MI  48118                    Eaton Rapids, MI  48827

     The Detroit Edison Company            Edison Sault Electric Company
     2000 Second Avenue                    725 E. Portage Avenue
     Detroit, MI  48226                    Sault Ste. Marie, MI  49783

     Hart Hydro Electric                   Holland Board of Public Works
     407 State Street                      625 Hastings Avenue
     Hart, MI  49420                       Holland, MI  49423

     Indiana Michigan Power Company        Michigan Municipal Cooperative
     One Summit Square                     Coordinated Pool
     P.O. Box 60                           809 Centennial Way
     Fort Wayne, IN  46801                 Lansing, MI  48917

     Michigan Public Service Commission    Michigan South Central Power
     6545 Mercantile Way                      Agency
     P.O. Box 30221                        P.O. Box 62
     Lansing, MI  48909                    720 Herring Road
                                           Litchfield, MI  49252

     Midwest Energy Cooperative            Northern Indiana Public Service Co.
     901 E. State St.                      5265 Hohman Avenue
     P.O. Box 127                          Hammond, IN  46320-1775
     Cassopolis, MI  49031

     Portland Light and Power Board        St. Louis Municipal Electric
     259 Kent Street                       108 W. Saginaw
     Portland, MI  48875                   St. Louis, MI  48880

     The Toledo Edison Company             Wolverine Power Supply
     300 Madison Street                      Cooperative, Inc.
     Toledo, OH  43652                     10125 West Watergate Rd.
                                           P.O. Box 229
                                           Cadillac, MI  49601-0229


     Dated at Washington, DC, this 13th day of October, 2000.

                                              /s/   William M. Lange
                                            -------------------------------
                                                    William M. Lange

                                  ATTACHMENT 1


Electric Transmission Plant in Service                                 4 Pages
(Excluding Land and Land Right of Way

Electric Transmission Intangible Plant                                 1 Page

Electric Transmission Plant Construction Work in Progress              1 Page
Plant Closings, and Plant Retirements
(excluding Land and Land Right of Way)

Electric Transmission Materials and Supplies Inventory                 1 Page

Electric Transmission Plant Land Cost and Lease Payment Calculation    1 Page

                            Consumers Energy Company
         Electric Transmission Plant in Service Excluding Land and R/W
                            As of December 31, 1999


                                                                                                                  Percent
Group       Location Description             Location           KV Rating                  Total Location Cost  Transmission
----------------------------------------------------------------------------------------------------------------------------------
LINES     345 KV TRAINING FACILITY            131998          Training Facilities                  $36,043.16     100.00%
LINES     ARGENTA - PONTIAC AND WAYNE         131311          345 KV                           $11,383,935.34     100.00%
LINES     ARGENTA-TALLMADGE&KENOWA            131312          345 KV                            $6,593,897.54     100.00%
LINES     ARGNTA-ROBINSON PARK&TW BRANCH      131313          345 KV                            $4,601,411.78     100.00%
LINES     BAT CK-JACKSON-LANSING-138KV        131004          138 KV                            $3,072,225.78      78.09%
LINES     CAMBEL-GD RAPS BATL CK 138KV        131122          138 KV                           $11,438,865.83      72.78%
LINES     CAMPBELL PLANT TO 345KV SUB         131604          345 KV                              $794,927.52     100.00%
LINES     CAMPBELL PLANTS TO 138KV SUB        131503          138 KV                               $64,802.24     100.00%
LINES     CLAREMONT-MANNING 138 KV            131125          138 KV                              $874,851.00      88.95%
LINES     COBB-BLACK RIVER 138KV              131087          138 KV                            $3,907,347.99      97.15%
LINES     COBB-HOOKER 138KV                   131100          138 KV                            $2,609,247.59      76.39%
LINES     COLDWATER-BATAVIA 138KV             131124          138 KV                            $2,433,149.75     100.00%
LINES     TEST FACILITY MIDLAND               131997          Training Facilities                   $3,715.31     100.00%
LINES     CROTON-MUSK-GR RAPIDS 138KV         131003          138 KV                            $4,095,768.40      87.77%
LINES     FLINT-BATTLE CREEK 138KV            131061          138 KV                            $8,221,989.56      83.80%
LINES     FLINT-HEMPL-DET EDISON 120KV        131073          120 KV                              $154,378.32     100.00%
LINES     GR RAPIDS KAZOO BAT CK 138KV        131008          138 KV                           $10,033,430.11      76.81%
LINES     HARDY-GRAND RAPIDS 138KV            131002          138 KV                            $6,034,495.86      80.40%
LINES     HIGGINS-MIO-GAYLORD 138KV           131085          138 KV                            $6,124,751.53      63.45%
LINES     HODENPYL-CROTON 138KV               131001          138 KV                            $3,265,695.21      51.54%
LINES     HODENPYL-TRAVERSE CITY 138KV        131090          138 KV                              $335,968.60     100.00%
LINES     JACKSON-MANCHESTER 138KV            131010          138 KV                            $1,182,002.48      37.67%
LINES     JACKSON-WHITING 138KV               131017          138 KV                            $4,883,182.79      69.22%
LINES     JACKSON-WHITING 138KV               131084          138 KV                            $1,620,398.27      78.57%
LINES     KARN-FLINT 138KV                    131117          138 KV                            $6,641,923.11     100.00%
LINES     KENOWA - THETFORD                   131316          345 KV                           $16,199,017.20     100.00%
LINES     KEYSTONE - LIVINGSTON               131308          345 KV                            $3,770,896.34     100.00%
LINES     LANSING-FLINT G-7 138KV             131067          138 KV                            $3,290,677.80      59.72%
LINES     LIVINGSTON - TITTABAWASSEE          131318          345 KV                            $9,146,425.38     100.00%
LINES     LUD KEYSTN ON STE SHRD,NON-PRJ      131301          345 KV                              $557,537.95     100.00%
LINES     LUD-KENWA OFF STE-SHRD,PROJECT      131304          345 KV                            $8,741,464.95     100.00%
LINES     LUD-KENWA ON SITE-SHRD,PROJECT      131303          345 KV                              $421,020.28     100.00%
LINES     LUD-KEYSTN OFF STE-SHRD NON PJ      131307          345 KV                            $7,417,084.87     100.00%
LINES     LUD-TALMDGE OFF STE-SHRD NONPJ      131305          345 KV                           $10,643,484.06     100.00%
LINES     LUD-TALMDGE ON STE-SHRD NON PJ      131302          345 KV                              $385,658.08     100.00%
LINES     LULU-ALLEN JUNCTION                 131319          345 KV                            $1,288,915.76     100.00%
LINES     MAJESTIC-BLACKFOOT 345KV            131321          345 KV                           $23,095,083.26     100.00%
LINES     MIO-ROCKPORT 138KV                  131103          138 KV                            $3,059,824.32      94.77%
LINES     MIO-SAGINAW 138KV                   131005          138 KV                            $5,870,466.17      89.22%
LINES     MONROE - LEMOYNE AND FOSTORIA       131315          345 KV                            $1,987,313.83     100.00%
LINES     MORROW-BLACKSTONE Q-17 138KV        131074          138 KV                            $5,463,718.32      78.34%
LINES     MORROW-WEALTHY V-22 138KV           131068          138 KV                            $1,523,234.69      65.10%
LINES     MUSKEGON-GRAND RAPIDS 138KV         131106          138 KV                              $767,535.66     100.00%
LINES     PALISADES - ARGENTA                 131309          345 KV                            $4,608,645.34     100.00%
LINES     PALISADES - PALISADE JCT            131310          345 KV                              $245,489.20     100.00%
LINES     SAG RIVER-EDENVILE ALMA 138KV       131006          138 KV                            $9,532,883.25      84.47%
LINES     SAG RIVR-OWOSSO P-16 138KV          131077          138 KV                            $8,270,192.70      75.75%
LINES     SO WEST MARSHALL TRAIN FAC          131999          Training Facilities                 $160,123.26     100.00%
LINES     TALMDGE-PALSDES-SHRD,NON-PROJ       131306          345 KV                           $18,022,443.97     100.00%
LINES     THETFORD-ST CLAIR&PONTIAC           131314          345 KV                              $797,870.45     100.00%
LINES     TITTABAWASSEE - THETFORD            131317          345 KV                           $22,887,387.87     100.00%
LINES     TRAVERSE CITY-GAYLORD 138KV         131114          138 KV                            $3,996,010.44      47.80%
LINES     VERONA-BATAVIA 138KV                131083          138 KV                            $1,281,812.97     100.00%
LINES     WEADOCK-BULLOCK 138KV               131098          138 KV                            $2,297,456.86      79.62%
LINES     WEADOCK-FLINT 138KV                 131060          138 KV                            $5,935,102.90      96.70%
LINES     WHITIN-DET EDSON-MONROE 120KV       131092          120 KV                              $329,504.45     100.00%
                                                                                            -----------------  ---------
LINES TOTAL                                                                                   $262,402,687.04      93.64%
                                                                                            =================  =========



                                             Transmission        Transmission               Net
Group       Location Description            Original Cost        Depr Reserve           Transmission
----------------------------------------------------------------------------------------------------
LINES     345 KV TRAINING FACILITY            $36,043.16          $25,058.58            $10,984.58
LINES     ARGENTA - PONTIAC AND WAYNE     $11,383,935.34       $6,483,301.09         $4,900,634.25
LINES     ARGENTA-TALLMADGE&KENOWA         $6,593,897.54       $4,221,825.19         $2,372,072.35
LINES     ARGNTA-ROBINSON PARK&TW BRANCH   $4,601,411.78       $2,543,713.66         $2,057,698.12
LINES     BAT CK-JACKSON-LANSING-138KV     $2,398,956.39       $1,015,282.43         $1,383,673.96
LINES     CAMBEL-GD RAPS BATL CK 138KV     $8,325,041.08       $3,980,435.42         $4,344,605.66
LINES     CAMPBELL PLANT TO 345KV SUB        $794,927.52         $264,402.88           $530,524.64
LINES     CAMPBELL PLANTS TO 138KV SUB        $64,802.24          $39,743.53            $25,058.71
LINES     CLAREMONT-MANNING 138 KV           $778,198.47         $197,752.97           $580,445.50
LINES     COBB-BLACK RIVER 138KV           $3,796,140.69       $2,490,052.29         $1,306,088.40
LINES     COBB-HOOKER 138KV                $1,993,250.80       $1,391,913.14           $601,337.66
LINES     COLDWATER-BATAVIA 138KV          $2,433,149.75         $886,453.96         $1,546,695.79
LINES     TEST FACILITY MIDLAND                $3,715.31           $2,364.88             $1,350.43
LINES     CROTON-MUSK-GR RAPIDS 138KV      $3,594,902.13       $2,715,183.08           $879,719.05
LINES     FLINT-BATTLE CREEK 138KV         $6,890,436.26       $2,968,343.52         $3,922,092.74
LINES     FLINT-HEMPL-DET EDISON 120KV       $154,378.32         $131,486.63            $22,891.69
LINES     GR RAPIDS KAZOO BAT CK 138KV     $7,706,619.69       $4,853,477.71         $2,853,141.98
LINES     HARDY-GRAND RAPIDS 138KV         $4,851,550.76       $2,664,783.34         $2,186,767.42
LINES     HIGGINS-MIO-GAYLORD 138KV        $3,886,415.15       $2,090,452.42         $1,795,962.73
LINES     HODENPYL-CROTON 138KV            $1,683,248.98       $1,385,778.96           $297,470.02
LINES     HODENPYL-TRAVERSE CITY 138KV       $335,968.60         $239,899.54            $96,069.06
LINES     JACKSON-MANCHESTER 138KV           $445,217.53         $319,499.34           $125,718.19
LINES     JACKSON-WHITING 138KV            $3,380,120.23       $2,546,755.58           $833,364.65
LINES     JACKSON-WHITING 138KV            $1,273,225.60         $888,656.70           $384,568.90
LINES     KARN-FLINT 138KV                 $6,641,923.11       $5,119,176.40         $1,522,746.71
LINES     KENOWA - THETFORD               $16,199,017.20       $9,506,346.24         $6,692,670.96
LINES     KEYSTONE - LIVINGSTON            $3,770,896.34       $2,094,801.61         $1,676,094.73
LINES     LANSING-FLINT G-7 138KV          $1,965,225.59       $1,165,413.08           $799,812.51
LINES     LIVINGSTON - TITTABAWASSEE       $9,146,425.38       $5,170,018.22         $3,976,407.16
LINES     LUD KEYSTN ON STE SHRD,NON-PRJ     $557,537.95         $313,295.81           $244,242.14
LINES     LUD-KENWA OFF STE-SHRD,PROJECT   $8,741,464.95       $5,313,055.91         $3,428,409.04
LINES     LUD-KENWA ON SITE-SHRD,PROJECT     $421,020.28         $250,751.04           $170,269.24
LINES     LUD-KEYSTN OFF STE-SHRD NON PJ   $7,417,084.87       $4,037,781.09         $3,379,303.78
LINES     LUD-TALMDGE OFF STE-SHRD NONPJ  $10,643,484.06       $5,800,690.76         $4,842,793.30
LINES     LUD-TALMDGE ON STE-SHRD NON PJ     $385,658.08         $234,396.44           $151,261.64
LINES     LULU-ALLEN JUNCTION              $1,288,915.76         $749,470.71           $539,445.05
LINES     MAJESTIC-BLACKFOOT 345KV        $23,095,083.26      $10,219,878.38        $12,875,204.88
LINES     MIO-ROCKPORT 138KV               $2,899,932.58       $1,965,240.78           $934,691.80
LINES     MIO-SAGINAW 138KV                $5,237,648.03       $3,301,912.28         $1,935,735.75
LINES     MONROE - LEMOYNE AND FOSTORIA    $1,987,313.83       $1,374,304.47           $613,009.36
LINES     MORROW-BLACKSTONE Q-17 138KV     $4,280,204.53       $2,552,718.87         $1,727,485.66
LINES     MORROW-WEALTHY V-22 138KV          $991,600.55         $618,805.53           $372,795.02
LINES     MUSKEGON-GRAND RAPIDS 138KV        $767,535.66         $651,871.55           $115,664.11
LINES     PALISADES - ARGENTA              $4,608,645.34       $3,117,086.60         $1,491,558.74
LINES     PALISADES - PALISADE JCT           $245,489.20         $173,445.94            $72,043.26
LINES     SAG RIVER-EDENVILE ALMA 138KV    $8,052,554.84       $3,168,626.85         $4,883,927.99
LINES     SAG RIVR-OWOSSO P-16 138KV       $6,264,709.45       $4,039,795.06         $2,224,914.39
LINES     SO WEST MARSHALL TRAIN FAC         $160,123.26          $72,979.12            $87,144.14
LINES     TALMDGE-PALSDES-SHRD,NON-PROJ   $18,022,443.97       $8,214,086.48         $9,808,357.49
LINES     THETFORD-ST CLAIR&PONTIAC          $797,870.45         $510,254.58           $287,615.87
LINES     TITTABAWASSEE - THETFORD        $22,887,387.87      $12,499,657.83        $10,387,730.04
LINES     TRAVERSE CITY-GAYLORD 138KV      $1,910,199.75       $1,205,573.73           $704,626.02
LINES     VERONA-BATAVIA 138KV             $1,281,812.97         $602,076.61           $679,736.36
LINES     WEADOCK-BULLOCK 138KV            $1,829,257.69       $1,308,063.18           $521,194.51
LINES     WEADOCK-FLINT 138KV              $5,739,399.55       $4,212,986.33         $1,526,413.22
LINES     WHITIN-DET EDSON-MONROE 120KV      $329,504.45         $234,946.74            $94,557.71
                                         ---------------     ---------------       ---------------
LINES TOTAL                              $265,912,324.12     $144,146,125.34       $111,636,798.05
                                         ===============     ===============       ===============


                            Consumers Energy Company
          Electric Transmission Plant in Service Excluding Land and R/W
                             As of December 31, 1999



                                                                                                                  Percent
Group       Location Description              Location           KV Rating                  Total Location Cost  Transmission
----------------------------------------------------------------------------------------------------------------------------------

SUBS      AIRPORT SUB                         135220          138 KV                               $26,548.77     100.00%
SUBS      ALBA TIE SUBSTATION                 135093          138 KV                               $22,513.06      66.90%
SUBS      ALPENA SUBSTATION                   135058          138 KV                            $1,458,077.36      94.22%

SUBS      ARGENTA SUBSTATION                  135133          138 KV                           $13,485,900.57      10.33%
SUBS      ARGENTA SUBSTATION                  135133          345 KV                           $13,485,900.57      44.68%
SUBS      ARGENTA SUBSTATION                  135133          345/138 KV                       $13,485,900.57      40.54%
                                              135133 TOTAL                                     $13,485,900.57      95.54%

SUBS      BARD ROAD SUBSTATION                145159          138 KV                            $1,545,038.87      72.84%
SUBS      BARTON LAKE SUB (NIPSCO)            135214          138 KV                               $11,803.16     100.00%
SUBS      BATAVIA SUBSTATION                  145002          138 KV                            $1,688,556.06      47.64%

SUBS      BATTLE CREEK SUB                    135177          138 KV                            $5,754,182.95       6.21%
SUBS      BATTLE CREEK SUB                    135177          345 KV                            $5,754,182.95      68.38%
SUBS      BATTLE CREEK SUB                    135177          345/138 KV                        $5,754,182.95      24.17%
                                              135177 TOTAL                                      $5,754,182.95      98.76%

SUBS      BEALS ROAD SUBSTATION               145021          138 KV                            $5,551,444.26      20.86%
SUBS      BEECHER SUBSTATION                  145001          138 KV                            $4,628,089.03      18.84%
SUBS      BLACK RIVER SUBSTATION              145050          138 KV                            $2,913,900.49      19.39%
SUBS      BLACKSTONE SUBSTATION               145027          138 KV                            $3,342,049.08      49.59%
SUBS      BLENDON SUB                         135185          138 KV                                $6,496.28     100.00%
SUBS      BRADLEY SUB                         135236          138 KV                                  $244.74     100.00%
SUBS      BULLOCK SUBSTATION                  145028          138 KV                            $3,143,433.99      29.19%
SUBS      CAMPBELL 138KV SUB-SHARED           135228          138 KV                              $338,026.35      56.61%

SUBS      CAMPBELL 138KV SUB-UNSHARED         135227          138 KV                            $5,135,652.96      15.32%
SUBS      CAMPBELL 138KV SUB-UNSHARED         135227          345/138 KV                        $5,135,652.96      69.71%
                                              135227 TOTAL                                      $5,135,652.96      85.02%

SUBS      CAMPBELL 345KV SUB-SHARED           135218          345 KV                            $2,457,922.89     100.00%
SUBS      CAMPBELL 345KV SUB-UNSHARED         135226          345 KV                            $1,736,775.68     100.00%
SUBS      CLAREMONT SUBSTATION                145008          138 KV                            $4,375,145.00      53.49%
SUBS      CLINTON SUB-D.E                     135225          345 KV                               $60,143.10     100.00%
SUBS      COBB B C STEAM PLANT                111002          138 KV                            $7,481,902.69      21.03%
SUBS      COLDWATER 138KV (MSCPA)             135221          138 KV                               $57,321.54     100.00%
SUBS      CORNELL SUBSTATION                  145051          138 KV                            $2,093,441.23      52.24%
SUBS      CROTON SUBSTATION                   145010          138 KV                            $1,871,785.39      30.48%
SUBS      DELHI SUBSTATION                    145011          138 KV                            $2,976,290.53      45.38%
SUBS      DORT SUBSTATION                     145012          138 KV                            $3,428,015.61      40.87%
SUBS      EMMET SUBSTATION                    145087          138 KV                            $1,842,092.21      37.93%
SUBS      FOUR MILE SUBSTATION                145019          138 KV                            $5,311,684.05      19.23%

SUBS      GAINES SUBSTATION                   135246          138 KV                            $7,276,602.26      29.75%
SUBS      GAINES SUBSTATION                   135246          345/138 KV                        $7,276,602.26      70.25%
                                              135246 TOTAL                                      $7,276,602.26     100.00%

SUBS      GALLAGHER SUB                       135191          138 KV                            $2,801,425.98      13.16%
SUBS      GALLAGHER SUB                       135191          345 KV                            $2,801,425.98      15.81%
SUBS      GALLAGHER SUB                       135191          345/138 KV                        $2,801,425.98      66.64%
                                              135191 TOTAL                                      $2,801,425.98      95.61%

SUBS      GARFIELD AVENUE SUBSTATION          145017          138 KV                            $3,422,113.03      34.60%

SUBS      GOSS SUB                            135184          138 KV                            $4,692,482.14       9.90%
SUBS      GOSS SUB                            135184          345 KV                            $4,692,482.14      36.69%




                                          Transmission         Transmission               Net
Group       Location Description          Original Cost        Depr Reserve           Transmission
---------------------------------------------------------------------------------------------------
SUBS      AIRPORT SUB                      $26,548.77           $7,420.04            $19,128.73
SUBS      ALBA TIE SUBSTATION              $15,061.99           $5,133.82             $9,928.17
SUBS      ALPENA SUBSTATION             $1,373,819.17         $423,944.43           $949,874.74

SUBS      ARGENTA SUBSTATION            $1,393,369.83         $557,954.65           $835,415.18
SUBS      ARGENTA SUBSTATION            $6,024,911.78       $2,415,553.41         $3,609,358.37
SUBS      ARGENTA SUBSTATION            $5,466,513.67       $1,642,803.66         $3,823,710.01
                                       $12,884,795.28       $4,616,311.72         $8,268,483.56

SUBS      BARD ROAD SUBSTATION          $1,125,470.70         $325,765.44           $799,705.26
SUBS      BARTON LAKE SUB (NIPSCO)         $11,803.16           $4,481.07             $7,322.09
SUBS      BATAVIA SUBSTATION              $804,441.62         $283,971.77           $520,469.85

SUBS      BATTLE CREEK SUB                $357,149.23         $152,390.92           $204,758.31
SUBS      BATTLE CREEK SUB              $3,934,665.39         $816,352.91         $3,118,312.48
SUBS      BATTLE CREEK SUB              $1,390,938.49         $593,495.31           $797,443.18
                                        $5,682,753.10       $1,562,239.14         $4,120,513.97

SUBS      BEALS ROAD SUBSTATION         $1,158,297.25         $439,366.92           $718,930.33
SUBS      BEECHER SUBSTATION              $871,827.94         $259,230.23           $612,597.71
SUBS      BLACK RIVER SUBSTATION          $565,058.10         $209,326.63           $355,731.47
SUBS      BLACKSTONE SUBSTATION         $1,657,259.05         $723,234.14           $934,024.91
SUBS      BLENDON SUB                       $6,496.28           $2,576.13             $3,920.15
SUBS      BRADLEY SUB                         $244.74            ($136.22)              $380.96
SUBS      BULLOCK SUBSTATION              $917,649.73         $308,362.01           $609,287.73
SUBS      CAMPBELL 138KV SUB-SHARED       $191,343.28          $72,003.93           $119,339.34

SUBS      CAMPBELL 138KV SUB-UNSHARED     $786,672.73         $339,904.03           $446,768.70
SUBS      CAMPBELL 138KV SUB-UNSHARED   $3,579,876.53         $735,700.31         $2,844,176.22
                                        $4,366,549.26       $1,075,604.34         $3,290,944.92

SUBS      CAMPBELL 345KV SUB-SHARED     $2,457,922.89         $916,671.10         $1,541,251.79
SUBS      CAMPBELL 345KV SUB-UNSHARED   $1,736,775.68         $460,558.62         $1,276,217.05
SUBS      CLAREMONT SUBSTATION          $2,340,224.80         $835,581.99         $1,504,642.82
SUBS      CLINTON SUB-D.E                  $60,143.10          $16,424.72            $43,718.38
SUBS      COBB B C STEAM PLANT          $1,573,665.51         $566,932.53         $1,006,732.99
SUBS      COLDWATER 138KV (MSCPA)          $57,321.54          $14,722.85            $42,598.69
SUBS      CORNELL SUBSTATION            $1,093,629.91         $547,297.81           $546,332.11
SUBS      CROTON SUBSTATION               $570,540.33         $256,949.24           $313,591.09
SUBS      DELHI SUBSTATION              $1,350,586.34         $526,489.84           $824,096.50
SUBS      DORT SUBSTATION               $1,400,936.71         $594,047.75           $806,888.97
SUBS      EMMET SUBSTATION                $698,763.09         $279,982.85           $418,780.24
SUBS      FOUR MILE SUBSTATION          $1,021,456.91         $388,070.95           $633,385.96

SUBS      GAINES SUBSTATION             $2,164,902.35         $138,745.90         $2,026,156.45
SUBS      GAINES SUBSTATION             $5,111,699.92         $216,233.77         $4,895,466.14
                                        $7,276,602.26         $354,979.67         $6,921,622.59

SUBS      GALLAGHER SUB                   $368,694.48         $140,269.90           $228,424.58
SUBS      GALLAGHER SUB                   $442,827.62         $168,098.78           $274,728.84
SUBS      GALLAGHER SUB                 $1,867,005.72         $708,721.33         $1,158,284.40
                                        $2,678,527.82       $1,017,090.00         $1,661,437.82

SUBS      GARFIELD AVENUE SUBSTATION    $1,184,165.14         $508,219.60           $675,945.54

SUBS      GOSS SUB                        $464,511.39         $182,906.51           $281,604.88
SUBS      GOSS SUB                      $1,721,605.45         $672,394.17         $1,049,211.29



                            Consumers Energy Company
          Electric Transmission Plant in Service Excluding Land and R/W
                             As of December 31, 1999


                                                                                                                  Percent
Group       Location Description            Location           KV Rating                  Total Location Cost  Transmission
----------------------------------------------------------------------------------------------------------------------------------
SUBS      GOSS SUB                            135184          345/138 KV                        $4,692,482.14      50.11%
                                              135184 TOTAL                                      $4,692,482.14      96.70%

SUBS      GRAND TRAVERSE SUB                  135183          138 KV                               $41,122.81      57.51%
SUBS      HALSEY SUBSTATION                   145114          138 KV                            $2,002,704.12      52.22%
SUBS      HEMPHILL SUBSTATION                 145018          138 KV                            $6,282,002.03      20.24%
SUBS      KARN STEAM PLANT UNITS 1&2          111011          138 KV                            $4,336,644.91      32.79%
SUBS      KARN STEAM PLANT UNITS 3&4          111015          345 KV                           $10,441,350.81      34.55%
SUBS      KENOWA SUB                          135149          345 KV                            $2,524,505.94      99.83%
SUBS      KENOWA SUB-SHARED,PROJECT           135161          345 KV                            $1,491,468.41     100.00%

SUBS      KEYSTONE SUB                        135178          138 KV                            $7,287,223.83      10.41%
SUBS      KEYSTONE SUB                        135178          345 KV                            $7,287,223.83      33.34%
SUBS      KEYSTONE SUB                        135178          345/138 KV                        $7,287,223.83      47.87%
                                              135178 TOTAL                                      $7,287,223.83      91.62%

SUBS      LATSON SUBSTATION                   135143          138 KV                               $45,109.67     100.00%
SUBS      LAWNDALE SUBSTATION                 145129          138 KV                            $2,401,808.04      25.35%

SUBS      LIVINGSTON SUB                      135175          138 KV                            $8,201,167.58      12.17%
SUBS      LIVINGSTON SUB                      135175          345 KV                            $8,201,167.58      25.19%
SUBS      LIVINGSTON SUB                      135175          345/138 KV                        $8,201,167.58      57.70%
                                              135175 TOTAL                                      $8,201,167.58      95.07%

SUBS      LOUD HYDRO PLANT  FPC 2449          121026          138 KV                              $480,614.89      57.31%
SUBS      LUD PLT SUB-SHARED,NON-PROJECT      135187          345 KV                            $3,137,755.89     100.00%
SUBS      LUD PLT SUB-UNSHRD;NON-PROJECT      135188          345 KV                            $1,003,976.65     100.00%

SUBS      MANNING SUBSTATION                  135217          138 KV                            $3,547,274.78       2.03%
SUBS      MANNING SUBSTATION                  135217          345 KV                            $3,547,274.78      11.77%
SUBS      MANNING SUBSTATION                  135217          345/138 KV                        $3,547,274.78      79.69%
                                              135217 TOTAL                                      $3,547,274.78      93.49%

SUBS      MARQUETTE SUBSTATION                145054          138 KV                            $1,784,888.28      30.17%
SUBS      MARSHALL 138KV (MSCPA)              135222          138 KV                               $44,861.11     100.00%
SUBS      MCGULPIN SUBSTATION                 145055          138 KV                            $2,475,992.21      31.79%
SUBS      MILHAM SUBSTATION                   145092          138 KV                            $1,532,086.65      40.93%
SUBS      MIO HYDRO PLANT  FPC 2448           121029          138 KV                            $1,223,921.92      78.26%
SUBS      MOORE ROAD SUBSTATION               145132          138 KV                            $2,100,889.66      64.12%
SUBS      MORROW SUBSTATION                   145229          138 KV                            $5,251,047.17      29.76%
SUBS      NORTH BELDING SUBSTATION            145031          138 KV                            $1,209,218.25      53.47%

SUBS      ONEIDA SUBSTATION                   135248          138 KV                            $6,935,143.42       1.68%
SUBS      ONEIDA SUBSTATION                   135248          345 KV                            $6,935,143.42      24.24%
SUBS      ONEIDA SUBSTATION                   135248          345/138 KV                        $6,935,143.42      73.24%
                                              135248 TOTAL                                      $6,935,143.42      99.16%

SUBS      PALISADES SUB SHARED, NON-PROJ      135163          345 KV                            $1,693,769.98     100.00%

SUBS      PERE MARQUETTE SUB                  135192          138 KV                            $2,414,163.39      10.50%
SUBS      PERE MARQUETTE SUB                  135192          345 KV                            $2,414,163.39      18.85%
SUBS      PERE MARQUETTE SUB                  135192          345/138 KV                        $2,414,163.39      66.47%
                                              135192 TOTAL                                      $2,414,163.39      95.83%

SUBS      PLASTER CREEK SUBSTATION            135258          138 KV                            $3,326,531.85      75.00%
SUBS      PROJECT 1 SUB                       135224          138 KV                               $57,225.27      66.67%
SUBS      REDWOOD SUB                         135180          138 KV                               $32,777.22      69.60%
SUBS      RIGGSVILLE SUBSTATION               145035          138 KV                            $2,118,410.60      56.14%



                                               Transmission         Transmission               Net
Group       Location Description               Original Cost        Depr Reserve           Transmission
--------------------------------------------------------------------------------------------------------
SUBS      GOSS SUB                           $2,351,528.17         $918,418.23         $1,433,109.95
                                             $4,537,645.01       $1,773,718.90         $2,763,926.11

SUBS      GRAND TRAVERSE SUB                    $23,649.64           $8,938.16            $14,711.48
SUBS      HALSEY SUBSTATION                  $1,045,862.30         $269,485.07           $776,377.23
SUBS      HEMPHILL SUBSTATION                $1,271,397.57         $586,465.11           $684,932.47
SUBS      KARN STEAM PLANT UNITS 1&2         $1,422,137.74         $785,510.92           $636,626.82
SUBS      KARN STEAM PLANT UNITS 3&4         $3,607,720.90       $1,583,498.41         $2,024,222.49
SUBS      KENOWA SUB                         $2,520,324.05       $1,118,505.16         $1,401,818.89
SUBS      KENOWA SUB-SHARED,PROJECT          $1,491,468.41         $651,998.74           $839,469.67

SUBS      KEYSTONE SUB                         $758,270.38         $202,650.97           $555,619.41
SUBS      KEYSTONE SUB                       $2,429,903.42         $789,421.99         $1,640,481.42
SUBS      KEYSTONE SUB                       $3,488,235.67         $990,557.58         $2,497,678.09
                                             $6,676,409.47       $1,982,630.55         $4,693,778.93

SUBS      LATSON SUBSTATION                     $45,109.67          $23,099.69            $22,009.98
SUBS      LAWNDALE SUBSTATION                  $608,865.58         $211,970.30           $396,895.29

SUBS      LIVINGSTON SUB                       $998,275.89         $290,346.05           $707,929.85
SUBS      LIVINGSTON SUB                     $2,065,739.43         $741,980.64         $1,323,758.79
SUBS      LIVINGSTON SUB                     $4,732,437.97       $1,312,654.37         $3,419,783.60
                                             $7,796,453.29       $2,344,981.05         $5,451,472.24

SUBS      LOUD HYDRO PLANT  FPC 2449           $275,457.10          $94,248.87           $181,208.23
SUBS      LUD PLT SUB-SHARED,NON-PROJECT     $3,137,755.89       $1,462,826.54         $1,674,929.35
SUBS      LUD PLT SUB-UNSHRD;NON-PROJECT     $1,003,976.65         $342,823.39           $661,153.26

SUBS      MANNING SUBSTATION                    $72,059.46          $17,435.33            $54,624.13
SUBS      MANNING SUBSTATION                   $417,501.39         $106,630.62           $310,870.77
SUBS      MANNING SUBSTATION                 $2,826,884.45         $812,280.89         $2,014,603.56
                                             $3,316,445.31         $936,346.84         $2,380,098.46

SUBS      MARQUETTE SUBSTATION                 $538,579.99         $243,283.99           $295,296.01
SUBS      MARSHALL 138KV (MSCPA)                $44,861.11          $13,761.35            $31,099.76
SUBS      MCGULPIN SUBSTATION                  $787,033.46         $230,705.77           $556,327.69
SUBS      MILHAM SUBSTATION                    $627,034.48         $210,924.98           $416,109.49
SUBS      MIO HYDRO PLANT  FPC 2448            $957,851.17         $437,762.14           $520,089.03
SUBS      MOORE ROAD SUBSTATION              $1,347,174.94         $399,920.95           $947,253.99
SUBS      MORROW SUBSTATION                  $1,562,957.44         $585,155.77           $977,801.67
SUBS      NORTH BELDING SUBSTATION             $646,614.32         $295,808.93           $350,805.38

SUBS      ONEIDA SUBSTATION                    $116,245.80          $17,065.84            $99,179.96
SUBS      ONEIDA SUBSTATION                  $1,681,205.73         $246,814.78         $1,434,390.95
SUBS      ONEIDA SUBSTATION                  $5,079,569.00         $745,722.36         $4,333,846.63
                                             $6,877,020.52       $1,009,602.98         $5,867,417.54

SUBS      PALISADES SUB SHARED, NON-PROJ     $1,693,769.98         $577,237.70         $1,116,532.28

SUBS      PERE MARQUETTE SUB                   $253,442.40          $58,913.62           $194,528.78
SUBS      PERE MARQUETTE SUB                   $455,154.49         $170,669.06           $284,485.43
SUBS      PERE MARQUETTE SUB                 $1,604,777.40         $618,858.97           $985,918.43
                                             $2,313,374.29         $848,441.65         $1,464,932.64

SUBS      PLASTER CREEK SUBSTATION           $2,494,898.89         $260,270.96         $2,234,627.93
SUBS      PROJECT 1 SUB                         $38,150.18          $11,779.82            $26,370.36
SUBS      REDWOOD SUB                           $22,814.37           $8,642.47            $14,171.90
SUBS      RIGGSVILLE SUBSTATION              $1,189,184.19         $488,882.17           $700,302.02


                            Consumers Energy Company
          Electric Transmission Plant in Service Excluding Land and R/W
                             As of December 31, 1999


                                                                                                                  Percent
Group       Location Description             Location           KV Rating                  Total Location Cost  Transmission
----------------------------------------------------------------------------------------------------------------------------------
SUBS      SAGINAW RIVER SUBSTATION            145146          138 KV                            $3,538,483.49      60.76%
SUBS      SPARE EQUIP AT TRAVERSE CITY        139002          Spare Transmission Equipment         $45,143.66     100.00%
SUBS      SPARE EQUIPMENT AT ALMA             139008          Spare Transmission Equipment      $1,292,821.69     100.00%
SUBS      SPARE EQUIPMENT AT BAY CITY         139007          Spare Transmission Equipment         $79,557.23     100.00%
SUBS      SPARE EQUIPMENT AT CLAY ST          139006          Spare Transmission Equipment        $319,882.98     100.00%
SUBS      SPARE EQUIPMENT AT ELM STREET       139004          Spare Transmission Equipment        $223,049.52     100.00%
SUBS      SPARE EQUIPT AT SPEC LOCATION       139001          Spare Transmission Equipment        $805,491.35     100.00%
SUBS      SPAULDING SUBSTATION                145113          138 KV                            $1,309,131.63      43.22%
SUBS      STERNBERG SUBSTATION                135235          138 KV                                  $273.62     100.00%
SUBS      STRONACH SUBSTATION                 145085          138 KV                              $832,700.08      41.62%

SUBS      TALLMADGE SUBSTATION                135135          138 KV                            $5,187,299.61      18.81%
SUBS      TALLMADGE SUBSTATION                135135          345 KV                            $5,187,299.61      27.77%
SUBS      TALLMADGE SUBSTATION                135135          345/138 KV                        $5,187,299.61      47.05%
                                              135135 TOTAL                                      $5,187,299.61      93.63%

SUBS      TALMDGE SUB-SHRD,NON PROJECT        135162          345 KV                            $1,670,790.62     100.00%

SUBS      THETFORD GENERATING STATION         161007          138 KV                            $8,876,628.74      10.68%
SUBS      THETFORD GENERATING STATION         161007          345 KV                            $8,876,628.74      40.88%
SUBS      THETFORD GENERATING STATION         161007          345/138 KV                        $8,876,628.74      24.00%
                                              161007 TOTAL                                      $8,876,628.74      75.56%

SUBS      TIPPY HYDRO PLANT  FPC 2580         121039          138 KV                            $1,164,668.78      59.06%
SUBS      TITTABAWASSEE SUB                   135164          138 KV                            $8,818,831.55       6.93%
SUBS      TITTABAWASSEE SUB                   135164          345 KV                            $8,818,831.55      29.51%
SUBS      TITTABAWASSEE SUB                   135164          345/138 KV                        $8,818,831.55      62.12%
                                              135164 TOTAL                                      $8,818,831.55      98.56%

SUBS      TOMPKINS SUB                        135176          138 KV                            $6,975,715.21       4.97%
SUBS      TOMPKINS SUB                        135176          345 KV                            $6,975,715.21      24.28%
SUBS      TOMPKINS SUB                        135176          345/138 KV                        $6,975,715.21      67.43%
                                              135176 TOTAL                                      $6,975,715.21      96.67%

SUBS      TWINING SUBSTATION                  145042          138 KV                            $1,512,506.24      42.28%

SUBS      VERGENNES SUB                       135196          138 KV                            $6,840,759.86       8.98%
SUBS      VERGENNES SUB                       135196          345 KV                            $6,840,759.86      59.44%
SUBS      VERGENNES SUB                       135196          345/138 KV                        $6,840,759.86      27.10%
                                              135196 TOTAL                                      $6,840,759.86      95.51%

SUBS      VERONA SUBSTATION                   145043          138 KV                            $3,237,701.27      46.40%
SUBS      WEADOCK JOHN C STEAM PLANT          111008          138 KV                            $5,881,133.30      23.10%
SUBS      WEALTHY STREET SUBSTATION           145158          138 KV                            $5,597,383.53      13.64%
SUBS      WHITE LAKE SUBSTATION               145046          138 KV                            $1,128,898.09      34.25%
SUBS      WHITING JUSTIN R STEAM PLANT        111009          138 KV                            $5,124,135.74      13.10%
SUBS      WHITING JUSTIN R STEAM PLANT        111009          138/120 KV                        $5,124,135.74       9.52%
                                                                                             ----------------    -------
                                              111009 Total                                      $5,124,135.74      22.62%
                                                                                             ----------------    -------
                                                                                             $ 256,825,746.44      64.09%
                                                                                             ================    =======

Grand Total                                                                                   $539,228,434.08      78.00%
                                                                                             ================    =======




                                             Transmission         Transmission               Net
Group       Location Description             Original Cost        Depr Reserve           Transmission
-----------------------------------------------------------------------------------------------------
SUBS      SAGINAW RIVER SUBSTATION          $2,150,109.84       $1,176,009.14           $974,100.69
SUBS      SPARE EQUIP AT TRAVERSE CITY         $45,143.66          $13,103.20            $32,040.46
SUBS      SPARE EQUIPMENT AT ALMA           $1,292,821.69          $19,762.20         $1,273,059.49
SUBS      SPARE EQUIPMENT AT BAY CITY          $79,557.23          $17,664.20            $61,893.03
SUBS      SPARE EQUIPMENT AT CLAY ST          $319,882.98          $73,907.36           $245,975.62
SUBS      SPARE EQUIPMENT AT ELM STREET       $223,049.52         $109,349.28           $113,700.24
SUBS      SPARE EQUIPT AT SPEC LOCATION       $805,491.35         $417,912.07           $387,579.28
SUBS      SPAULDING SUBSTATION                $565,759.49         $230,355.13           $335,404.36
SUBS      STERNBERG SUBSTATION                    $273.62            ($164.22)              $437.84
SUBS      STRONACH SUBSTATION                 $346,572.36         $135,807.72           $210,764.63

SUBS      TALLMADGE SUBSTATION                $975,969.21         $445,092.02           $530,877.18
SUBS      TALLMADGE SUBSTATION              $1,440,360.76         $656,182.29           $784,178.47
SUBS      TALLMADGE SUBSTATION              $2,440,721.92       $1,113,094.40         $1,327,627.52
                                            $4,857,051.89       $2,214,368.72         $2,642,683.18

SUBS      TALMDGE SUB-SHRD,NON PROJECT      $1,670,790.62         $826,351.81           $844,438.81

SUBS      THETFORD GENERATING STATION         $947,819.39         $460,145.08           $487,674.32
SUBS      THETFORD GENERATING STATION       $3,628,476.74       $1,718,352.60         $1,910,124.14
SUBS      THETFORD GENERATING STATION       $2,130,708.01       $1,053,527.73         $1,077,180.29
                                            $6,707,004.15       $3,232,025.40         $3,474,978.74

SUBS      TIPPY HYDRO PLANT  FPC 2580         $687,834.96         $282,880.29           $404,954.67
SUBS      TITTABAWASSEE SUB                   $610,856.68         $252,813.92           $358,042.76
SUBS      TITTABAWASSEE SUB                 $2,602,840.52         $899,035.36         $1,703,805.16
SUBS      TITTABAWASSEE SUB                 $5,477,848.58       $1,203,964.28         $4,273,884.30
                                            $8,691,545.78       $2,355,813.56         $6,335,732.22

SUBS      TOMPKINS SUB                        $346,411.39         $120,272.52           $226,138.87
SUBS      TOMPKINS SUB                      $1,693,465.51         $580,752.85         $1,112,712.66
SUBS      TOMPKINS SUB                      $4,703,629.60       $1,253,570.51         $3,450,059.10
                                            $6,743,506.50       $1,954,595.88         $4,788,910.63

SUBS      TWINING SUBSTATION                  $639,418.52         $276,135.98           $363,282.54

SUBS      VERGENNES SUB                       $613,994.65         $158,588.50           $455,406.15
SUBS      VERGENNES SUB                     $4,066,097.82       $1,242,794.87         $2,823,302.96
SUBS      VERGENNES SUB                     $1,853,670.06         $591,142.18         $1,262,527.89
                                            $6,533,762.53       $1,992,525.54         $4,541,237.00

SUBS      VERONA SUBSTATION                 $1,502,304.80         $630,908.37           $871,396.43
SUBS      WEADOCK JOHN C STEAM PLANT        $1,358,621.24         $746,794.30           $611,826.95
SUBS      WEALTHY STREET SUBSTATION           $763,334.31         $319,431.46           $443,902.85
SUBS      WHITE LAKE SUBSTATION               $386,688.78         $189,658.18           $197,030.60
SUBS      WHITING JUSTIN R STEAM PLANT        $671,512.50         $304,174.21           $367,338.29
SUBS      WHITING JUSTIN R STEAM PLANT        $487,645.97         $241,591.50           $246,054.47
                                          ---------------      --------------       ---------------
                                            $1,159,158.46         $545,765.70           $613,392.76
                                          ---------------      --------------       ---------------

                                          $164,612,363.68      $55,163,045.66       $109,449,318.02
                                          ===============     ===============       ===============
                                          $420,585,287.80     $199,309,170.70       $221,276,117.10
                                          ===============     ===============       ===============


                                                                    ATTACHMENT 1

                            CONSUMERS ENERGY COMPANY
                           Electric Transmission Plant
                                Intangible Plant
                                December 31, 1999


     Loc. No.                           Description                Plant Balance    Deprec Reserve     Net Plant
     --------                           -----------                -------------    --------------     ---------
      100002       Lambton - St Clair Interconnection               $   631,216        $ 424,682       $ 206,534
      100003       B3N Interconnection                                  (60,684)         (36,657)        (24,027)
      100004       J5D Interconnection                                  743,270          419,017         324,253
      100005       L51 D/L4D Interconnection                             56,142           42,265          13,877
      100009       Interconnection BC - Majestic                        152,532           22,032         130,500
                                                                    -----------        ---------       ---------
                           Total Transmission Intangible Plant      $ 1,522,476        $ 871,339       $ 651,137

                                                                    ATTACHMENT 1


                            CONSUMERS ENERGY COMPANY
                               Transmission Plant
        Construction Work In Progress, Plant Closings & Plant Retirements
                               As of June 30, 2000

Construction Work In Progress Balance                              $ 15,172,954
CWIP Closed to Plant 1/1/2000 - 6/30/2000                             3,511,599
Plant Retirements 1/1/2000 - 6/30/2000                                  (84,024)
                                                                   ------------
         Total                                                     $ 18,600,529


                                                                    ATTACHMENT 1


                            CONSUMERS ENERGY COMPANY
                 TRANSMISSION MATERIALS AND SUPPLIES INVENTORIES
                               AS OF JUNE 30, 2000


Towers and Accessories                                    $ 5,170,374
Poles and Anchors                                             199,483
Conductors                                                    757,368
Line Hardware                                                 748,634
                                                          -----------
           Total Inventories                              $ 6,875,859

                                                                    ATTACHMENT 1



                            CONSUMERS ENERGY COMPANY
            Transmission Plant Land Costs & Lease Payment Calculation
                               As of June 30, 2000

                                                                   TRANSMISSION             DISTRIBUTION PLT
             Transmission Land Investments                         LANT NETWORK            ALLOCATED TO TRANS            TOTAL
             -----------------------------                         ------------            ------------------            -----
Substations Original Cost (12/31/99)
  Account 350.1 Land                                               $ 2,154,927                 $ 188,505             $ 2,343,432
  Account 350.2 Land & Right of Way                                         52                       111                     163
                                                                   -----------                 ---------             -----------
       Total Substations                                           $ 2,154,979                 $ 188,616             $ 2,343,595

Overhead Lines Original Cost (12/31/99)
  Account 350.1 Land                                               $44,546,476                 $       -             $44,546,476
  Account 350.2 Land & Right of Way                                 12,294,897                         -              12,294,897
                                                                   -----------                 ---------             -----------
       Total Lines                                                 $56,841,373                 $       -             $56,841,373

              Total Plant Original Cost                            $58,996,352                 $ 188,616             $59,184,968

Right of Way Depreciation Reserves (12/31/99)
  Substations                                                      $       (88)                $       -             $       (88)
  Overhead Lines                                                    (3,539,353)                        -              (3,539,353)
                                                                   -----------                 ---------             -----------
              Total Depreciation Reserves                          $(3,539,441)                $       -             $(3,539,441)

              Net Plant In Service                                 $55,456,911                 $ 188,616             $55,645,527

Transmission Plant Held for Future Use (12/31/99)
  Account 350.1A Land                                              $13,985,423                 $       -             $13,985,423
  Account 350.2A Land & Right of Way                                 5,213,994                         -               5,213,994
                                                                   -----------                 ---------             -----------
       Total Plant Held For Future Use                             $19,199,417                 $       -             $19,199,417

Construction Work In Progress & Plant
Closings (As of 6/30/2000)
  Construction Work In Progress                                    $   945,830                 $       -             $   945,830
  Plant Closings (1/1/2000-6/30/2000)                                       66                         -                      66
                                                                   -----------                 ---------             -----------
       Total                                                       $   945,896                 $       -             $   945,896

    Total Transmission Land Investments                            $75,602,224                 $ 188,616             $75,790,840



                  LEASE PAYMENT CALCULATION             %          LEASE AMOUNT               ANNUAL COST            LEASE PAYMENT
                  -------------------------             -          ------------               -----------            -------------
Debt                                                  54.35%       $41,192,322                      7.29%            $ 3,003,080
Preferred & Preference Stock                           2.41%         1,826,559                      6.94%                126,833
Common Equity                                         43.24%        32,771,959                     19.07%              6,250,296
                                                     ------        -----------                                       -----------
     Total                                           100.00%       $75,790,840                                       $ 9,380,209
Annual Right of Way Depreciation Expense                                                                                 250,280
                                                                                                                     -----------
      Total Annual Lease Payment                                                                                     $ 9,630,489


Annual Cost
      Debt  (7.13%/1-2.2% MSBT) =                                         7.29%
      Preferred & Preference Stock (4.46%/(1-.3577)) =                    6.94%
      Common Equity (12.25%/(1-.3577)) =                                 19.07%

      Tax Rate 35% x 102.2% MSBT =                                       35.77%

                                                                    ATTACHMENT 2


                            CONSUMERS ENERGY COMPANY
                          TRANSMISSION PLANT INVESTMENT
                               As of June 30, 2000

TRANSMISSION PLANT NETWORK (12/31/99)
  (Excluding Land & Right of Way Costs)
       Plant at Original Cost                                           $ 420,585,288
       Less:  Depreciation Reserves                                       199,309,171
                                                                        -------------

          Net Transmission Plant Network                                $ 221,276,117

INTANGIBLE PLANT (12/31/99)
       Plant at Original Cost - Interconnections                        $   1,522,476
       Less:  Depreciation Reserves                                           871,339
                                                                        -------------

                  Net Intangible Plant                                  $     651,137

PLANT CONSTRUCTION WORK IN PROGRESS, PLANT CLOSINGS,
AND PLANT RETIREMENTS
     Plant CWIP Balance at 6/30/2000                                    $  15,172,954
     CWIP Closed to Plant 1/1/2000 - 6/30/2000                              3,511,599
     Plant Retirements 1/1/2000 - 6/30/2000                                   (84,024)
                                                                        -------------

                  Total                                                 $  18,600,529

MATERIALS AND SUPPLIES INVENTORY (6/30/2000)                            $   6,875,859

        TOTAL TRANSMISSION PLANT INVESTMENT                             $ 247,403,642







                          1                            Rates/Property Accounting

   Index of Point-to-Point Transmission Service Customers of Consumers Energy
          Under the Corporate and Joint Open Access Transmission Tariff
             Service Agreement Termination Date - December 31, 2000

                                                                                                                   Service Agreement
                          Customer                                     Contact/Address                                    Date
                          --------                                     ---------------                                    ----

 1    The American Electric Power Service Corporation             Steven A. Appelt                                       1/1/00
                                                                  Vice President
                                                                  1 Riverside Plaza, 22nd Floor
                                                                  Columbus, OH  43215

 2    Aquila Energy Marketing Corporation                         Contract Administration                                8/1/00
                                                                  1100 Walnut, Suite 3300
                                                                  Kansas City, MO  64106

 3    CMS Marketing, Services & Trading                           David M. Zwitter                                       1/1/00
                                                                  Director, Power Trading & Operations
                                                                  One Jackson Square, Suite 1060
                                                                  Jackson, MI  49201

 4    Cargill-Alliant, LLC                                        Richard B. Davenport                                   1/1/00
                                                                  Assistant Vice President
                                                                  12700 Whitewater Drive
                                                                  Minnetonka, MN  55343-9497

 5    Cinergy Corporation                                         Vice President                                         1/1/00
                                                                  Energy Commodities Service
                                                                  139 East Fourth Street
                                                                  Cincinnati, OH  45202

 6    Commonwealth Edison Company                                 Steven T. Naumann                                      1/1/00
                                                                  Director, T&D Regulatory Services, 35 FNE
                                                                  One First National Plaza
                                                                  10 S. Dearborn
                                                                  Chicago, IL  60690-0767

 7    Conectiv Energy Supply, Inc.                                Tim Jurco                                              7/17/00
                                                                  24 Hour Power Trading Supervisor
                                                                  PO Box 6066
                                                                  Newark, DE  19714-6066

 8    Consumers Energy - Electric Sourcing & Trading              David A. Lapinski                                      1/1/00
                                                                  Merchant Manager
                                                                  Electric Sourcing & Trading Department
                                                                  1945 West Parnall Road
                                                                  Jackson, MI  49201-8658

 9    DTE Energy Trading, Inc.                                    Marcia Hissong                                         1/1/00
                                                                  Manager Contract Administration
                                                                  101 N. Main Street, Suite 300
                                                                  Ann Arbor, MI  48104

10    Detroit Edison Merchant Operation                           Ronald Bauer                                           1/1/00
                                                                  Director of Long Term Sourcing
                                                                  2000 Second Avenue
                                                                  Suite 102 - WCB
                                                                  Detroit, MI  48226

11    Duke Power                                                  Ken A. Hatley                                          1/1/00
                                                                  Bulk Power Contracts Manager
                                                                  526 South Church Street
                                                                  Charlotte, NC  28202


   Index of Point-to-Point Transmission Service Customers of Consumers Energy
          Under the Corporate and Joint Open Access Transmission Tariff
             Service Agreement Termination Date - December 31, 2000



                                                                                                                   Service Agreement
                          Customer                                     Contact/Address                                    Date
                          --------                                     ---------------                                    ----

12    El Paso Merchant Energy, L.P.                               David Webb                                             5/25/00
                                                                  Manager Power Operations
                                                                  1001 Louisiana Street
                                                                  Houston, TX  77002

13    Engage Energy US, LP                                        Yvonne Buszek                                          3/21/00
                                                                  Manager, Planning & Coordination
                                                                  3000 Town Center, Suite 2800
                                                                  Southfield, MI  48075

14    Florida Power & Light Company                               Paul A. Karns                                          1/1/00
                                                                  Director of Contracts
                                                                  11770 US Highway One
                                                                  North Palm Beach, FL  33408

15    Holland BPW                                                 David G. Koster                                        1/1/00
                                                                  Power Resources Director
                                                                  625 Hastings Avenue
                                                                  Holland, MI  49423

16    H.Q. Energy Services (U.S.) Inc.                            Michael R. Godfrey                                     10/4/00
                                                                  VP Administration
                                                                  345 Rouser Road, Bldg. 5
                                                                  Coraopolis, PA  15108

17    Lansing Board of Water & Light                              Dan Cooper                                             1/1/00
                                                                  809 Centennial Way
                                                                  Lansing, MI  48917

18    Minnesota Power & Light                                     Michael B. Critchley                                   1/1/00
                                                                  President, MPEX, a Division of
                                                                     Minnesota Power, Inc.
                                                                  30 West Superior Street
                                                                  Duluth, MN  55802

19    Morgan Stanley & Co., Inc.                                  Deborah Hart                                           1/1/00
                                                                  Vice President
                                                                  1585 Broadway, 4th Floor
                                                                  New York, NY  10036

20    Nordic Electric, LLC                                        President                                              1/7/00
                                                                  2010 Hogback Rd., Suite #4
                                                                  Ann Arbor, MI  48105

21    Northern Indiana Public Service Company                     Kevin M. Largura                                       1/1/00
                                                                  Generation Operations Manager
                                                                  5265 Hohman Avenue
                                                                  Hammond, IN  46320-1775

22    OGE Energy Resources, Inc.                                  Darrell Anthony                                        1/1/00
                                                                  Manage - 24 Hour Desk
                                                                  PO Box 24300 - Suite 408
                                                                  Oklahoma City, OK  73124-0300

23    PECO Energy Company                                         Marjorie R. Philips, Esq.                              1/1/00
                                                                  2004 Renaissance Blvd.
                                                                  King of Prussia, PA  19406


   Index of Point-to-Point Transmission Service Customers of Consumers Energy
          Under the Corporate and Joint Open Access Transmission Tariff
             Service Agreement Termination Date - December 31, 2000



                                                                                                                   Service Agreement
                          Customer                                     Contact/Address                                    Date
                          --------                                     ---------------                                    ----

24    PP&L, Inc.                                                  Contract Administrator                                 1/1/00
                                                                  Energy Marketing Center
                                                                  Two North Ninth Street
                                                                  Allentown, PA  18101

25    Public Service Company of Colorado                          Thomas A. Imbler                                       6/29/00
                                                                  Manager Energy Trading
                                                                  1099 18th Street, Ste. 3000
                                                                  Denver, CO  80202

26    Rainbow Energy Marketing Corporation                        Joe Wolfe                                              9/5/00
                                                                  Vice President - Operations
                                                                  919 South 7th Street - Suite 405
                                                                  Bismarck, ND  58504

27    Sempra Energy Trading Corp.                                 Cliff Papish                                           6/1/00
                                                                  Vice President
                                                                  58 Commerce Road
                                                                  Stamford, CT  06902

28    Tenaska Power Services Co.                                  Contract Administrator                                 1/1/00
                                                                  2000 E. Lamar Blvd, Suite 450
                                                                  Arlington, TX  76006

29    Tractebel Energy Marketing, Inc.                            Deanna Newcomb                                         1/1/00
                                                                  Director Trading Control
                                                                  1177 West Loop South, Suite 800
                                                                  Houston, TX  77027

30    Virginia Electric & Power Company                           Contract Administration                                1/1/00
                                                                  The Wholesale Power Group
                                                                  5000 Dominion Blvd., 3N
                                                                  Glen Allen, VA  23060

                                                                  Ancillary Services 1 and 2 Only
                                                                  -------------------------------

 1    Croswell Light & Power                                      John Williams                                          1/1/00
                                                                  Manager, Electric Utility
                                                                  120 E. Sanborn, PO Box 197
                                                                  Croswell, MI  48422

 2    Thumb Electric Cooperative                                  Michael Krause                                         1/1/00
                                                                  Manager
                                                                  2231 Main Street
                                                                  Ubly, MI  48475-0157

                         18 C.F.R. SS. 33.3, EXHIBIT A
                         -----------------------------


                             CORPORATE RESOLUTIONS

Extract from the minutes of a meeting of the Board of Directors of Consumers Energy Company (the "Company") held on July 28, 2000.

                                 - - - - - - - -

Transfer of Transmission Assets

         To facilitate compliance with Michigan's recently-enacted Customer Choice and Electric Reliability Act, management of the Company recommended that the Board approve the formation of a wholly-owned subsidiary of the Company as the first step in the proposed corporate restructuring and the eventual exiting from the transmission business.

         Upon motion duly made and seconed, the following resolutions were thereupon unanimously adopted:

            RESOLVED: That the actions of the officers of the Company, and each of them, in forming a new, wholly-owned subsidiary of the Company, Michigan Electric Transmission Company ("METC"), are ratified, approved and confirmed; and the officers of the Company, and each of them, are authorized to take such action as they may deem in their discretion to be necessary or appropriate to assist in the structuring and capitalization of METC, which will own and operate transmission assets of the Company (the "Transmission Assets") and the related transmission business (the "Transmission Business") of the Company; and

            RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized in their discretion and as they deem advisable, to transfer to the METC the Transmission Assets and the Transmission Business at values, and under circumstances consistent with regulatory standards, orders or other requirements, if applicable, and to enter into agreements and arrangements with the METC for the sale or purchase, provision, licensing, leasing or sharing of services, facilities, products, obligations, rights or entitlements, or for other matters of mutual benefit at prices or for considerations consistent with regulatory standards, orders or requirements, if applicable; and

            RESOLVED FURTHER: That, prior to any transfer, sale or other disposition of the Transmission Assets by METC, such disposition shall be approved by this Board; and

            RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized to take any and all such actions as they may deem necessary or appropriate, including, without limitation, the making of filings, applications, requests and other disclosures and the commencement and participation in proceedings, in order to obtain or assure any and all necessary or advisable regulatory approvals, consents or compliances in connection with the creation and capitalization of the METC and transfer of the Transmission Assets and the Transmission Business; and

            RESOLVED FURTHER: That the officers of the Company, and each of them, are authorized to take or cause to be taken any action, for and on behalf of the Company, and to enter into, execute and deliver any agreements, certificates, applications, deeds, leases, instruments or other documents relating to the transactions contemplated by these resolutions as each of them, in their sole discretion, deems necessary or appropriate and as counsel shall advise; and

            RESOLVED FURTHER: That any and all actions taken by any officer of the Company in furtherance of the purpose and intent of these resolutions are ratified, approved and confirmed in all respects.

         Upon motion duly made and seconded, the following resolution was unanimously adopted:

            RESOLVED: That the Board of Directors determines that it is desirable in the conduct of the business of the Company, that certain property described in this resolution (and as fully described in release documents to be delivered to the Trustee and filed in the Company's corporate files) be released and that The Chase Manhattan Bank, as Trustee, is requested to release from the lien of the Company's Indenture dated as of September 1, 1945, as amended and supplemented, in accordance with the provisions of Section 10.03 thereof, the following described property:

     certain real and personal property located throughout the State of Michigan, acquired for electric transmission purposes, to be sold to Michigan Electric Transmission Company for consideration consistent with regulatory standards, order or requirements.

                                 - - - - - - - -

I, Joyce H. Norkey, Assistant Secretary of the Company, CERTIFY that the foregoing are true and correct resolutions adopted at a meeting of the Board of Directors of the Company held on July 28, 2000 and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 24th day of August 2000.





                                          /s/ Joyce H. Norkey
                                          -------------------
                                            Joyce H. Norkey
                                          Assistant Secretary

                          18 C.F.R. SS. 33.3, EXHIBIT B


                         STATEMENT OF MEASURE OF CONTROL
                   OR OWNERSHIP EXERCISED BY OR OVER APPLICANT

                                                                       EXHIBIT B

                            CONSUMERS ENERGY COMPANY

                STATEMENT OF THE MEASURE OF CONTROL OR OWNERSHIP

         On May 26, 1987, all of the common stock of Consumers Energy Company ("Applicant"), then known as Consumers Power Company, was acquired by CMS Energy Corporation, a Michigan corporation, organized to act as the parent holding company of Applicant. CMS Energy Corporation is not expressly authorized by law to underwrite or participate in the marketing of securities of a utility. CMS Energy Corporation is engaged neither in the underwriting or marketing of the securities of a utility, nor in the supplying of electric equipment to Applicant. As of July 31, 2000, as far as is known to Applicant, no person utility, bank trust company, banking association or firm expressly authorized by law to underwrite or participate in the marketing of the securities of a utility, or any company supplying electric equipment to Applicant beneficially owns as much as 10% of the outstanding Preferred Stock of Applicant. Further, Applicant does not own any shares of stock of any utility, bank, trust company, banking association or film that is expressly authorized by law to underwrite or participate in the marketing of securities of a utility or of any company supplying electrical equipment to Applicant. Consumers Energy Company and Michigan Electric Transmission Company have officers and directors in common.

                         18 C.F.R. SS. 33.3, EXHIBIT C
                         -----------------------------

                                 Balance Sheets

                                                                       EXHIBIT C

                              Request for Waiver of
                          18 C.F.R. ss. 33.3, Exhibit C


         Michigan Transco, a special purpose subsidiary created exclusively for purposes of consummating the proposed Transfer Transaction, respectfully requests waiver of 18 C.F.R. ss. 33.3, Exhibit C to this Application, balance sheets and plant schedules. Michigan Transco currently owns or controls no facilities used for generation, transmission, or distribution of electric energy. As such, Michigan Transco is not presently required to keep its records in conformance with the Commission's Uniform System of Accounts set forth at 18 C.F.R. ss. 101. Accordingly, Michigan Transco submits that good cause exists to grant its request for waiver.


NAME OF RESPONDENT                           THIS REPORT IS:                       DATE OF REPORT          YEAR OF REPORT
                                                                                    (MO, DA, YR)
CONSUMERS ENERGY COMPANY                     (1) [X] AN ORIGINAL                        / /
                                             (2) [ ] A RESUBMISSION                                        DEC. 31, 1999
                                                                                                                    ----
------------------------------------------------------------------------------------------------------------------------------
                                 COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
------------------------------------------------------------------------------------------------------------------------------
                                                                                Ref.           Balance at        Balance at
Line                                 Title of Account                         Page No.      Beginning of Year   End of Year
 No.                                        (a)                                 (b)                (c)               (d)

------------------------------------------------------------------------------------------------------------------------------
  1                                    UTILITY PLANT
------------------------------------------------------------------------------------------------------------------------------
  2    Utility Plant (101-106,114)                                            200-201     8,389,573,340         8,745,079,075
------------------------------------------------------------------------------------------------------------------------------
  3    Construction Work in Progress (107)                                    200-201       163,529,357           196,386,432
------------------------------------------------------------------------------------------------------------------------------
  4    TOTAL Utility Plant (Enter Total of lines 2 and 3)                                 8,553,102,697         8,941,465,507
------------------------------------------------------------------------------------------------------------------------------
  5    (Less) Accum. Prov. For Depr. Amort. Dept. (108,111,115)               200-201     4,291,458,978         5,049,876,246
------------------------------------------------------------------------------------------------------------------------------
  6    Net Utility Plant (Enter Total of line 4 less 5)                                   4,261,643,719         3,891,589,261
------------------------------------------------------------------------------------------------------------------------------
  7    Nuclear Fuel (120.1-120.4, 120.6)                                      202-203       254,070,397           239,989,916
------------------------------------------------------------------------------------------------------------------------------
  8    (Less) Accum. Prov. for  Amort. of Nucl. Fuel Assemblies (120.5)       202-203       226,732,082           226,732,082
------------------------------------------------------------------------------------------------------------------------------
  9    Net Nuclear Fuel (Enter Total of line 7 less 8)                                       27,338,315            13,257,834
------------------------------------------------------------------------------------------------------------------------------
 10    Net Utility Plant (Enter Total of lines 6 and 9)                                   4,288,982,034         3,904,847,095
------------------------------------------------------------------------------------------------------------------------------
 11    Utility Plant Adjustments (116)                                          122                   0                     0
------------------------------------------------------------------------------------------------------------------------------
 12    Gas Stored Underground - Noncurrent (117)                                                      0                     0
------------------------------------------------------------------------------------------------------------------------------
 13                           OTHER PROPERTY AND INVESTMENTS
------------------------------------------------------------------------------------------------------------------------------
 14    Nonutility Property (121)                                                221          25,707,204            24,611,723
------------------------------------------------------------------------------------------------------------------------------
 15    (Less) Accum. Prov. for Depr. and Amort. (122)                                         5,228,378             5,836,423
------------------------------------------------------------------------------------------------------------------------------
 16    Investments in Associated Companies (123)                                            241,239,776           139,351,060
------------------------------------------------------------------------------------------------------------------------------
 17    Investment in Subsidiary Companies (123.1)                             224-225       343,169,092           394,752,645
------------------------------------------------------------------------------------------------------------------------------
 18    (For Cost of Account 123.1. See Footnote Page 224, line 42)
------------------------------------------------------------------------------------------------------------------------------
 19    Noncurrent Portion of Allowances                                       228-229                 0                     0
------------------------------------------------------------------------------------------------------------------------------
 20    Other Investments (124)                                                                8,927,327             8,215,157
-----------------------------------------------------------------------------------------------------------------------------
 21    Special Funds (125-128)                                                              582,422,585           631,158,054
------------------------------------------------------------------------------------------------------------------------------
 22    TOTAL Other Property and Investments (Total of lines 14-17, 19-21)                 1,196,237,606         1,192,252,216
------------------------------------------------------------------------------------------------------------------------------
 23                             CURRENT AND ACCRUED ASSETS
------------------------------------------------------------------------------------------------------------------------------
 24    Cash (131)                                                                             6,380,389             3,256,739
------------------------------------------------------------------------------------------------------------------------------
 25    Special Deposits (132-134)                                                                   500                   500
------------------------------------------------------------------------------------------------------------------------------
 26    Working Fund (135)                                                                       243,869               368,013
------------------------------------------------------------------------------------------------------------------------------
 27    Temporary Cash Investments (136)                                                      12,734,096               566,506
------------------------------------------------------------------------------------------------------------------------------
 28    Notes Receivable (141)                                                                   136,349               136,349
------------------------------------------------------------------------------------------------------------------------------
 29    Customer Accounts Receivable (142)                                                  -116,599,664          -111,911,666
------------------------------------------------------------------------------------------------------------------------------
 30    Other Accounts Receivable (143)                                                        9,815,135             8,153,693
------------------------------------------------------------------------------------------------------------------------------
 31    (Less) Accum. Prov. for Uncollectible Acct.-Credit (144)                               5,299,816             3,925,633
------------------------------------------------------------------------------------------------------------------------------
 32    Notes Receivable from Associated Companies (145)                                               0             4,485,000
------------------------------------------------------------------------------------------------------------------------------
 33    Accounts Receivable from Assoc. Companies (146)                                       64,617,649            70,131,762
------------------------------------------------------------------------------------------------------------------------------
 34    Fuel Stock (151)                                                         227          42,534,993            46,152,220
------------------------------------------------------------------------------------------------------------------------------
 35    Fuel Stock Expenses Undistributed (152)                                  227                   0                     0
------------------------------------------------------------------------------------------------------------------------------
 36    Residuals (Elec) and Extracted Products (153)                            227                   0                     0
------------------------------------------------------------------------------------------------------------------------------
 37    Plant Materials and Operating Supplies (154)                             227          67,368,229            61,174,684
------------------------------------------------------------------------------------------------------------------------------
 38    Merchandise (155)                                                        227                   0                     0
------------------------------------------------------------------------------------------------------------------------------
 39    Other Materials and Supplies (156)                                       227             215,095               506,328
------------------------------------------------------------------------------------------------------------------------------
 40    Nuclear Materials Held for Sale (157)                                202-203/227               0                     0
------------------------------------------------------------------------------------------------------------------------------
 41    Allowances (158.1 and 158.2)                                           228-229                 0                     0
------------------------------------------------------------------------------------------------------------------------------
 42    (Less) Noncurrent Portion of Allowances                                                        0                     0
------------------------------------------------------------------------------------------------------------------------------
 43    Stores Expense Undistributed (163)                                       227            -714,466               -88,445
------------------------------------------------------------------------------------------------------------------------------
 44    Gas Stored Underground - Current (164.1)                                             218,925,525           215,712,985
------------------------------------------------------------------------------------------------------------------------------
 45    Liquefied Natural Gas Stored and Held for Processing (164.2-164.3)                             0                     0
------------------------------------------------------------------------------------------------------------------------------
 46    Prepayments (165)                                                                     10,666,886            13,585,666
------------------------------------------------------------------------------------------------------------------------------
 47    Advances for Gas (166-167)                                                                     0                     0
------------------------------------------------------------------------------------------------------------------------------
 48    Interest and Dividends Receivable (171)                                                   -2,893                -2,893
------------------------------------------------------------------------------------------------------------------------------
 49    Rents Receivable (172)                                                                   777,574               489,184
------------------------------------------------------------------------------------------------------------------------------
 50    Accrued Utility Revenues (173)                                                       179,570,726           195,310,008
------------------------------------------------------------------------------------------------------------------------------
 51    Miscellaneous Current and Accrued Assets (174)                                       259,223,104           208,718,816
------------------------------------------------------------------------------------------------------------------------------
 52    TOTAL Current and Accrued Assets (Enter Total of lines 24 thru 51)                   750,594,280           712,819,816
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-94)                                         PAGE 110
------------------------------------------------------------------------------------------------------------------------------


NAME OF RESPONDENT                           THIS REPORT IS:                       DATE OF REPORT          YEAR OF REPORT
                                                                                    (MO,DA,YR)
CONSUMERS ENERGY COMPANY                     (1) [X] AN ORIGINAL                        / /
                                             (2) [ ] A RESUBMISSION                                        DEC. 31, 1999
                                                                                                                    ----
------------------------------------------------------------------------------------------------------------------------------
              COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS) (Continued)
------------------------------------------------------------------------------------------------------------------------------
                                                                                Ref.          Balance at        Balance at
Line                                 Title of Account                         Page No.     Beginning of Year   End of Year
 No.                                        (a)                                 (b)                (c)               (d)

-------------------------------------------------------------------------------------------------------------------------------
 53                                 DEFERRED DEBITS
-------------------------------------------------------------------------------------------------------------------------------
 54  Unamortized Debt Expenses (181)                                                          25,201,899            30,694,419
-------------------------------------------------------------------------------------------------------------------------------
 55  Extraordinary Property Losses (182.1)                                         230                 0                     0
-------------------------------------------------------------------------------------------------------------------------------
 56  Unrecovered Plant and Regulatory Study Costs (182.2)                          230        71,169,895            47,536,162
-------------------------------------------------------------------------------------------------------------------------------
 57  Other Regulatory Assets (182.3)                                               232       649,900,430         1,180,574,726
-------------------------------------------------------------------------------------------------------------------------------
 58  Prelim. Survey and Investigation Charges (Electric) (183)                                 8,774,540                     0
-------------------------------------------------------------------------------------------------------------------------------
 59  Prelim. Sur. and Invest. Charges (Gas) (183.1, 183.2)                                             0                     0
-------------------------------------------------------------------------------------------------------------------------------
 60  Clearing Accounts (184)                                                                     -86,025             8,293,473
-------------------------------------------------------------------------------------------------------------------------------
 61  Temporary Facilities (185)                                                                        0                     0
-------------------------------------------------------------------------------------------------------------------------------
 62  Miscellaneous Deferred Debits (186)                                           233        66,093,991            64,976,567
-------------------------------------------------------------------------------------------------------------------------------
 63  Def. Losses from Disposition of Utility Plt. (187)                                                0                     0
-------------------------------------------------------------------------------------------------------------------------------
 64  Research. Devel. and Demonstration Expend. (188)                            352-363               0                     0
-------------------------------------------------------------------------------------------------------------------------------
 65  Unamortized Loss on Reaquired Debt (189)                                                 25,982,406            24,177,219
-------------------------------------------------------------------------------------------------------------------------------
 66  Accumulated  Deferred Income Taxes (190)                                      234       626,554,045           629,093,425
-------------------------------------------------------------------------------------------------------------------------------
 67  Unrecovered Purchased Gas Costs (191)                                                             0                     0
-------------------------------------------------------------------------------------------------------------------------------
 68  TOTAL Deferred Debits (Enter Total of lines 54 thru 67)                               1,473,591,181         1,968,759,045
-------------------------------------------------------------------------------------------------------------------------------
 69  TOTAL Assets and Other Debits (Enter Total of lines 10.11.12, 22,52,66)               7,709,405,101         7,778,678,172
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-94)                                         PAGE 111
-------------------------------------------------------------------------------------------------------------------------------

                         18 C.F.R. SS. 33.3, EXHIBIT D
                         -----------------------------


                      Statement of Contingent Liabilities

                                                                       EXHIBIT E

                              Request for Waiver of
                          18 C.F.R. ss. 33.3, Exhibit E

         Michigan Transco, a special purpose subsidiary created exclusively for purposes of consummating the proposed Transfer Transaction, respectfully requests waiver of 18 C.F.R. ss. 33.3, Exhibit E to this Application, an actual and pro forma income statement. Michigan Transco currently owns, operates, or otherwise controls no facilities used for the generation, transmission, or distribution of electric energy. As such, Michigan Transco is not presently required to keep its records in conformance with the Commission's Uniform System of Accounts set forth at 18 C.F.R. ss. 101. Accordingly, Michigan Transco submits that good cause exists to grant its request for waiver.

                                                                       EXHIBIT D


                              Request for Waiver of
                          18 C.F.R. ss. 33.3, Exhibit D



         Applicants respectfully request waiver of the Commission's requirement in 18 C.F.R. ss. 33.3, that they file, as Exhibit D of this Application, a statement of all known and contingent liabilities. In the Merger Filing NOPR, the Commission proposes to streamline applicants' filing responsibilities and "eliminate these unnecessary or inapplicable information requests..." See FERC Stats. & Regs. [Paragraph] 32,528 at 33,364. This includes the elimination of the current Exhibit D filing requirement. In addition, information with respect to known contingent liabilities is filed in Consumers Energy Company's FERC Form 1 and, thus, the Commission already has such information in its files. Accordingly, Applicants submit that good cause exists to grant their request for waiver.

                         18 C.F.R. SS. 33.3, EXHIBIT E
                         -----------------------------


                                Income Statement


NAME OF RESPONDENT              THIS REPORT IS:                       DATE OF REPORT                     YEAR OF REPORT
CONSUMERS ENERGY COMPANY        (1) [X] AN ORIGINAL                   (MO,DA,YR)                         DEC. 31, 1999
                                (2) [ ] A RESUBMISSION                    / /                                     ----


------------------------------------------------------------------------------------------------------------------------------
                                                  STATEMENT OF INCOME FOR THE YEAR
------------------------------------------------------------------------------------------------------------------------------

1.   Report amounts for accounts 412 and 413. Revenue and Expenses from Utility Plant Leased to Others, in another Utility column
     (j, k, m, o) in a similar manner to a utility department. Spread the amount(s) over Lines 02 thru 24 as appropriate. Include these amounts in columns (c) and (d) totals.
2.   Report amounts in account 414.  Other Utility Operating income, in the same manner as accounts 412 and 413 above.
3.   Report data for lines 7, 9, and 10 for Natural Gas companies using accounts 404.1, 404.2, 404.3, 407.1 and 407.2.
4.   Use pages 122-123 for important notes regarding the statement of income or any account thereof.
5.   Give concise explanations concerning unsettled rate proceedings where a contingency exists such that refunds of a material amount may need to be made to the utility's customers or which may result in a material refund to the utility with respect to power or gas purchases. State for each year affected the gross revenues or costs to which the contingency relates and the tax effects together with an explanation of the major factors which affect the rights of the utility to retain such revenues or recover amounts paid with respect to power and gas purchases.
6.   Give concise explanations concerning significant amounts of any refunds made or received during the year.

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                   (Ref.)         TOTAL
 Line                                      Account                                Page No.    Current Year       Previous Year
  No.                                        (a)                                    (b)            (c)                (d)
-----------------------------------------------------------------------------------------------------------------------------------

   1    UTILITY OPERATING INCOME
-----------------------------------------------------------------------------------------------------------------------------------
   2    Operating Revenues (400)                                                  300-301         3,812,479,551      3,648,679,920
-----------------------------------------------------------------------------------------------------------------------------------
   3    Operating Expenses
-----------------------------------------------------------------------------------------------------------------------------------
   4    Operation Expenses (401)                                                  320-323         2,391,018,802      2,272,792,652
-----------------------------------------------------------------------------------------------------------------------------------
   5    Maintenance Expenses (402)                                                320-323           170,684,646        168,998,754
-----------------------------------------------------------------------------------------------------------------------------------
   6    Depreciation Expense (403)                                                336-337           331,611,898        351,471,257
-----------------------------------------------------------------------------------------------------------------------------------
   7    Amort. & Dept. of Utility Plant (404-405)                                 336-337            59,608,998         19,015,176
-----------------------------------------------------------------------------------------------------------------------------------
   8    Amort. of Utility Plant Acq. Adj. (406)                                   336-337
-----------------------------------------------------------------------------------------------------------------------------------
   9    Amort. Property Losses, Unrecov Plant and Regulatory Study Costs (407)                       29,191,886         29,287,879
-----------------------------------------------------------------------------------------------------------------------------------
  10    Amort. of Conversion Expenses (407)
-----------------------------------------------------------------------------------------------------------------------------------
  11    Regulatory Debits (407.3)
-----------------------------------------------------------------------------------------------------------------------------------
  12    (Less) Regulatory Credits (407.4)
-----------------------------------------------------------------------------------------------------------------------------------
  13    Taxes Other Than Income Taxes (408.1)                                     262-263           199,414,122        199,054,481
-----------------------------------------------------------------------------------------------------------------------------------
  14    Income Taxes - Federal (409.1)                                            262-263           194,740,093        152,804,050
-----------------------------------------------------------------------------------------------------------------------------------
  15        *Other (409.1)                                                        262-263               622,906            571,089
-----------------------------------------------------------------------------------------------------------------------------------
  16    Provision for Deferred Income Taxes (410.1)                             234, 272-277        149,116,607        156,946,433
-----------------------------------------------------------------------------------------------------------------------------------
  17    (Less) Provision for Deferred Income Taxes - Cr. (411.1)                234, 272-277        173,761,776        150,914,014
-----------------------------------------------------------------------------------------------------------------------------------
  18    Investment Tax Credit Adj. - Net (411.4)                                    266               5,914,069         12,526,979
-----------------------------------------------------------------------------------------------------------------------------------
  19    (Less) Provision for Disp. of Utility Plant (411.6)
-----------------------------------------------------------------------------------------------------------------------------------
  20    Losses from Disp. of Utility Plant (411.7)
-----------------------------------------------------------------------------------------------------------------------------------
  21    (Less) Gains from Disposition of Allowances (411.8)
-----------------------------------------------------------------------------------------------------------------------------------
  22    Losses from Disposition of Allowances (411.9)
-----------------------------------------------------------------------------------------------------------------------------------
  23    TOTAL Utility Operating Expenses (Enter Total of lines 4 thru .22)                        3,346,334,113      3,187,500,778
-----------------------------------------------------------------------------------------------------------------------------------
  24    Net Util Oper Inc (Enter Tot line 2 less 23) Carry fwd to P117.line 25                      466,145,438        461,179,142
-----------------------------------------------------------------------------------------------------------------------------------






FERC FORM NO. 1 (ED. 12-96)                                         PAGE 114

--------------------------------------------------------------------------------
Name of Respondent                            This Report is:
Consumers Energy Company                      (1) [X] An Original
                                              (2) [ ] A Resubmission

Date of Report                                Year of Report
(Mo. Da. Yr)                                  Dec. 31, 1999
  / /
--------------------------------------------------------------------------------
                  STATEMENT OF INCOME FOR THE YEAR (Continued)
--------------------------------------------------------------------------------
resulting from settlement of any rate proceeding affecting revenues received or costs incurred for power or gas purchases, and a summary of the adjustments made to balance sheet, income, and expense accounts.
7. If any notes appearing in the report to stockholders are applicable to this Statement of Income, such notes may be included on pages 122-123.
B. Enter on pages 122-123 a concise explanation of only those changes in accounting methods made during the year which had an effect on net income, including the basis of allocations and appointments from those used in the preceding year. Also give the approximate dollar effect of such changes.
9. Explain in a footnote if the previous year's figures are different from that reported in prior reports.
10. If the columns are insufficient for reporting additional utility departments, supply the appropriate account titles, lines 2 to 23, and report the information in the blank space on pages 122-123 or in a footnote.



------------------------------------------------------------------------------------------------------------------------------------
            ELECTRIC UTILITY                           GAS UTILITY                              OTHER UTILITY
------------------------------------------------------------------------------------------------------------------------------  Line
    Current Year        Previous Year        Current Year        Previous Year        Current Year        Previous Year          No.
        (e)                 (f)                  (g)                 (h)                  (i)                  (j)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                  1
------------------------------------------------------------------------------------------------------------------------------------
   2,666,473,891        2,604,333,186       1,146,005,650        1,044,346,734                                                    2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                  3
------------------------------------------------------------------------------------------------------------------------------------
   1,567,003,559        1,531,308,557         824,015,243          741,484,096                                                    4
------------------------------------------------------------------------------------------------------------------------------------
     139,918,099          140,895,901          30,766,547           28,102,853                                                    5
------------------------------------------------------------------------------------------------------------------------------------
     233,697,661          262,094,683          97,914,237           89,376,574                                                    6
------------------------------------------------------------------------------------------------------------------------------------
      52,379,856           12,841,662           7,229,142            6,173,514                                                    7
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                  8
------------------------------------------------------------------------------------------------------------------------------------
      29,191,886           29,287,879                                                                                             9
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 10
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 11
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 12
------------------------------------------------------------------------------------------------------------------------------------
     144,187,713          145,657,342          55,226,408           53,397,139                                                   13
------------------------------------------------------------------------------------------------------------------------------------
     152,657,680          127,291,189          42,082,413           25,512,861                                                   14
------------------------------------------------------------------------------------------------------------------------------------
         439,191              398,434             183,715              172,655                                                   15
------------------------------------------------------------------------------------------------------------------------------------
     122,890,921          119,899,843          26,225,686           37,046,590                                                   16
------------------------------------------------------------------------------------------------------------------------------------
     144,290,278          124,926,538          29,471,498           25,987,476                                                   17
------------------------------------------------------------------------------------------------------------------------------------
       4,696,118          -11,859,973          -1,217,951             -667,006                                                   18
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 19
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 20
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 21
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                 22
------------------------------------------------------------------------------------------------------------------------------------
   2,293,380,170        2,232,888,979       1,052,953,942          954,611,800                                                   23
------------------------------------------------------------------------------------------------------------------------------------
     373,093,721          371,444,207          93,051,718           89,734,934                                                   24



------------------------------------------------------------------------------------------------------------------------------------



FERC FORM NO. 1 (ED.12-95)          Page 115

--------------------------------------------------------------------------------
Name of Respondent                               This Report is:
Consumers Energy Company                         (1) [x] An Original
                                                 (2) [ ] An Resubmission

Date of Report                                   Year of Report
(Mo, Da, Yr)                                    Dec. 31, 1999


--------------------------------------------------------------------------------
                  STATEMENT OF INCOME FOR THE YEAR (Continued)
--------------------------------------------------------------------------------

              (Ref.)                                                                                         TOTAL
Line No.   Account (a)                                                       Page No. (b)       Current Year (c)  Previous Year (d)
-------    -----------                                                       ------------       ----------------  -----------------

25         Net Utility Operating Income (Carried forward from page 114)                              466,145,438        461,179,142
-----------------------------------------------------------------------------------------------------------------------------------
26         Other Income and Deductions
-----------------------------------------------------------------------------------------------------------------------------------
27         Other Income
-----------------------------------------------------------------------------------------------------------------------------------
28         Nonutility Operating Income
-----------------------------------------------------------------------------------------------------------------------------------
29         Revenues From Merchandising, Jobbing and Contract Work (415)                                1,418,760             68,568
-----------------------------------------------------------------------------------------------------------------------------------
30         (Less) Costs and Exp. of Merchandising, Job & Contract Work (416)                             813,230            730,376
-----------------------------------------------------------------------------------------------------------------------------------
31         Revenues From Nonutility Operations (417)                                                   2,892,738          3,190,635
-----------------------------------------------------------------------------------------------------------------------------------
32         (Less) Expenses of Nonutility Operations (417.1)                                            7,873,952          5,092,308
-----------------------------------------------------------------------------------------------------------------------------------
33         Nonoperating Rental Income (41.8)                                                             628,999            649,061
-----------------------------------------------------------------------------------------------------------------------------------
34         Equity in Earnings of Subsidiary Companies (418.1)                         119             38,795,241         37,105,689
-----------------------------------------------------------------------------------------------------------------------------------
35         Interest and Dividend Income (419)                                                         18,098,945         21,123,842
-----------------------------------------------------------------------------------------------------------------------------------
36         Allowance for Other Funds Used During Construction (419.1)
-----------------------------------------------------------------------------------------------------------------------------------
37         Miscellaneous Nonoperating Income (421)                                                    12,860,725          6,552,639
-----------------------------------------------------------------------------------------------------------------------------------
38         Gain on Disposition of Property (421.1)                                                     4,461,841            791,220
-----------------------------------------------------------------------------------------------------------------------------------
39         TOTAL Other Income (Enter Total of lines 29 thru 38)                                       70,490,068         63,638,970
-----------------------------------------------------------------------------------------------------------------------------------
40         Other Income Deductions
-----------------------------------------------------------------------------------------------------------------------------------
41         Loss on Disposition of Property (421.2)                                                       407,898             28,410
-----------------------------------------------------------------------------------------------------------------------------------
42         Miscellaneous Amortization (425)                                           340
-----------------------------------------------------------------------------------------------------------------------------------
43         Miscellaneous Income Deduction (426.1-426.5)                               340             28,578,123         72,499,875
-----------------------------------------------------------------------------------------------------------------------------------
44         TOTAL Other Income Deductions (Total of Lines 41 thru 43)                                  28,986,021         72,528,286
-----------------------------------------------------------------------------------------------------------------------------------
45         Taxes Applic. to Other Income and Deductions
-----------------------------------------------------------------------------------------------------------------------------------
46         Taxes Other Than Income Taxes (408.2)                                  262-263             -1,501,673           -941,698
-----------------------------------------------------------------------------------------------------------------------------------
47         Income Taxes-Federal (409.2)                                           262-263            -37,609,588        -34,172,261
-----------------------------------------------------------------------------------------------------------------------------------
48         Income Taxes-Other (409.2)                                             262-263
-----------------------------------------------------------------------------------------------------------------------------------
49         Provision for Deferred Inc. Taxes (410.2)                          234,272-277             28,815,552         26,341,820
-----------------------------------------------------------------------------------------------------------------------------------
50         (Less) Provision for Deferred Income Taxes-Cr. (411.2)             234,272-277              2,415,333         19,803,387
-----------------------------------------------------------------------------------------------------------------------------------
51         Investment Tax Credit Adj.-Net (411.5)
-----------------------------------------------------------------------------------------------------------------------------------
52         (Less) Investment Tax Credits (420)
-----------------------------------------------------------------------------------------------------------------------------------
53         TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)                             -12,711,042        -28,575,526
-----------------------------------------------------------------------------------------------------------------------------------
54         Net Other Income and Deductions (Enter Total lines 39,44,53)                               54,215,089         19,686,210
-----------------------------------------------------------------------------------------------------------------------------------
55         Interest Charges
-----------------------------------------------------------------------------------------------------------------------------------
56         Interest on Long-Term Debt (427)                                                          134,686,705        132,357,711
-----------------------------------------------------------------------------------------------------------------------------------
57         Amort. of Debt Dis. and Expenses (428)                                                      4,176,101          3,467,580
-----------------------------------------------------------------------------------------------------------------------------------
58         Amortization of Loss on Reaquired Debt (428.1)                                               1,622,042          1,452,436
-----------------------------------------------------------------------------------------------------------------------------------
59         (Less) Amort. of Premium on Debt-Credit (429.1)
-----------------------------------------------------------------------------------------------------------------------------------
60         (Less) Amortization of Gain on Reaquired Debt-Credit (429.1)
-----------------------------------------------------------------------------------------------------------------------------------
61         Interest on Debt to Assoc. Companies (430)                                 340             22,201,899         19,914,151
-----------------------------------------------------------------------------------------------------------------------------------
62         Other Interest Expense (431)                                               340             40,000,605         37,552,565
-----------------------------------------------------------------------------------------------------------------------------------
63         (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)                         61,193          1,003,353
-----------------------------------------------------------------------------------------------------------------------------------
64         Net Interest Charges (Enter Total of lines 56 thru 63)                                    201,439,287        192,794,508
-----------------------------------------------------------------------------------------------------------------------------------
65         Income Before Extraordinary Items (Total of lines 25,54 and 64)                           318,921,240        288,070,844
-----------------------------------------------------------------------------------------------------------------------------------
66         Extraordinary Items
-----------------------------------------------------------------------------------------------------------------------------------
67         Extraordinary Income (434)                                                                                    65,338,193
-----------------------------------------------------------------------------------------------------------------------------------
68         (Less) Extraordinary Deductions (435)
-----------------------------------------------------------------------------------------------------------------------------------
69         Net Extraordinary Items (Enter Total of line 67 less line 68                                                  65,338,193
-----------------------------------------------------------------------------------------------------------------------------------
70         Income Taxes-Federal and Other (409.3)                                 262-263                                22,868,368
-----------------------------------------------------------------------------------------------------------------------------------
71         Extraordinary Items After Taxes (Enter Total of line 69 less line 70)                                         42,469,825
-----------------------------------------------------------------------------------------------------------------------------------
72         Net Income (Enter Total of lines 65 and 71)                                               318,921,240        330,540,669
-----------------------------------------------------------------------------------------------------------------------------------

Name of Respondent              This Report is:            Date of Report         Year of Report
                                (1) X An Original           (Mo. Da. Yr)
 Consumers Energy Company       (2) _ A Resubmission            / /                Dec 31, 1999

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                            CONSUMERS ENERGY COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1:   CORPORATE STRUCTURE AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CORPORATE STRUCTURE: Consumers is a combination electric and gas utility company serving the lower peninsula of Michigan and is a subsidiary of CMS Energy, a holding company. Consumers' customer base includes a mix of residential, commercial and diversified industrial customers, the largest segment of which is the automotive industry.

BASIS OF PRESENTATION: The consolidated financial statements include Consumers and its wholly owned subsidiaries. The financial statements are prepared in conformity with generally accepted accounting principles and include the use of management's estimates. Consumers uses the equity method of accounting for investments in its companies and partnerships where it has more than a 20 percent but less than a majority ownership interest and includes these results in operating income.

ACCRETION INCOME AND EXPENSE: In 1991, the MPSC allowed Consumers to recover a portion of its abandoned Midland investment over a 10-year period, but did not allow Consumers to earn a return on that amount. Consumers reduced the recoverable investment to the present value of the future recoveries. During the recovery period, Consumers adjusts the unrecovered asset to is present value. It reflects this adjustment as accretion income. Conversely, Consumers recorded a loss in 1992 for the present value of its estimated future underrecoveries of power costs resulting from purchases from the MCV Partnership (see Note 2). It now recognizes accretion expense annually to reflect the time value of money on the recorded loss.

GAS INVENTORY: Consumers uses the weighted average cost method for valuing working gas inventory. It records cushion gas, which is gas stored to maintain reservoir pressure for recovery of working gas, in the appropriate gas utility plant account. Consumers stores gas inventory in its underground storage facilities.

MAINTENANCE, DEPRECIATION AND DEPLETION: Consumers charges property repairs and minor property replacements to maintenance expense. Depreciable property retired or sold, plus cost of removal (net of salvage credits), is charged to accumulated depreciation. Consumers bases depreciation provisions for utility property on straight-line and units-of-production rates approved by the MPSC. The composite depreciation rate for electric utility property was 3.0 percent for 1999, 3.5 percent for 1998 and 3.6 percent for 1997. The composite rate for gas utility property was 4.4 percent for 1999, 4.2 percent for 1998 and 4.1 percent for 1997. The composite rate for other property was 8.6 percent for 1999, 7.4 percent for 1998 and 8.2 percent for 1997.

NUCLEAR FUEL COST: Consumers amortizes nuclear fuel cost to fuel expense based on the quantity of heat produced for electric generation. Interest on leased nuclear fuel is expensed as incurred. Under current federal law, as confirmed by court decision, the DOE was to begin accepting deliveries of spent nuclear fuel for disposal by January 31, 1998. For fuel used after April 6, 1983. Consumers charges disposal costs to nuclear fuel expense, recovers them through electric rates, and then remits them to the DOE quarterly. Consumers elected to defer payment for disposal of spent nuclear fuel burned before April 7, 1983. At December 1, 1999, Consumers had a recorded liability to the DOE of $123 million, including interest, which is payable upon the first delivery of spent nuclear fuel to the DOE. Consumers recovered through electric rates the amount of this liability, excluding a portion of interest. In January 1997, in



FERC FORM NO. 1 (ED. 12-88)     Page 123

--------------------------------------------------------------------------------

Name of Respondent              This Report is:            Date of Report         Year of Report
                                (1) X An Original           (Mo. Da. Yr)
 Consumers Energy Company       (2) _ A Resubmission            / /                Dec 31, 1999

                   NOTES TO FINANCIAL STATEMENTS (Continued)

response to the DOE's declaration that it would not begin to accept spent nuclear fuel deliveries in 1998, Consumers and other utilities filed suit in federal court. The court issued a decision in late 1997 affirming the DOE's duty to take delivery of spent fuel, but was not specific as to the relief available for failure of the DOE to comply. Further litigation brought by Consumers and others in 1998 that was intended to produce specific relief for the DOE's failure to comply has not been successful to date, although such litigation efforts continue. In January 1999, federal legislation was reintroduced in the House of Representatives to clarify the timing of the DOE's obligation to accept spent nuclear fuel and to direct the DOE to establish an integrated spent fuel management system that includes designing and constructing an interim storage facility in Nevada. Similar legislation was reintroduced in the Senate. Consumers cannot predict the outcome of this process.

NUCLEAR PLANT DECOMMISSIONING: Consumers collected $50 million in 1999 from its electric customers for decommissioning of its two nuclear plants. Amounts collected from electric retail customers and deposited in trusts (including trust earnings) are credited to accumulated depreciation. On March 22, 1999, Consumers received a decommissioning order from the MPSC that approved estimated decommissioning costs for Big Rock and Palisades of $315 million and $566 million (calculated in 1999 dollars), respectively. Consumers' site-specific decommissioning cost estimates for Big Rock and Palisades assume that each plant site will eventually be restored to conform to the adjacent landscape, and all contaminated equipment will be disassembled and disposed of in a licensed burial facility. The MPSC order also set the annual decommissioning surcharges for Big Rock and Palisades at $32 million and $14 million a year, respectively, and required Consumers to file revised decommissioning surcharges for Palisades that incorporate a gradual reduction in the decommissioning trust's equity investments following the plant's retirement. On December 16, 1999, the MPSC approved a revised decommissioning surcharge for Palisades in the amount of $6 million a year, effective January 1, 2000.

Big Rock closed permanently in 1997 because management determined that it would be uneconomical to operate in an increasingly competitive environment. The plant was originally scheduled to close on May 31, 2000, at the end of the plant's operating license. The MPSC allowed Consumers to continue collecting decommissioning surcharges through December 31, 2000. Plant decommissioning began in 1997 and it may take five to ten years to return the site to its original condition. For 1999, Consumers incurred costs of $51 million that were charged to the accumulated depreciation reserve for decommissioning and withdrew $43 million from the Big Rock nuclear decommissioning trust fund. In total, Consumers had incurred costs of $126 million that have been charged to the accumulated depreciation reserve for decommissioning and withdrew $112 million from the Big Rock nuclear decommissioning trust fund. These activities had no material impact on net income. At December 31, 1999, Consumers is the beneficiary of the investment in nuclear decommissioning trust funds of $181 million for Big Rock.

After retirement of Palisades, Consumers plans to maintain the facility in protective storage if radioactive waste disposal facilities are not available. Consumers will incur most of the Palisades decommissioning costs after the plant's NRC operating license expires. When the Palisades' NRC license expires in 2007, the trust funds are currently estimated to have accumulated $667 million, assuming currently approved MPSC surcharge levels. Consumers estimates that at the time Palisades is fully decommissioned in the year 2046, the trust funds will have provided $1.9 billion, including trust earnings, over this decommissioning period. At December 31, 1999, Consumers is the beneficiary of the investment in nuclear decommissioning trust funds of $421 million for Palisades.

RECLASSIFICATIONS: Consumers has reclassified certain prior year amounts for comparative purposes. These reclassifications did not affect consolidated net income for the years presented.


FERC FORM NO. 1 (ED. 12-88)     Page 123.1

Name of Respondent              This Report is:            Date of Report         Year of Report
                                (1) X An Original           (Mo, Da, Yr)
 Consumers Energy Company       (2) _ A Resubmission            / /                Dec 31, 1999

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


RELATED-PARTY TRANSACTIONS: Consumers' investment in Enterprises' preferred stock was $100 million at December 1, 1999 and $150 million at December 1, 1998. Beginning in 1997, Enterprises commenced a five-year redemption program of $50 million per year. In addition, Consumers has an investment in 2.9 million shares of CMS Energy Common Stock with a fair value totaling $90 million at December 1, 1999 (see Note 5). From these two investments, Consumers received dividends from affiliates' common and preferred stock totaling $11 million, $14 million, and $17 million in 1999, 1998 and 1997, respectively.

Consumers purchases a portion of its gas from CMS Oil and Gas. The purchases for the years ended 1999, 1998 and 1997 were $19 million, $24 million and $25 million, respectively. In 1999, 1998 and 1997, Consumers paid $52 million, $51 million and $51 million, respectively, for electric generating capacity and the energy generated by that capacity from affiliates of Enterprises. Consumers pays a portion of its gas transportation costs to Panhandle and its subsidiary Trunkline. Transportation fees paid for the nine months ended December 31, 1999 following the March 29, 1999 acquisition were $33 million. Consumers and its subsidiaries sold, stored and transported natural gas and provided other services to the MCV Partnership totaling $23 million, $13 million and $13 million in 1999, 1998 and 1997, respectively. For additional discussion of related-party transactions with the MCV Partnership and the FMLP, see Notes and
11.  other related-party transaction are immaterial.

UTILITY REGULATION: Consumers accounts for the effects of regulation based on the regulated utility accounting standard SFAS 71, Accounting for the Effects of Certain Types of Regulation. As a result, the actions of regulators affect when Consumers recognizes revenues, expenses, assets and liabilities.

In March 1999, Consumers received MPSC electric restructuring order which, among other things, identified the terms and timing for implementing electric restructuring in Michigan. Consistent with these orders, Consumers discontinued application of SFAS 71 for the energy supply portion of its business in the first quarter of 1999 because Consumers expected to implement retail open access for its electric customers in September 1999. Discontinuation of SFAS 71 for the energy supply portion of Consumers' business resulted in Consumers reducing the carrying value of its Palisades plant-related assets by approximately $535 million and establishing a regulatory asset for a corresponding amount. The regulatory asset is collectible as part of the Transition Costs which are recoverable through the regulated transmission and distribution portion of Consumers' business as approved by an MPSC order in 1998. This order also allowed Consumers to recover any energy supply-related regulatory assets, plus a return on any unamortized balance of those assets, from its transmission and distribution customers. According to current accounting standards, Consumers can continue to carry its energy supply-related regulatory assets if legislation or an MPSC rate order allows the collection of cash flows to recover these regulatory assets from its regulated transmission and distribution customers. At December 31, 1999, Consumers had a net investment in energy supply facilities of $949 million included in electric plant and property.

SFAS 121. Accounting for the Impairment Of Long-Lived Assets and for Long-Lived Assets to be Disposed of imposes stricter criteria for retention of regulatory-created assets by requiring that such assets be probable of future recovery at each balance sheet date. Management believes these asset will be recovered.

The following regulatory assets (liabilities), which include both current and non-current amounts, are reflected in the Consolidated Balance Sheets. These costs are being recovered through rates over periods of up to 13 years.



                                                            In Millions



FERC FORM NO. 1 (ED. 12-88)     Page 123.2

---------------------------------------------------------------------------------------------
Name of Respondent           This Report is:         Date of Report:      Year of Report
                             (1) X An Original       (Mo, Da, Yr)
Consumers Energy Company     (2)   A Resubmission         / /             Dec 31, 1999
---------------------------------------------------------------------------------------------
                                             NOTES TO FINANCIAL STATEMENTS (Continued)
---------------------------------------------------------------------------------------------

December 31                                                                1999         1998
--------------------------------------------------------------------------------------------
Postretirement benefits (Note 7)                                            $366        $397
Income taxes (Note 4)                                                        193         148
Abandoned Midland project                                                     48          71
Manufactured gas plant sites (Note 2)                                         65          48
DSM - deferred costs                                                          13          32
Uranium enrichment facility                                                   18          20
Other                                                                         33          38
                                                                           -----------------
Total regulatory assets                                                     $736        $754
============================================================================================
Income taxes (Note 4)                                                      ($257)      ($235)
DSM - deferred revenue                                                       (17)        (24)
Total regulatory liabilities                                               ($274)      ($259)



RISK MANAGEMENT ACTIVITIES AND DERIVATIVES TRANSACTIONS: Consumers and its subsidiaries use derivative instruments, including swaps and options, to manage exposure to fluctuations in interest rates and commodity prices, respectively. To qualify for hedge accounting, derivatives must meet the following criteria:
1) the item to be hedged exposes the enterprise to price and interest rate risk; and 2) the derivative reduces that exposure and is designated as a hedge.

Derivative instruments contain credit risk if the counterparties, including financial institutions and energy marketers, fail to perform under the agreements. Consumers minimizes such risk by performing financial credit reviews using, among other things, publicly available credit ratings of such counterparties. The risk of nonperformance by the counterparties is considered remote.

Consumers enters into interest rate swap agreements to exchange variable-rate interest payment obligations for fixed-rate obligations without exchanging the underlying notional amounts. These agreements convert variable-rate debt to fixed-rate debt in order to reduce the impact of interest rate fluctuations. The notional amounts parallel the underlying debt levels and are used to measure interest to be paid or received and do not represent the exposure credit loss.

Consumers enters into electric option contracts to ensure a reliable source of capacity to meet its customers' electric requirements and to limit its risk associated with electricity price increases. It is management's intent to take physical delivery of the commodity. Consumers continuously evaluates its daily capacity needs and sells the option contracts, if marketable, when it has excess daily capacity. Consumers' maximum exposure associated with these options is limited to the price paid.

OTHER: For significant accounting policies regarding income taxes, see Note 4; for executive incentive compensation, see Note 6; and for pensions and other postretirement benefits, see Note 7.

IMPLEMENTATION OF NEW ACCOUNTING STANDARDS: In 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal



FERC FORM NO. 1 (ED. 12-88)                       Page 123.3

Name of Respondent              This Report is:            Date of Report         Year of Report
                                (1) X An Original           (Mo. Da. Yr)
Consumers Energy Company        (2) _ A Resubmission            / /                Dec 31, 1999

                   NOTES TO FINANCIAL STATEMENTS (Continued)

Use, and Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. Also in 1998, the Emerging Issues Task Force published Issue 98-10, Accounting for Energy Trading and Risk Management Activities. Each of these statements was effective in 1999. Application of these standards has not had a material affect on Consumers' financial position, liquidity or results of operations.

CHANGE IN METHOD OF ACCOUNTING FOR PROPERTY TAXES: During the first quarter 1998, Consumers implemented a change in the method of accounting for property taxes so that such taxes are recognized during the fiscal period of the taxing authority for which the taxes are levied. This change better matches property tax expense with the services provided by the taxing authorities, and is considered the most acceptable basis of recording property taxes. Prior to 1998, Consumers recorded property taxes monthly during the year following the assessment date (December 31). The cumulative effect of this one-time change in accounting increased other income in 1998 by $66 million, and earnings, net of tax, by $43 million. The pro forma effect on prior years' consolidated net income of retroactively recording property taxes as if the new method of accounting had been in effect for all periods presented is not material.


2: UNCERTAINTIES

ELECTRIC CONTINGENCIES

ELECTRIC ENVIRONMENTAL MATTERS: The Clean Air Act limits emissions of sulfur dioxide and nitrogen oxides and requires emissions and air quality monitoring. Consumers currently operates within these limits and meets current emission requirements. The Clean Air Act requires the EPA to review periodically the effectiveness of the national air quality standards in preventing adverse health effects. In 1997, the EPA revised these standards to impose further limitations on nitrogen oxide and small particulate-related emissions. In May 1999, a United States Court of Appeals ruled that the grant of authority to the EPA, to revise the standards as the EPA did, would amount to an unconstitutional delegation of legislative power. As a result, the EPA will not implement the standards under the 1997 rule. On October 28, 1999, the United States Court of Appeals denied a request by the EPA for a rehearing. On January 27, 2000, the Department of Justice filed a petition for the United States Supreme Court to review the case. Because of the United States Court of Appeals decisions, the EPA has proposed to reinstate the pre-1997 standards.

In September 1998, based in part upon the 1997 standards, the EPA Administrator issued final regulations requiring the state of Michigan to limit further nitrogen oxide emissions. Consumers anticipates a reduction in nitrogen oxide emissions by 2003 to only 32 percent of levels allowed for the year 2000. The state of Michigan had one year to submit an implementation plan. The state of Michigan filed a lawsuit objecting to the extent of the required emission reductions and requesting an extension of the submission date. In May 1999, the United States Court of Appeals granted an indefinite stay of the submission date for the state of Michigan's implementation plan. In early 2000, the United States Court of Appeals upheld the EPA's final regulations. The state of Michigan is expected to appeal this ruling. Until the appeal is decided, it is unlikely that the state of Michigan will establish Consumers' nitrogen oxide emissions reduction target. In December 1999, the EPA Administrator signed a revised final rule under Section 126 of the Clean Air Act. The rule requires some electric utility generators, including some of Consumers' electric generating facilities, to achieve the same emission rate as that required by the currently challenged September 1998 EPA final rule. Under the revised
Section 126 rule, the emission rate will become effective on May 1, 2003 and apply during the ozone section in 2003 and during each subsequent year. Various parties' petitions challenging the EPA's rule have been filed. Until these targets are lawfully established, the estimated cost of compliance discussed below is subject to revision.

FERC FORM NO 1. (ED. 12-88)         Page 123.4

                         18 C.F.R. SS. 33.3, EXHIBIT F
                         -----------------------------

                         Analysis of Retained Earnings

                                                                       EXHIBIT F

                              Request for Waiver of
                          18 C.F.R. ss. 33.3, Exhibit F

         Michigan Transco, a special purpose subsidiary created exclusively for purposes of consummating the proposed Transfer Transaction, respectfully requests waiver of 18 C.F.R. ss. 33.3, Exhibit F to this Application, analysis of retained earnings. Michigan Transco currently owns, operates, or otherwise controls no facilities used for the generation, transmission, or distribution of electric energy. As such, Michigan Transco is not presently required to keep its records in conformance with the Commission's Uniform System of Accounts set forth at 18 C.F.R. ss. 101. Accordingly, Michigan Transco submits that good cause exists to grant its request for waiver.

Name of Respondent                               This Report is:                 Date of Report                 Year of Report
                                                (1) [X] An Original              (Mo. Da, Yr)
Consumers Energy Company                        (2) [ ] A Resubmission            / /                         December 31, 1999
                                                                                                                           ----

                   STATEMENT OF RETAINED EARNINGS FOR THE YEAR

1. Report all changes in appropriated retained earnings, unappropriated retained earnings, and unappropriated undistributed subsidiary earning for the year.
2. Each credit and debit during the year should be identified as to the retained earnings account in which recorded (Accounts 433, 436, 439 inclusive). Show the contra primary account affected in column (b)
3. State the purpose and amount of each reservation or appropriation of retained earnings.
4. List first account 439, Adjustments to Retained Earnings, reflecting adjustments to the opening balance of retained earnings. Follow by credit, then debit items in that order.
5. Show dividends for each class and series of capital stock.
6. Show separately the State and Federal income tax effect of items shown in account 439, Adjustments to Retained Earnings.
7. Explain in footnote the basis for determining the amount reserved or appropriated. If such reservation or appropriation is to be recurrent, state the number and annual amounts to be reserved or appropriated as well as the totals eventually to be accumulated.
8. If any notes appearing in the report to stockholders are applicable to this statement, include them on pages 122-123.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        Contra Primary           Amount
Line                                  Item                                             Account Affected
No.                                   (a)                                                    (b)                   (c)
------------------------------------------------------------------------------------------------------------------------------------
                UNAPPROPRIATED RETAINED EARNING (Account 215)
------------------------------------------------------------------------------------------------------------------------------------
    1           Balance-Beginning of Year                                                                       186,087,106
------------------------------------------------------------------------------------------------------------------------------------
    2           Changes
------------------------------------------------------------------------------------------------------------------------------------
    3           Adjustment to Retained Earnings (Account 439)
------------------------------------------------------------------------------------------------------------------------------------
    4
------------------------------------------------------------------------------------------------------------------------------------
    5
------------------------------------------------------------------------------------------------------------------------------------
    6
------------------------------------------------------------------------------------------------------------------------------------
    7
------------------------------------------------------------------------------------------------------------------------------------
    8
------------------------------------------------------------------------------------------------------------------------------------
    9           TOTAL Credits to Retained Earnings (Acct. 439)
------------------------------------------------------------------------------------------------------------------------------------
   10
------------------------------------------------------------------------------------------------------------------------------------
   11
------------------------------------------------------------------------------------------------------------------------------------
   12
------------------------------------------------------------------------------------------------------------------------------------
   13
------------------------------------------------------------------------------------------------------------------------------------
   14
------------------------------------------------------------------------------------------------------------------------------------
   15           TOTAL Debits to Retained Earnings (Acct. 439)
------------------------------------------------------------------------------------------------------------------------------------
   16           Balance Transferred from Income (Account 433 less Account 418.1)                                280,125,999
------------------------------------------------------------------------------------------------------------------------------------
   17           Appropriations of Retained Earnings (Acct. 436)
------------------------------------------------------------------------------------------------------------------------------------
   18           Excess Earnings of Hydro Plants                                              215.1               -6,478,138
------------------------------------------------------------------------------------------------------------------------------------
   19
------------------------------------------------------------------------------------------------------------------------------------
   20
------------------------------------------------------------------------------------------------------------------------------------
   21
------------------------------------------------------------------------------------------------------------------------------------
   22           TOTAL Appropriations of Retained Earnings (Acct. 436)                                            -6,476,138
------------------------------------------------------------------------------------------------------------------------------------
   23           Dividends Declared-Preferred Stock (Account 437)
------------------------------------------------------------------------------------------------------------------------------------
   24           $4.50 Preferred Stock                                                                            -1,679,183
------------------------------------------------------------------------------------------------------------------------------------
   25           $4.16 Preferred Stock                                                                              -284,756
------------------------------------------------------------------------------------------------------------------------------------
   26           $2.08 Preferred Stock                                                                            -4,160,000
------------------------------------------------------------------------------------------------------------------------------------
   27
------------------------------------------------------------------------------------------------------------------------------------
   28
------------------------------------------------------------------------------------------------------------------------------------
   29           TOTAL Dividends Declared-Common Stock (Acct. 437)                                                -6,123,939
------------------------------------------------------------------------------------------------------------------------------------
   30           Dividends Declared-Common Stock (Account 438)
------------------------------------------------------------------------------------------------------------------------------------
   31                                                                                                          -262,500,000
------------------------------------------------------------------------------------------------------------------------------------
   32
------------------------------------------------------------------------------------------------------------------------------------
   33
------------------------------------------------------------------------------------------------------------------------------------
   34
------------------------------------------------------------------------------------------------------------------------------------
   35
------------------------------------------------------------------------------------------------------------------------------------
   36           TOTAL Dividends Declared-Common Stock (Acct. 438)                                              -262,500,000
------------------------------------------------------------------------------------------------------------------------------------
   37           Transfers from Acct 216.1 Unapprop. Undistrib. Subsidiary Earnings                               10,200,000
------------------------------------------------------------------------------------------------------------------------------------
   38           Balance - End of Year (Total 1,9,15,16,22,29,36,37)                                             201,311,028
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
| Name of Respondent                          |  This Report is:                  |   Date of Report   |    Year of Report       |
|                                             |  (1)  [X] An Original             |   (Mo. Da. Yr)     |    Dec. 31,     1999    |
| Consumers Energy Company                    |  (2)  [ ] A Resubmission          |    //              |             --------    |
----------------------------------------------------------------------------------------------------------------------------------
|                                          STATEMENT OF RETAINED EARNINGS FOR THE YEAR                                           |
----------------------------------------------------------------------------------------------------------------------------------
| 1. Report all changes in appropriated retained earnings, unappropriated retained earnings, and unappropriated undistributed    |
|subsidiary earnings for the year.                                                                                               |
| 2. Each credit and debit during the year should be identified as to the retained earnings account in which recorded (Accounts  |
|433, 436-439 inclusive).  Show the contra primary account affected in column (b)                                                |
| 3. State the purpose and amount of each reservation or appropriation of retained earnings.                                     |
| 4. List first account 439, Adjustments to Retained Earnings, reflecting adjustments to the opening balance of retained         |
|earnings.  Follow by credit, then debit items in that order.                                                                    |
| 5. Show dividends for each class and series of capital stock.                                                                  |
| 6. Show separately the State and Federal income tax effect of items shown in account 439, Adjustments to Retained Earnings.    |
| 7. Explain in a footnote the basis for determining the amount reserved or appropriated.  If such reservation or appropriation  |
|is to be recurrent, state the number and annual amounts to be reserved or appropriated as well as the totals eventually to be   |
|accumulated.                                                                                                                    |
| 8. If any notes appearing in the report to stockholders are applicable to this statement, include them on pages 122-123.       |
|                                                                                                                                |
|                                                                                                                                |
----------------------------------------------------------------------------------------------------------------------------------
| Line |                                                                                  |  Contra Primary  |      Amount       |
|  No. |                                       Item                                       | Account Affected |                   |
|      |                                       (a)                                        |       (b)        |        (c)        |
----------------------------------------------------------------------------------------------------------------------------------
|      |APPROPRIATED RETAINED EARNINGS (Account 215)                                      |                  |                   |
-------|----------------------------------------------------------------------------------|------------------|-------------------|
|    39|                                                                                  |                  |       100,000,000 |
----------------------------------------------------------------------------------------------------------------------------------
|    40|                                                                                  |                  |                   |
----------------------------------------------------------------------------------------------------------------------------------
|    41|                                                                                  |                  |                   |
----------------------------------------------------------------------------------------------------------------------------------
|    42|                                                                                  |                  |                   |
----------------------------------------------------------------------------------------------------------------------------------
|    43|                                                                                  |                  |                   |
----------------------------------------------------------------------------------------------------------------------------------
|    44|                                                                                  |                  |                   |
----------------------------------------------------------------------------------------------------------------------------------
|    45|TOTAL Appropriated Retained Earnings (Account 215)                                |                  |       100,000,000 |
----------------------------------------------------------------------------------------------------------------------------------
|      |APPROP. RETAINED EARNINGS - AMORT. Reserve. Federal (Account 215.1)               |                  |                   |
----------------------------------------------------------------------------------------------------------------------------------
|    46|TOTAL Approp. Retained Earnings-Amort. Reserve. Federal (Acct. 215.1)             |                  |        21,753,589 |
----------------------------------------------------------------------------------------------------------------------------------
|    47|TOTAL Approp. Retained Earnings (Acct. 215, 215.1) (Total 45,46)                  |                  |       121,753,589 |
----------------------------------------------------------------------------------------------------------------------------------
|    48|TOTAL Retained Earnings (Account 215,215.1.216) (Total 38, 47)                    |                  |       323,064,617 |
----------------------------------------------------------------------------------------------------------------------------------
|      |UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (Account 216.1)                  |                  |                   |
----------------------------------------------------------------------------------------------------------------------------------
|    49|Balance-Beginning of Year (Debit or Credit)                                       |                  |       132,514,833 |
----------------------------------------------------------------------------------------------------------------------------------
|    50|Equity in Earnings for Year (Credit) (Account 418.1)                              |                  |        38,795,241 |
----------------------------------------------------------------------------------------------------------------------------------
|    51|(Less) Dividends Received (Debit)                                                 |                  |        10,200,000 |
----------------------------------------------------------------------------------------------------------------------------------
|    52|                                                                                  |                  |                   |
----------------------------------------------------------------------------------------------------------------------------------
|    53|Balance-End of Year (Total lines 49 thru 52)                                      |                  |       161,110,074 |
----------------------------------------------------------------------------------------------------------------------------------
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
|      |                                                                                  |                  |                   |
----------------------------------------------------------------------------------------------------------------------------------
FERC FORM NO.1 (ED. 12-96)                                       Page 119

                       18 C.F.R. SECTION 33.3, EXHIBIT G
                       ---------------------------------

                       Other Required Regulatory Filings

                                                                       EXHIBIT G

CMS Energy Corporation and Consumers will require an order from the Securities and Exchange Commission for approval to acquire the securities of Michigan Transco pursuant to Section 9(a)(2) and 10 of the PUCHA, in order to consummate the Transfer Transaction.

Within six (6) months following the filing of the instant Application, Consumers must file an application for an order from the MPSC approving the proposed accounting treatment for the Transfer Transaction.

Consumers will file an application with the Commission under Part I of the Federal Power Act to remove certain transmission facilities from the license for the Ludington Pumped Storage Project so that it will not be necessary for Michigan Transco to be a licensee under Part 1 of the FPA.

Applicants intend to provide copies of these applications to the Commission reasonably contemporaneous with the filing of each one.

                         18 C.F.R. SS. 33.3, EXHIBIT H
                         -----------------------------


             Contracts Relating to Transfer of Transmission Assets

                         (1)  Operating Agreement
                         (2)  Transmission Service Agreement
                         (3)  Easement Agreement
                         (4)  Bill of Sale

                               OPERATING AGREEMENT

                                 BY AND BETWEEN

                     MICHIGAN ELECTRIC TRANSMISSION COMPANY

                                       AND

                            CONSUMERS ENERGY COMPANY


                          Dated as of October __, 2000



                              (PRO FORMA AGREEMENT)

                               OPERATING AGREEMENT
                                 BY AND BETWEEN
                     MICHIGAN ELECTRIC TRANSMISSION COMPANY
                                       AND
                            CONSUMERS ENERGY COMPANY


         This agreement is made and entered into as of this __ day of October, 2000, by and between Michigan Electric Transmission Company ("MICHIGAN TRANSCO"), a Michigan corporation, having its principal place of business at 212 W Michigan Avenue, Jackson, Michigan 49201, and Consumers Energy Company ("CONSUMERS"), a Michigan corporation, having its principal place of business at 212 W Michigan Avenue, Jackson, Michigan 49201. (Michigan Transco and Consumers may be referred to individually as "PARTY" or collectively as the "PARTIES").

         WHEREAS, as a consequence of the comprehensive restructuring of the bulk power and retail electric markets in the State of Michigan, Consumers has entered into an agreement pursuant to which it will sell a substantial amount of Consumers transmission facilities located in the State of Michigan with voltage ratings of 120 kilovolts ("kV") and above (collectively, the "TRANSMISSION SYSTEM") to Michigan Transco (the "TRANSFER TRANSACTION");

         WHEREAS, Michigan Transco desires to engage in the transmission of electric energy in interstate commerce and to exercise operational authority over the Transmission System for the purpose of providing open access, non-discriminatory transmission service to Consumers and all other eligible customers;

         WHEREAS, Michigan Transco also desires to provide open access, non-discriminatory transmission service over certain facilities owned and operated by Consumers with voltage ratings below 120 kV ("DISTRIBUTION FACILITIES") that are used to serve certain wholesale customers and credit all charges collected therefrom to Consumers; and

         WHEREAS, Michigan Transco and Consumers desire to enter into a comprehensive agreement defining the post-Transfer Transaction responsibilities for the Transmission System including the exercise of operational control, planning, and expansion thereof by Michigan Transco.

         NOW THEREFORE, in consideration of the mutual agreements and commitments contained herein, Michigan Transco and Consumers agree as follows:

                             ARTICLE 1. DEFINITIONS

         1.1 The following terms shall have the meanings set forth below. Any term used in this Agreement that is not defined herein shall have the meaning customarily attributed to such term within the electric utility industry.

         "AGREEMENT" means this Operating Agreement By and Between Michigan Electric Transmission Company and Consumers Energy Company, as it may be amended from time to time.

         "CLOSING DATE" means the date and time upon which the closing of the Transfer Transaction actually occurs.

         "CONTROL AREA" means an electrical system bounded by interconnection metering and telemetry. Generation within the Control Area is directed to operate in a manner prescribed by guidelines established by ECAR and NERC and in accordance with Good Utility Practice to (a) maintain scheduled interchange with other Control Areas, (b) maintain the operating frequency and (c) provide sufficient generating capacity to maintain operating reserves.

         "CONTROL AREA OPERATOR" means the person(s) and/or entity(ies) responsible for exercising operational control over the Transmission System.

         "ECAR" means the East Central Area Reliability council, its successors and assigns.

         "FERC" means the Federal Energy Regulatory Commission or the successor thereto.

         "GENERATION RESOURCES" means the facilities used for the production of electric energy, which are owned and operated by Consumers and located within Michigan Transco's Control Area available to meet the capacity and energy needs of Consumers.

         "GOOD UTILITY PRACTICE" means any of the practices, methods, or acts engaged in or approved by a significant portion of the electric utility industry with respect to similar facilities during the relevant time period which, in each case, in the exercise of reasonable judgment in light of the facts known or that should have been known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, law, regulation, environmental protection, and expedition. Good Utility Practice are not intended to be limited to the optimum practices, methods, or acts to the exclusion of all others, but rather to delineate the acceptable practices, methods, or acts generally accepted in such industry.

         "MICHIGAN TRANSCO TRANSMISSION TARIFFS" means either the Open Access Transmission Tariff or the Joint Open Access Transmission Tariff in which Michigan Transco provides or will provide open access, non-discriminatory transmission service, as amended from time to time, or any successor tariff on file, or to be filed, with the FERC, as such may be amended from time to time.

         "OASIS STANDARDS OF CONDUCT" means the rules and regulations promulgated by the FERC, 18 C.F.R. Part 37 (1999), as amended from time to time, requiring the implementation of Standards of Conduct governing the transfer of information and communications between public utilities' wholesale merchant and transmission system operation functions, and that of their affiliates.

         "REGULATORY AUTHORITY" means any federal, state, local, or other governmental, regulatory, or administrative agency having jurisdiction over the subject matter of this Agreement.

         "TRANSMISSION CUSTOMER" means a transmission customer taking service under the Michigan Transco Transmission Tariffs, any entity that is a party to a transaction under the Michigan Transco Transmission Tariffs, including Consumers, or any entity on whose behalf Michigan Transco is providing transmission service.

                         ARTICLE 2. TERM AND TERMINATION

         2.1 This agreement shall become effective when signed by the Parties. Parties' corresponding obligations as set forth herein shall begin at 12:01 a.m.
(EPT) on the day immediately following the Closing Date ("EFFECTIVE DATE"). The initial term of this Agreement shall commence as of the Effective Date and shall continue for three (3) years ("INITIAL TERM"), unless terminated earlier in accordance with the provisions of this Agreement. Following the Initial Term, or each subsequent Renewal Term (as hereinafter defined), as the case may be, this Agreement shall automatically be renewed for a period of one (1) year ("RENEWAL TERM"), unless either Party delivers a written notice of termination to the other Party at least sixty (60) days prior to the end of the then current term.

          2.2 Any obligations incurred by the Parties under this Agreement to make payments due, remit costs, or complete construction of designated facilities, as agreed to prior to the termination hereof, shall survive the termination of this Agreement.

                                   ARTICLE 3.
                   OBLIGATIONS, RIGHTS AND RESPONSIBILITIES OF
                     MICHIGAN ELECTRIC TRANSMISSION COMPANY

          3.1 Operation of Transmission System. Pursuant to the terms of this Agreement, upon the consummation of the Transfer Transaction, Michigan Transco shall be responsible for operating the Transmission System in order to provide all Transmission Customers with safe, efficient, reliable, and non-discriminatory transmission service pursuant to terms and conditions set forth in the Michigan Transco Transmission Tariffs. As more fully set forth in the Operating Protocols attached hereto as Appendix 1, such operation shall be in accordance with Good Utility Practice and shall conform to the applicable reliability requirements of NERC, ECAR or other regional reliability councils, or any successor organizations, and all applicable requirements of federal or state laws or Regulatory Authorities. As further detailed in Appendix 1, Michigan Transco shall assume the following operational responsibilities from
Consumers:

          3.1.1 Administration and Maintenance of Michigan Transco Transmission Tariffs. Michigan Transco shall be responsible for administering the Michigan Transco Transmission Tariffs and for providing open access, non-discriminatory transmission service to all Transmission Customers taking service under such tariff and for maintaining the Michigan Transco Transmission Tariffs on file with the FERC.

         3.1.2 Review and Approval of Requests for Transmission Service Under the Michigan Transco Transmission Tariffs. Michigan Transco shall be responsible for reviewing and approving, as appropriate, all requests for open access, non-discriminatory transmission service under the Michigan Transco Transmission Tariffs.

         3.1.3 Determination of Available Transmission Capacity. Michigan Transco shall be responsible for calculating available transmission capacity ("ATC") for the Transmission System in accordance with the terms and conditions set forth in the Michigan Transco Transmission Tariffs.

         3.1.4 Provision of Ancillary Services. Michigan Transco shall be responsible for offering ancillary services, as required by the rules and regulations of the FERC, to all Transmission Customers taking service under the Michigan Transco Transmission Tariffs. Michigan Transco shall procure ancillary services on a non-preferential and competitive basis from Consumers and from any third-party suppliers of such services at FERC-approved rates.

         3.1.5 Administration of Open Access Same-Time Information System. Michigan Transco shall assume responsibility for operating the open access same-time information system ("OASIS") for the Transmission System.

         3.1.6 Maintenance and Operation Services. Michigan Transco shall be responsible for maintenance and operation of the Transmission System and may employ persons and enter into agreements as necessary to perform these services. Michigan Transco may contract with Consumers to perform these services. Pursuant to the terms of a separate services agreement, Consumers agrees to perform maintenance and operation services for Michigan Transco, in accordance with Good Utility Practice.

         3.1.7 Coordination of Maintenance Schedules. Michigan Transco shall be responsible for establishing a maintenance schedule for all Transmission Assets making up the Transmission System. Michigan Transco shall coordinate with Consumers, as appropriate, both the scheduling of maintenance on all Generation Resources connected to the Transmission System and the scheduling of maintenance on Transmission Assets that could affect the operation of any Generation Resources.

         3.1.8 Maintenance of Transmission System Security. Michigan Transco shall be responsible for maintaining the security of the Transmission System and shall monitor and coordinate voltage levels with neighboring control areas.

         3.1.9 Construction of New Transmission Assets. Michigan Transco shall be responsible for the construction of new Transmission Assets where necessary or desirable to provide transmission service over the Transmission System, or in response to requests for transmission service under the Michigan Transco Transmission Tariffs. Upon request from Consumers, Michigan Transco shall construct necessary connection facilities to permit the interconnection of the Transmission System with new Distribution Facilities constructed by Consumers. Michigan Transco shall be responsible for acquiring all land, licenses, or rights-or-way necessary for such construction. Michigan Transco may, in its reasonable business judgment, contract with Consumers for design, construction, and related real estate services. Pursuant to the terms of separate design, construction, and real estate services agreements, Consumers agrees to design and construct all new Transmission Assets for Michigan Transco as well as provide real estate services.

              3.1.10 Access to Transmission System. During reasonable business hours and under reasonable conditions, Michigan Transco shall, upon request, allow a duly-authorized representative(s) of Consumers such access to the Transmission System as is necessary for Consumers to perform its obligations under this Agreement or to comply with the requirements of Regulatory Authorities. Any such access provided pursuant to this Section 3.1.10 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.

              3.1.11 Providing Information to Consumers. Michigan Transco shall provide such information to Consumers as is necessary for Consumers to perform the obligations set forth in Article IV of this Agreement or any Grandfathered Agreement, or to comply with the requirements of any Regulatory Authority. All such information provided by Michigan Transco shall be submitted in accordance with the relevant rules and regulations set forth in the OASIS Standards of Conduct. Information identified as "confidential" shall be treated as confidential to the extent permitted by law. Any information provided pursuant to this Section 3.1.11 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.

              3.1.12 Inspection and Auditing of Records. During reasonable business hours and under reasonable conditions, Michigan Transco shall, upon request, grant a duly-authorized representative(s) of Consumers and/or Regulatory Authorities such access to Michigan Transco's books and records as is necessary to verify compliance by Michigan Transco under this Agreement, and to audit and verify transactions under this Agreement. Michigan Transco shall also comply with all applicable reporting requirements of Regulatory Authorities having jurisdiction over Michigan Transco with respect to the business aspects of its operations, and shall maintain such accounting records and metering data as is necessary to perform its obligations under this Agreement. The inspection and auditing of Michigan Transco's books and records pursuant to this Section
3.1.12 shall be subject to the relevant rules and regulations of the OASIS Standards of Conduct.

         3.2 Provision of Transmission Service over Distribution Facilities by Michigan Transco. Michigan Transco shall provide open access, non-discriminatory transmission service to certain wholesale customers over the Distribution Facilities, as defined herein, pursuant to the terms of the Michigan Transco Transmission Tariffs and shall credit all charges associated with the provision of such services over the Distribution Facilities to Consumers.

         3.3 Metering. Consumers and Michigan Transco shall provide communications, metering, and other facilities necessary for the metering and control of the Transmission Assets. Michigan Transco shall be responsible for any expenses it incurs for the installation, operation, and maintenance of Transmission Assets or the Transmission System.

         3.4 Obligations as Control Area Operator. Upon consummation of the Transfer Transaction, Michigan Transco shall administer and perform the duties, as defined in this Section

3.4, of Control Area Operator for the Transmission System and, at a minimum, shall be obligated to:

             3.4.1 match, at all times, the power supply located within the Control Area and power purchased from or sold to entities located outside of the Control Area with the load located within the Control Area;

             3.4.2 maintain scheduled interchange with other Control Areas directly connected with the Transmission System within the limits of Good Utility Practice;

             3.4.3 maintain system frequency within reasonable limits in accordance with Good Utility Practice;

             3.4.4 procure from Consumers, or from other third-party entities, a sufficient amount of ancillary services, as necessary, to maintain the operating reserve requirement for the Consumers portion of the Control Area in accordance with Good Utility Practice;

             3.4.5 provide operational and transaction data as necessary through the ECAR OASIS or other OASIS facilities performing these functions on behalf of the Control Area Operator.

         3.5 Grandfathered Transmission Agreements. Where Consumers is obligated to provide transmission under agreements or tariffs which were executed or effective prior to July 9, 1996 ("GRANDFATHERED AGREEMENTS"), Michigan Transco and Consumers will execute a Network Integration Transmission Service ("NITS") agreement under the Michigan Transco Transmission Tariffs to ensure that Consumers' obligation to provide transmission service under the Grandfathered Agreements is satisfied. Consumers will continue to bill customers served pursuant to the Grandfathered Agreements in accordance with the rates, terms and conditions set forth therein.

         3.6 Performance of Regulatory Obligations. Michigan Transco shall comply with transmission operation and planning obligations of Consumers imposed by federal or state laws or Regulatory Authorities, as of the effective date of this Agreement, which can no longer be performed solely by Consumers following transfer of ownership and control of their Transmission Facilities to Michigan Transco, until such time as such obligations are changed or revised to relieve Consumers or Michigan Transco in whole or in part of such obligations.



                                   ARTICLE 4.
                    OBLIGATIONS, RIGHTS AND RESPONSIBILITIES
                           OF CONSUMERS ENERGY COMPANY

         4.1 Duty to Cooperate with Michigan Transco. Consumers shall, to the greatest extent practicable, cooperate with Michigan Transco as Michigan Transco performs its duties as Control Area Operator, including providing reactive supply and voltage control from generation sources or other ancillary services and reducing load, when reasonably requested by Michigan Transco, in accordance with the terms and conditions of the Michigan Transco Transmission Tariffs and Good Utility Practice. Consumers shall not operate its Generation Resources or Distribution Facilities in a manner which unduly interferes with the provision of transmission service by Michigan Transco.

         4.2 Construction of New Distribution Facilities. Consumers shall, at the request of Michigan Transco, plan and construct such Distribution Facilities necessary to provide adequate and reliable transmission service to wholesale customers served over the Distribution Facilities.

             4.2.1 Consumers shall obtain all required authorizations, permits, licenses, or other regulatory approvals, including without limitation, siting and environmental requirements as may be imposed by state, local, and federal laws and regulations, for all facilities constructed by Consumers. Construction of new facilities shall be performed in accordance with Good Utility Practice, industry standards, and any requirements of Regulatory Authorities.

         4.3 Access to Distribution Facilities. During reasonable business hours and under reasonable conditions, Consumers shall, upon request, allow a duly-authorized representative(s) of Michigan Transco access to the Distribution Facilities as is necessary for Michigan Transco to perform its obligations under this Agreement, the Michigan Transco Transmission Tariffs, and any service agreements thereunder, or to comply with the requirements of Regulatory Authorities. Any such access provided pursuant to this Section 4.3 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.

         4.4 Providing Information to Michigan Transco. Consumers shall provide such information to Michigan Transco as is necessary for Michigan Transco to perform its obligations under this Agreement, the Michigan Transco Transmission Tariffs, and any transmission service agreements thereunder, or to comply with the requirements of Regulatory Authorities. Any such information provided pursuant to this Section 4.4 shall be subject to the relevant rules and regulations established pursuant to the OASIS Standards of Conduct.

         4.5 Inspection and Auditing of Records. During reasonable business hours and under reasonable conditions, Consumers shall, upon request, allow a duly-authorized representative(s) of Michigan Transco such access to books and records as is necessary for Michigan Transco to perform its obligations under this Agreement, the Michigan Transco Transmission Tariffs, and any service agreements thereunder, or to comply with the requirements of Regulatory Authorities, for purposes of auditing and verifying transactions under this Agreement. Consumers shall, upon consummation of the Transfer Transaction, comply with all applicable reporting requirements of Regulatory Authorities having jurisdiction over Consumers with respect to the business aspects of its operations and shall maintain such accounting records and metering data as is necessary to perform its obligations under this Agreement. Any such inspection and auditing of Consumers' books and records conducted by Michigan Transco pursuant to this Section 4.5 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.

                        ARTICLE 5. ASSIGNMENT OF REVENUES

         Transmission revenues from all Grandfathered Agreements will be billed and collected by Consumers. Michigan Transco will bill and collect all revenues for open access transmission service agreements assigned by Consumers to Michigan Transco pursuant to the terms of the Transfer Transaction. The revenues billed, collected, and received pursuant to open access transmission service provided pursuant to the terms and conditions of the Michigan Transco Transmission Tariffs shall be retained by Michigan Transco. Michigan Transco shall credit to Consumers those charges billed and collected for the use of the Distribution Facilities by wholesale customers taking transmission service under Michigan Transco Transmission Tariffs. Michigan Transco shall also use its best efforts to collect (to the extent allowed by FERC policy) from wholesale customers taking transmission service under Michigan Transco Transmission Tariffs for costs of Distribution Facilities constructed by Consumers pursuant to Section 4.2 hereof, and shall credit to Consumers any collections therefor.

                                   ARTICLE 6.
                    OBLIGATIONS, RIGHTS AND RESPONSIBILITIES
                         OF THE ADMINISTRATIVE COMMITTEE

         6.1 Creation of Administrative Committee. Upon the consummation of the Transfer Transaction, the Parties hereto shall create an Administrative Committee which shall consist of two members designated by each party; provided however, that any third-party transferring ownership and/or control over its FERC-jurisdictional transmission facilities to Michigan Transco shall be granted the opportunity to designate two representatives to the Administrative Committee.

         6.2 Meeting Dates. The Administrative Committee shall hold such meetings at such times designated by the Committee, but at least once per calendar year. Meetings of the Administrative Committee may also be held at any time upon the request of a member of the Administrative Committee. Minutes of the Administrative Committee meeting shall be prepared and maintained.

         6.3 Decisions. All decisions of the Administrative Committee shall be made by unanimous vote of the members present or voting by proxy at the meeting at which the vote is taken.

         6.4 Duties. The Administrative Committee shall have the following duties, unless such duties are otherwise assigned by a vote of the Administrative Committee to Michigan Transco or Consumers, in which case the so-assigned party shall perform such duties. The Administrative Committee shall:

             6.4.1 Consider any matters in connection with the administration of this agreement as may, from time-to-time, arise.

             6.4.2 Review and recommend additional duties and responsibilities for Michigan Transco or Consumers consistent with FERC Order Nos. 888, 889 and 2000.

             6.4.3 Establish as necessary any other committees for the purpose of carrying out the day-to-day administration of this Agreement including, but not limited to, the coordination of generation and maintenance schedules, operating reserve monitoring, transmission/distribution activity coordination, and transmission/distribution systems planning coordination.

             6.4.4 Provide coordination of other matters not specifically provided herein which the Parties agree are necessary to operate the Transmission System reliably and economically.

         6.5 Committee Expenses. Each Party shall pay the expenses of its representative to the Administrative Committee.

                            ARTICLE 7. FORCE MAJEURE

         7.1 Force Majeure. A Party shall not be considered to be in default or breach of this Agreement, and shall be excused from performance, or liability for damages to the other Party, to the extent it shall be delayed in or prevented from performing or carrying out any of the obligations or responsibilities of this Agreement because of a Force Majeure Event. "FORCE MAJEURE EVENT" means any occurrence beyond the reasonable control of a Party which causes such Party to be delayed in or prevented from performing or carrying out any of its obligations under this Agreement and which by the exercise of due diligence in accordance with Good Utility Practice, that Party is unable to prevent, avoid, mitigate, or overcome, including any of the following: any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, ice, explosion, breakage or accident to machinery or equipment, order, regulation or restriction imposed by governmental military or lawfully established civilian authorities, provided that a Force Majeure Event shall not include lack of finances or change in market conditions, and provided further that any failure by Michigan Transco to obtain services for the Transmission System due to the failure of any supplier or subcontractor of Michigan Transco to perform any obligation to Michigan Transco (including Consumers as maintenance supplier) shall not constitute a Force Majeure Event hereunder unless such subcontractor or supplier is unable to perform for reasons that would constitute a "Force Majeure Event" hereunder.

         7.2 Procedure. Any Party claiming that a Force Majeure Event has occurred shall (i) provide prompt written notice of such Force Majeure Event to the other Party giving a detailed written explanation of the event and an estimate of its expected duration and probable effect on the performance of that Party's obligations hereunder; and (ii) use commercially reasonable efforts in accordance with Good Utility Practice to mitigate the effect of the Force Majeure Event on the other Party, except that settlement of any labor dispute shall be in the sole judgment of the affected Party.

                               ARTICLE 8. DEFAULT

         Unless excused by a Force Majeure Event, or the other Party's Event of Default, each of the following events shall be deemed to be an "EVENT OF DEFAULT" hereunder: failure of either

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

Party, in a material respect, to comply with, observe, or perform any covenant, warranty, or obligation under this Agreement, without limitation, and such failure is not cured or rectified within thirty (30) days after receipt of written notice of such failure from the other Party or such longer period as may be reasonably required, provided that the defaulting Party diligently attempts to cure the Event of Default.

                               ARTICLE 9. DISPUTES

         Any disagreement between Michigan Transco and Consumers as to their rights and obligations under this Agreement shall first be addressed by the Parties. If representatives of the Parties are unable in good faith to satisfactorily resolve their disagreement, the Parties shall refer the matter to their respective senior management. If, after using their best efforts to try to resolve the dispute, senior management cannot resolve the dispute in thirty (30) days, either Party may exercise any right or remedy available pursuant to this Agreement.

                   ARTICLE 10. REPRESENTATIONS AND WARRANTIES

         10.1 Michigan Transco. Michigan Transco represents and warrants to Consumers as follows:

              10.1.1 Organization. Michigan Transco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan and Michigan Transco has the requisite corporate power and authority to carry on its business as now being conducted.

              10.1.2 Authority Relative to this Agreement. Michigan Transco has the requisite power and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all required corporate action. The Agreement has been duly and validly executed and delivered by Michigan Transco and constitutes a valid and binding Agreement of Michigan Transco.

              10.1.3 Regulatory Approval. Michigan Transco has obtained or will obtain by the Closing Date any and all approvals of, and given notice to, any public authority that is required for it to execute and deliver this Agreement.

              10.1.4 Compliance With Law. Michigan Transco represents and warrants that it is not in violation of any applicable law, statute, order, rule, or regulation promulgated or judgment entered by any Federal, state, or local governmental authority, which violation would materially affect Michigan Transco's performance of its obligations under this Agreement. Michigan Transco represents and warrants that it will comply in all material respects with all applicable laws, rules, regulations, codes, and standards of all Federal, state, and local governmental agencies having jurisdiction over this Agreement, except to the extent that a failure to so comply would not have a material adverse effect on Michigan Transco's obligations hereunder.

         10.2 Consumers. Consumers represents and warrants to Michigan Transco as follows:

              10.2.1 Organization. Consumers is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan, and has the requisite power and authority to carry on its business as is now being conducted.

              10.2.2 Authority Relative to this Agreement. Consumers has the requisite power and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all required corporate action. The Agreement has been duly and validly executed and delivered by Consumers and constitutes a valid and binding Agreement of Consumers.

              10.2.3 Regulatory Approval. Consumers has obtained or will obtain by the Closing Date any and all approvals of, and given notice to, any public authority that is required for it to execute and deliver this Agreement.

              10.2.4 Compliance With Law. Consumers represents and warrants that it is not in violation of any applicable law, statute, order, rule, or regulation promulgated or judgment entered by any Federal, state, or local governmental authority, which violation would materially affect its performance of its obligations under this Agreement. Consumers represents and warrants that it will comply in all material respects with all applicable laws, rules, regulations, codes, and standards of all Federal, state, and local governmental agencies having jurisdiction over this Agreement, except to the extent that a failure so to comply would not have a material adverse effect on its obligations hereunder.

         10.3 Effectiveness. The representations and warranties in Sections 13.1 and 13.2 shall continue in full force and effect for the term of this Agreement.

                                   ARTICLE 11.
                ASSIGNMENT OR OTHER CHANGE IN CORPORATE IDENTITY

         This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of the Parties and their respective successors and permitted assigns, but assignment of any right, interest, or obligation under this Agreement may not be made without the other Party's prior written consent, which consent shall not be unreasonably withheld. Assignments to which there is not consent may be voided by the non-assigning Party.

                            ARTICLE 12. MISCELLANEOUS

         12.1 Waiver. Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by the Party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to any subsequent failure of the first Party to comply with such obligation, covenant, agreement, or condition.

         12.2 Governing Law. This Agreement, and all rights, obligations, and performances of the Parties hereunder, are subject to all applicable Federal and state laws, and to all duly-promulgated orders, and other duly-authorized action of governmental authorities having jurisdiction. When not in conflict with or preempted by Federal law, this Agreement will be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to the conflict of law principles thereof.

         12.3 Severability. If any of the provisions of this Agreement are held to be unenforceable or invalid by any court or Regulatory Authority of competent jurisdiction, the Parties shall, to the extent possible, negotiate an equitable adjustment to the provisions of this Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

         12.4 Amendment. If the applicable provisions relating to the implementation of this Agreement are changed materially from the policies, methods, and procedures contemplated herein, the Parties shall endeavor in good faith to make conforming changes to this Agreement with the intent to fulfill the purposes of this Agreement. Any amendment to this Agreement shall be in writing and signed by both Parties.

         12.5 Further Assurances. The Parties hereto agree to promptly execute and deliver, at the expense of the Party requesting such action, any and all other and further instruments and documents which may be reasonably requested in order to effectuate the transactions contemplated hereby, and shall carry out their obligations under this Agreement.

         12.6 Third Party Agreements. This Agreement, including the appendices to this Agreement, the Michigan Transco Transmission Tariffs, the Service Agreements thereunder, and other agreements referenced herein, shall not be construed, interpreted or applied in such a manner as to cause Consumers to be in breach, anticipatory or otherwise, of any agreement between Consumers and one or more third parties who are not Parties to this Agreement for the joint ownership, operation, or maintenance of any electric facilities covered by this Agreement, or the Michigan Transco Transmission Tariffs. Consumers shall discuss with Michigan Transco any material conflict between such third-party joint agreement and this Agreement, or the Michigan Transco Transmission Tariffs, raised by a third party to such joint agreement, and shall act in good faith to resolve such conflict in accordance with Good Utility Practice.

         12.7 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the Parties, any rights or remedies under or by reason of this Agreement.

         12.8 No Power of Representation. Michigan Transco shall have no power to represent, bind, or otherwise obligate Consumers.

         12.9 Confidentiality. All information regarding a Party (the "DISCLOSING PARTY") that is furnished directly or indirectly to the other Party (the "RECIPIENT") pursuant to this Agreement and marked "Confidential" shall be deemed "CONFIDENTIAL INFORMATION". Notwithstanding the foregoing, Confidential Information does not include information that (i) is rightfully received by Recipient from a third party having an obligation of confidence to the Disclosing Party, (ii) is or becomes in the public domain through no action on Recipient's part in violation of this Agreement, (iii) is already known by Recipient as of the date hereof, or (iv) is developed by Recipient independent of any Confidential Information of the Disclosing Party. Information that is specific as to certain data shall not be deemed to be in the public domain merely because such information is embraced by more general disclosure in the public domain.

         12.9.1 Recipient shall keep all Confidential Information strictly confidential and not disclose any Confidential Information to any third party for a period of two (2) years from the date the Confidential Information was received by Recipient, except as otherwise provided herein.

         12.9.2 Recipient may disclose the Confidential Information to its affiliates and its affiliates' respective directors, officers, employees, consultants, advisors, and agents who need to know the Confidential Information for the purpose of assisting Recipient with respect to its obligations under this Agreement. Recipient shall inform all such parties, in advance, of the confidential nature of the Confidential Information. Recipient shall cause such parties to comply with the requirements of this Agreement and shall be responsible for the actions, uses, and disclosures of all such parties.

         12.9.3 If Recipient becomes legally compelled or required to disclose any of the Confidential Information (including, without limitation, pursuant to the policies, methods, and procedures of the FERC, including the OASIS Standards of Conduct, or other Regulatory Authority), Recipient will provide the Disclosing Party with prompt written notice thereof so that the Disclosing Party may seek a protective order or other appropriate remedy. Recipient will furnish only that portion of the Confidential Information which its counsel considers legally required, and Recipient will cooperate, at the Disclosing Party's expense, with the Disclosing Party's counsel to enable the Disclosing Party to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. It is further agreed that, if, in the absence of a protective order, Recipient is nonetheless required to disclose any Confidential Information, Recipient will furnish only that portion of the Confidential Information which its counsel considers legally required.

         12.10 Survival. The indemnification obligations of each Party under
Article 7 shall become effective upon the occurrence of the Closing Date, and, for acts and occurrences prior to expiration, termination, completion, suspension, or cancellation of this Agreement shall continue in full force and effect regardless of whether this Agreement expires, terminates, or is suspended, completed, or canceled. The provisions of Articles 8, 9, and 10 shall survive termination, expiration, cancellation, suspension, or completion of this Agreement.

         12.11 Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed effective upon receipt when delivered either

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

by hand delivery, cable, telecopy (confirmed in writing), or telex, or by mail (registered or certified, postage prepaid) to the respective Parties as follows:

                  If to Michigan Transco to:

                  ______________________________
                  ______________________________
                  ______________________________
                  Attention: ___________________
                  Fax: _________________________

                  If to Consumers to:


                  ______________________________
                  ______________________________
                  ______________________________
                  Attention: ___________________
                  Fax: _________________________

         12.12 Entire Agreement. This Agreement constitutes the entire understanding between the Parties, and supersedes any and all previous understandings, oral or written, which pertain to the subject matter contained herein.

         12.13 Counterparts. This Agreement may be executed in counterparts, all of which will be considered one and the same Agreement and each of which will be deemed an original.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date and year first above written.

                              MICHIGAN ELECTRIC TRANSMISSION COMPANY


                              By:    ________________________
                              Name:  ________________________
                              Title: ________________________



                              CONSUMERS ENERGY COMPANY

                              By:    _________________________
                              Name:  _________________________
                              Title: _________________________

                                   APPENDIX 1

                               OPERATING PROTOCOLS

                               OPERATING PROTOCOLS

         Pursuant to and in accordance with the Operating Agreement between Michigan Electric Transmission Company ("MICHIGAN TRANSCO") and Consumers Energy Company ("CONSUMERS") entered into concurrently herewith, the Parties agree to the following Operating Protocols. The Effective Date of this agreement is the same as that described in the Operating Agreement ("Agreement"), and all capitalized terms used herein shall have the same meaning ascribed thereto in the Operating Agreement, unless otherwise indicated.

                                    ARTICLE 1
                         CONTROL OF TRANSMISSION SYSTEM

         1.1 Michigan Control Area Responsibilities. Agreements have been reached with entities responsible for Control Area Operations as defined by the NERC to calculate and operate to a single area control error for Michigan Transco's Transmission System.

         1.2 Michigan Transco Operational Responsibilities. Michigan Transco shall have operational control over the Transmission Assets that comprise the Transmission System. Michigan Transco shall function as Control Area Operator. Upon consummation of the Transfer Transaction, Consumers will transfer operational control to Michigan Transco in a manner consistent with Good Utility Practice. Michigan Transco will cooperate with Consumers to facilitate the transfer of operational control.

         1.2.1 Michigan Transco shall periodically review whether the Transmission Assets under its operational control constitute all of the facilities necessary to provide reliable, non-discriminatory transmission service as contemplated under the Operating Agreement and the Michigan Transco Transmission Tariffs.

         1.2.2 Michigan Transco shall, in consultation with Consumers, develop, and revise from time-to-time as appropriate, operating procedures for its exercise of operational control over the Transmission System (hereinafter "Operating Procedures"). The Operating Procedures shall be provided to Consumers and, except to the extent determined necessary for emergency or security reasons, such procedures shall be made available to the public. Michigan Transco shall comply with its Operating Procedures in exercising its operational control over the facilities described above.

         1.2.3 Michigan Transco shall operate the Transmission System in such a way as to preserve the rights of Consumers' existing open access Transmission Customers and transmission customers taking service under Grandfathered Agreements.

         1.2.4 Michigan Transco shall be responsible for coordinating the operation of the Transmission System with Consumers, NERC, ECAR, and any other applicable regional reliability councils. Michigan Transco may join such regional reliability councils as appropriate.

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


              1.2.5 Michigan Transco shall comply with any transmission operating obligations imposed by federal or state law or Regulatory Authorities which can no longer be performed solely by Consumers following transfer of ownership and operational control of the Transmission System to Michigan Transco, until such obligations are revised or changed.

         1.3 Operational Responsibilities of Consumers. Consumers shall own and maintain its Distribution Facilities in accordance with Good Utility Practice, and shall comply with the reasonable requests of Michigan Transco with respect to such operation and maintenance issued in compliance with these Operating Procedures.

         1.4 Retained Rights by Consumers. Consumers shall retain all rights of ownership in the Distribution Facilities. Nothing in this agreement shall be deemed to restrict or prohibit access to the Transmission System by Consumers, or its duly authorized representative(s), in furtherance of its obligations under the Operating Agreement so long as such access does not affect the provision of safe, reliable, and efficient transmission service under the Michigan Transco Transmission Tariffs. Consumers shall be notified by Michigan Transco immediately of any event which results or which may result in unplanned outages of a transmission line, transformer or other transmission facilities. Michigan Transco shall credit to Consumers those charges billed and collected for the use of the Distribution Facilities by wholesale customers taking transmission service under Michigan Transco Transmission Tariffs.

                                    ARTICLE 2
                DETERMINATION OF AVAILABLE TRANSMISSION CAPACITY
                           AND TRANSMISSION SCHEDULING

         2.1 Determination of Available Transmission Capacity. Michigan Transco shall determine the ATC consistent with the terms of the Michigan Transco Transmission Tariffs.

              2.1.1 Michigan Transco shall review all data received from other control areas, independent transmission system operators, regional reliability councils, or other entities that impact ATC calculations.

              2.1.2 Michigan Transco shall share data with other control areas, independent transmission system operators, regional reliability councils, or other entities with whom data must be exchanged, as requested, in order to determine ATC.

              2.1.3 Michigan Transco shall determine the capacity, rating, control settings, and contingency analysis parameters for all Transmission Assets used to calculate ATC.

         2.2 Transmission Service Requests. Michigan Transco shall receive and process all transmission service requests in accordance with the Michigan Transco Transmission Tariffs.

              2.2.1 Michigan Transco shall be responsible for conducting all System Impact Studies associated with a request for transmission service. To the extent that a request for transmission service under the Michigan Transco Transmission Tariffs will or may have an

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

adverse affect on Consumers' ability to safely and reliably serve its transmission customers pursuant to the terms of the Grandfathered Agreements, Michigan Transco shall coordinate its System Impact Study analysis with Consumers as follows:

              2.2.1.1 Michigan Transco shall provide sufficient information to representatives of Consumers to allow them to model load consequences of the requested service on Distribution Facilities.

              2.2.1.2 Michigan Transco shall coordinate with Consumers representatives when processing requests for open access, non-discriminatory transmission service over Distribution Facilities pursuant the terms of the Michigan Transco Transmission Tariffs.

              2.2.1.3 Michigan Transco shall consult with Consumers with respect to the construction of new Transmission Assets, or the expansion of existing Transmission Assets, which affects or may affect the Distribution Facilities.

              2.2.1.4 Upon completion of any required System Impact Studies, Michigan Transco shall be responsible for making the final determination as to the amount of firm and non-firm transmission capacity that is available under the Michigan Transco Transmission Tariffs and for resolving requests for transmission service in accordance with the terms of the Michigan Transco Transmission Tariffs.

         2.2.2 To the extent that there is not adequate transmission capability to satisfy a transmission request, Michigan Transco shall relieve or facilitate the relief of the transmission constraint consistent with Good Utility Practice and the terms of the Michigan Transco Transmission Tariffs.

         2.2.3 Michigan Transco shall document all requests for transmission under the Michigan Transco Transmission Tariffs, the disposition of such requests, and any supporting data required to support the decision with respect to such requests.

     2.3 Implementation of Transmission Service Transactions. Michigan
Transco shall process and implement all requests for transmission service made under the Michigan Transco Transmission Tariffs, as follows:

         2.3.1 Michigan Transco shall schedule and curtail transmission service in accordance with the terms of Michigan Transco Transmission Tariffs.

         2.3.2 Michigan Transco shall, in consultation with Consumers, develop, and from time-to-time amend, as necessary, scheduling protocols ("Scheduling Procedures"). The Scheduling Procedures shall not conflict with the terms of the Michigan Transco Transmission Tariffs or requirements of any applicable Regulatory Authorities. All scheduling shall be performed in accordance with the Scheduling Procedures.

              2.3.3 Michigan Transco shall operate its Control Area to maintain load and supply balance. In so doing, Michigan Transco shall comply with the scheduling instructions issued pursuant to the Scheduling Procedures.

              2.3.4 In performing its scheduling functions, Michigan Transco shall ensure that the Transmission System is operated in compliance with applicable NERC, ECAR or other regional reliability council or successor organizations' reliability requirements, and all other applicable operating reliability criteria.

              2.3.5 Michigan Transco shall perform all inadvertent flow accounting for its control area and shall coordinate the performance of such accounting with other control areas.

                                    ARTICLE 3
             MICHIGAN TRANSCO'S OBLIGATIONS PURSUANT TO THE MICHIGAN
                          TRANSCO TRANSMISSION TARIFFS

         3.1 Michigan Transco shall be solely responsible for administering the Michigan Transco Transmission Tariffs.

         3.2 Michigan Transco shall negotiate as appropriate to develop reciprocal service, equitable tariff application, compensation principles, and any related arrangements.

         3.3 Michigan Transco shall credit to Consumers those charges billed and collected for the use of the Distribution Facilities by wholesale customers taking transmission service under Michigan Transco Transmission Tariffs.

                                    ARTICLE 4
                       SECURITY OF THE TRANSMISSION SYSTEM

         4.1 Obligations of Michigan Transco to Maintain the Security of the Transmission System. Michigan Transco shall be responsible for the security and reliability of the Transmission System. In addition, Michigan Transco shall be responsible for operating its control area in a secure and reliable manner. As Control Area Operator, Michigan Transco, shall exercise security monitoring and emergency response functions, as described in more detail below.

         4.2 Security Monitoring.

              4.2.1 Michigan Transco shall perform load-flow and stability studies of the Transmission System to identify and address security problems.

              4.2.2 Michigan Transco shall monitor its control area for system security. It shall be responsible for identifying and addressing local security problems.

              4.2.3 Michigan Transco shall exchange necessary security information with other control areas, independent transmission system operators, ECAR, and any other applicable regional reliability councils consistent with NERC (or successor organizations) and regional requirements, and the OASIS Standards of Conduct.

              4.2.4 Consumers shall continuously provide Michigan Transco with all data required to assess the security of the Transmission System consistent with NERC (or successor organizations), ECAR, and any other applicable regional requirements, and OASIS Standards of Conduct.

         4.3 Emergency Response. Michigan Transco shall work with Consumers, other security coordinators, NERC, ECAR, and other applicable regional councils to develop regional security plans and emergency operating procedures.

              4.3.1 Michigan Transco shall, in coordination with Consumers, other security coordinators, NERC, ECAR, or other applicable regional reliability councils, develop, and from time-to-time update, procedures for responding to emergencies (hereinafter the "Emergency Procedures"). Such Emergency Procedures shall include procedures for responding to specified critical contingencies.

              4.3.2 Michigan Transco shall continuously analyze issues that may require the initiation of emergency response actions. Such analysis may be made at Michigan Transco's initiative, or at the request of Consumers and/or other Transmission Customers, NERC, regional reliability councils, security coordinators, or other system operators. The Emergency Procedures shall be amended to include any changes or additions resulting from such analysis.

              4.3.3 Michigan Transco shall direct the response to any emergency in the Transmission System pursuant to the Emergency Procedures. Consumers and other Transmission Customers shall carry out the required emergency procedures as directed by Michigan Transco. Michigan Transco will alert Consumers and other Transmission Customers to the possibility of load shedding and will provide as much advance notice as possible of the need to shed firm load.

                                    ARTICLE 5
                               ANCILLARY SERVICES

         Pursuant to Section 3.1.4 of the Operating Agreement, Michigan Transco shall be obligated to offer ancillary services, as required by the applicable rules and regulations of the FERC, to all Transmission Customers taking service under the Michigan Transco Transmission Tariffs. Michigan Transco shall procure such ancillary services on a non-preferential and competitive basis from Consumers and from any third-party suppliers of such services at FERC-approved rates. Upon request, Consumers shall provide ancillary services to Michigan Transco. So long as Michigan Transco and Consumers are corporate affiliates, the charges for such ancillary services provided by Consumers shall be in accordance with FERC-approved rates.

                                    ARTICLE 6
                     TRANSMISSION AND GENERATION MAINTENANCE

         6.1 Planned Transmission Maintenance. Michigan Transco is responsible for reviewing, establishing, and updating schedules for all planned maintenance of the Transmission System. Michigan Transco shall establish its planned transmission maintenance schedules for a minimum of a rolling one (1) year period, which shall be updated monthly.

              6.1.1 Michigan Transco shall determine if, and to the extent which, such planned transmission maintenance affects transmission service, ATC, ancillary services, the security of the Transmission System, Consumers distribution service and any other relevant effects. This determination shall include appropriate analytical detail. As part of its review process, Michigan Transco shall identify planned transmission maintenance schedules that limit ATC, and opportunities and associated costs for rescheduling planned maintenance to enhance ATC. If Michigan Transco reschedules maintenance at Consumers request, Michigan Transco shall be compensated for additional costs associated with rescheduling such planned maintenance pursuant to procedures jointly agreed to by Consumers and Michigan Transco.

              6.1.2 Michigan Transco will coordinate planned outages of the Transmission System with Consumers. Consumers shall inform Michigan Transco of all customer-owned equipment outages that could impact loading on the Transmission System.

              6.1.3 In developing its transmission maintenance schedule, Michigan Transco will comply with all applicable reliability standards, including, but not limited to, the current maintenance practices of Consumers, will meet Consumers' requirements for access to the Transmission System, and will endeavor to minimize transmission congestion.

         6.2 Unplanned and Emergency Transmission Maintenance. Michigan Transco shall coordinate unplanned transmission maintenance with Consumers to assure that reliability of the Transmission System and Consumers distribution system is maintained. For emergency conditions which are likely to result in significant disruption of service or damage to Generation Resources, the Transmission System or Distribution Facilities, or are likely to endanger life, property, or the environment, Consumers (to the extent responsible for performing said maintenance) shall notify Michigan Transco of such emergency maintenance. Prior approval by Michigan Transco for such emergency transmission maintenance is not required.

         6.3 Generation Maintenance. Consumers shall coordinate the maintenance of Generation Resources with Michigan Transco to the extent such generation maintenance affects the capability or reliability of the Transmission System as follows:

              6.3.1 Consumers shall submit its planned generating unit maintenance schedules to Michigan Transco annually for a two (2) year period, updated to include changes.


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

              6.3.2 Michigan Transco shall analyze planned generating unit maintenance schedules to determine the effect on Consumers (and other Transmission Customers), ATC, ancillary services, the security of the Transmission System, identification of must-run units, and any other relevant effects. Michigan Transco shall inform Consumers if its generation maintenance schedule is expected to have an impact on the security of the Transmission
System.

              6.3.3 As part of its review process, Michigan Transco shall identify Generation Resource maintenance schedules that limit ATC and shall recommend opportunities for rescheduling planned maintenance to enhance ATC. If Consumers reschedules maintenance at Michigan Transco's request, Consumers shall be compensated for additional costs associated with rescheduling such planned maintenance pursuant to procedures adopted by Michigan Transco, and applied on a non-discriminatory basis to all similarly situated generation owners located within Michigan Transco's Control Area.

              6.3.4 With respect to all Generating Resources connected to the Transmission System, Michigan Transco will enter into interconnection agreements and, if necessary, must-run agreements which define coordinated operations and such other operating requirements as are necessary to ensure the safe and reliable operation of such Generation Resources with the Transmission System.

         6.4 Unplanned Generation Maintenance. Consumers shall notify Michigan Transco promptly in the event of an unplanned outage of the Generation Resources, including partial forced outages. Consumers will coordinate unplanned generation maintenance with Michigan Transco to ensure that the reliability of the Transmission System is maintained. For emergency conditions which are likely to result in significant disruption of service or damage to Generation Resources, the Transmission System, or Distribution Facilities, or are likely to endanger life, property, or the environment, Consumers shall notify Michigan Transco of the emergency generation maintenance. Prior approval for emergency generation maintenance is not required.



ACCEPTED AND AGREED THIS ______ day of October, 2000.


Michigan Electric Transmission Company         Consumers Energy Company


_________________________________              ______________________________
By:                                            By:
Its:                                           Its:

                             SERVICE AGREEMENT FOR
                    NETWORK INTEGRATION TRANSMISSION SERVICE

Dated:

Parties:    Michigan Electric Transmission Company
            212 West Michigan Avenue
            Jackson, Michigan 49201
                       [Michigan Transco]

            Consumers Energy Company
            1945 West Parnall Road
            Jackson, Michigan 49201-8658
                       [The Purchaser]

1.   General Agreement

     Michigan Transco agrees to provide Network Integration Transmission Service
     (NITS) to the Purchaser to facilitate the transmission of electric capacity and energy. The Purchaser agrees to purchase said NITS subject to the terms and conditions of service, but not the rates, as provided for in the Joint Open Access Transmission Tariff filed on December 31, 1996, (the "Tariff"), or any effective superseding transmission tariff, including any Standard Rules and Regulations applicable thereto, on file with the Federal Energy Regulatory Commission. Such transmission service shall also be subject to the terms and conditions of this Service Agreement.

     Notwithstanding anything to the contrary in the Tariff, any superseding tariff, or in this service agreement, it is expressly understood by the parties hereto that this is a fixed rate contract and that the rate and payment procedure included in this agreement may not be increased through filings by Michigan Transco or any other party with the Federal Energy Regulatory Commission or its successor governmental entity. To that end Michigan Transco, its successors and assigns expressly waive all rights to seek, pursuant to the Federal Power Act, rate increases or payment procedure changes for this agreement. The fixed rates described in paragraphs 3 and 9 hereto may be reduced in accordance with the terms of those provisions of this service agreement. If established such reduced rates will become the fixed rates of this agreement not subject to change pursuant to Federal Power Act filings.

2.   Network Integrated Transmission Service (NITS)

     Michigan Transco shall provide NITS as described in Part III of the Tariff. The Network Resources and Network Load designated by the Purchaser are specified in Exhibit A attached hereto.

3.   Fixed Rate Payment For Network Integration Transmission Service

     Purchaser will pay to Michigan Transco a rate of $.98 per kW per month of delivery. The billing determinant will be Purchaser's monthly network load, which is Purchaser's hourly load coincident with Michigan Transco's monthly transmission system peak.

     If the Federal Energy Regulatory Commission ("Commission") issues a final order in Consumers Energy Company, Docket Nos. OA96-77-000, ER97-1502-000 and ER98-1247-000 establishing a revenue requirement for Network Integration Transmission Service at or above 120 kV which, when divided by the Commission approved transmission load (MW), produces a monthly rate lower than specified above, this Service Agreement shall be amended to state such lower rate as the applicable fixed rate for such service hereunder.

4.   Billing

     Billing procedures shall be accordance with Section 7 of the Tariff.

5.   Points of Receipt and Delivery

     Michigan Transco agrees to accept delivery of capacity and energy not originating on its system from Purchaser at the Point(s) of Receipt listed in Exhibit B attached hereto.

     Michigan Transco agrees to deliver capacity and energy to Purchaser at the Point(s) of Delivery listed in Exhibit B attached hereto.

6.   Term

     The term of this Service Agreement shall be from January 1,   through
     December 31,    .

7.   Metering

     Electric capacity and energy received and delivered by Michigan Transco under this Service Agreement shall be measured by suitable billing metering equipment operated by or on behalf of Michigan Transco and installed at the connection points with the native load customers of the Purchaser.

8.       Real Power Losses

         During the term of this Service Agreement, the Purchaser agrees that a percentage reduction in the capacity and energy delivered to the Purchaser shall be made by applying the applicable Real Power Loss factor as set forth in Section 28.5 of the Tariff, or any effective superseding factor.

9.       Ancillary Services

         During the term of this Service Agreement, the Purchaser has elected to have Michigan Transco supply the following Ancillary Services. The corresponding charge for each Service shall be as established hereinbelow:

                  Schedule 1        $.056 per kW mo

                  Schedule 2        $.21 per kW mo

                  Schedule 3        $.17 per kW mo

                  Schedule 4 For energy imbalances less than or equal to the elected deviation band:

                                    During On-Peak Hours: The greater of actual replacement cost plus $0.01 per kWh, or $0.10 per kWh.

                                    During Off-Peak Hours: The greater of actual replacement cost plus $0.01 per kWh, or $0.05 per kWh,

                                    For energy imbalances greater than the
                                    elected deviation band:

                                    A demand charge of $50 per kW, applied to the highest unauthorized use demand incurred during the month, plus an energy charge of the greater of actual replacement cost plus $O.01 per kWh, or $0.05 per kWh.

                  Schedule 5        $.17 per kW mo

                  Schedule 6        $.35 per kW mo

         If the Federal Energy Regulatory Commission ("Commission") issues a final order in Consumers Energy Company, Docket Nos. OA 96-77-000, ER 97-1502-000 and ER 98-1247-000 establishing lower Ancillary Service rates than those specified above, this Service Agreement shall be amended to state new fixed rates for Ancillary Services which conform to such Commission Order.

10.      Data to be Supplied by Purchaser

         The Purchaser shall provide Michigan Transco with data and operating records which are necssary to permit Michigan Transco to implement the provisions of this Service Agreement and the Tariff.

11.      Incorporation

         The Tariff is incorporated herein and made a part hereof. Where differences occur between the Tariff and this agreement, the terms of this agreement shall control.

         IN WITNESS WHEREOF, this Service Agreement has been executed on behalf of the Parties by their duly authorized officers.

                                    Michigan Electric Transmission Company

                                    By
                                      -------------------------------
                                    Name:
                                    Title:
                                    Date:


                                   CONSUMERS ENERGY COMPANY


                                   By
                                     -------------------------------
                                   Name:
                                   Title:
                                   Date:

                                                                       Exhibit A


                       NETWORK RESOURCES AND NETWORK LOAD
                             Under Service Agreement
                             Dated as of January 1,
                                                   --------
                            Between Michigan Transco
                                       and
                                    Purchaser

NETWORK RESOURCES

                        Consumers Energy Owned Capability

       J H Campbell Plant                                  J R Whiting Plant Combustion Turbine
       B C Cobb Plant                                      Gaylord Combustion Turbines
       D E Karn Plant                                      Morrow Combustion Turbines
       J C Weadock Plant                                   Straits Combustion Turbine
       J R Whiting Plant                                   Thetford Combustion Turbines
       Palisades Plant                                     Ludington Pumped Storage Plant
       J H Campbell Combustion Turbine                     Hydroelectric Plants
       J C Weadock Combustion Turbine

                   Purchased Non-Utility Generation Capability

       Ada Cogeneration Limited Partnership - Ada Cogen Plant (Natural Gas)
       Adrian Energy Associates, LLC - Laidlaw Landfill (Landfill Gas)
       Alternative Power Limited Partnership - C&C Generating Plant (Landfill Gas)
       Bio Energy Partners - Granger Venice Park (Landfill Gas)
       Black River Limited Partnership - Alvemo Hydro
       Cadillac Renewable Energy, LLC - Cadillac Renewable Energy Plant (Wood)
       Cameron Gas and Electric Company - Mix Hydro
       City of Beaverton - Beaverton Hydro
       Commonwealth Power Company - Hubbardston Hydro
       Commonwealth Power Company - Irving Hydro
       Commonwealth Power Company - LaBarge Hydro
       Commonwealth Power Company - Middleville Hydro
       Genesee Power Station Limited Partnership - Genesee Power Station (Waste to Energy)
       Granger Electric Company - Landfill No. 1 (Landfill Gas)
       Granger Electric Company - Landfill No. 2 (Landfill Gas)
       Granger Electric Company - Ottawa Generating Station (Landfill Gas)
       Granger Electric Company - Grand Blanc Generating Station (Landfill Gas)
       Granger Electric Company - Seymour Generating Station (Landfill Gas)
       Granger Electric Company - Brent Run Generating Station (Landfill Gas)
       Grayling Generating Station Limited Partnership - Grayling Power Plant (Wood)
       Grenfell Hydro, Inc. - Belding Hydro

                                                                       EXHIBIT A

         Hillman Power Company - Hillman Generating Plant (Wood)
         Jackson County - Southern Michigan Prison (Mass Burn Incinerator)
         Kent County - Mass Burn Incinerator (Waste to Energy)
         Michiana Hydroelectric Company - Bellevue Mill Plant (Hydro)
         Michigan Power Limited Partnership - Michigan Power Plant (Natural Gas) Michigan State University - University Generating Plant (Coal)
         Midland Cogeneration Venture Limited Partnership - MCV Facility (Gas) North American Natural Resources - Peoples Generating Station (Landfill
           Gas)
         S D Warren - (Coal and Wood)
         STS Hydropower Ltd - Cascade Hydro
         STS Hydropower Ltd - Fallasburg Hydro
         STS Hydropower Ltd - Morrow Hydro
         TES Filer City Station Limited Partnership - Filer City Station (Coal) The Great Lakes Tissue Company - Cheboygan Hydro
         Thornapple Association, Inc - Ada Hydro
         Viking Energy of McBain A Limited Partnershlp - McBain Michigan Plant
           (Wood)
         Viking Energy of Lincoln A Limited Partnership - Lincoln Michigan Plant
           (Wood)
         Whites Bridge Hydro Company - White's Bridge Hydro
         Wolverine Power Corporation - Edenville Hydro
         Wolverine Power Corporation - Sanford Hydro
         Wolverine Power Corporation - Secord Hydro
         Wolverine Power Corporation - Smallwood Hydro

NETWORK LOADS

         The Network Loads of Purchaser are defined as the load of the native load customers of Consumers Energy Company.

                                                                       EXHIBIT B

                         POINTS OF RECEIPT AND DELIVERY
                            Under Service Agreement
                          Dated as of January 1,_____
                            Between Michigan Transco
                                      and
                                 The Purchaser

The Points of Receipt are defined as the connection points between the transmission system of Michigan Transco and the Network Resources of Purchaser listed in Exhibit A.

The Points of Delivery are defined as the connection points(s) between the transmission system of Michigan Transco and the local distribution facilities of Purchaser.

                               EASEMENT AGREEMENT

                                     BETWEEN

                            CONSUMERS ENERGY COMPANY

                                       AND

                     MICHIGAN ELECTRIC TRANSMISSION COMPANY

                                   (PRO FORMA)
















                                                                Dated:

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
INDEX OF DEFINED TERMS.................................................     iii

ARTICLE 1  ............................................................     1

ARTICLE 2  ............................................................     5

ARTICLE 3  ............................................................     5

ARTICLE 4  ............................................................     6

ARTICLE 5  ............................................................     6

ARTICLE 6  ............................................................     8

ARTICLE 7  ............................................................     10

ARTICLE 8  ............................................................     12

ARTICLE 9  ............................................................     16

ARTICLE 10  ...........................................................     17

ARTICLE 11  ...........................................................     19

ARTICLE 12  ...........................................................     21

ARTICLE 13  ...........................................................     22

ARTICLE 14  ...........................................................     22

ARTICLE 15  ...........................................................     24

ARTICLE 16  ...........................................................     25

ARTICLE 17  ...........................................................     25

ARTICLE 18  ...........................................................     26

ARTICLE 19  ...........................................................     27

ARTICLE 20  ...........................................................     28

                                                                            Page
                                                                            ----

ARTICLE 21  ...........................................................     29

ARTICLE 22  ...........................................................     31

ARTICLE 23  ...........................................................     32

ARTICLE 24  ...........................................................     34

EXHIBIT A

EXHIBIT B

EXHIBIT C

                             INDEX OF DEFINED TERMS


Defined Terms                               Where Article or Section Defined
-------------                               --------------------------------
Addition/Alteration                         Section 5.1
Agreement                                   Opening Paragraph
Applicable Laws                             Article 4
Authorized User                             Section 6.1
Base Rent                                   Section 3.1
Commencement Date                           Section 2.2
Compatible Uses                             Section 6.1
Conflicting Uses                            Section 6.2
Consumers                                   Opening Paragraph
Consumers' Fair Market Value Estimate       Exhibit B
Distribution                                Section 1.1
Distribution Facilities                     Section 6.1
Easement                                    Section 1.1
Easement Mortgage                           Section 23.1
Easement Mortgagee                          Section 23.1
Extension Term                              Section 2.3
Event of Default                            Section 19.1
Extension Period                            Section 2.2
Impositions                                 Section 11.1
Independent Third Party Users               Section 8.5
Initial Term                                Section 2.2
Initiating User                             Section 9.1
METC                                        Opening Paragraph
METC's Appraisal                            Exhibit B
NESC                                        Article 4
Permitted Uses                              Section 1.1
Premises                                    Section 1.1
Sale Offer                                  Section 10.1
Term                                        Section 2.2
Third Party Appraisal                       Exhibit B
Transmission                                Section 1.1
Transmission Facilities                     Recitals
Trustee                                     Article 9

                               EASEMENT AGREEMENT


         THIS EASEMENT AGREEMENT ("Agreement") is made as of the _____ day of _______________, 2000 by and between CONSUMERS ENERGY COMPANY, a Michigan corporation, whose address is 212 West Michigan Avenue, Jackson, Michigan 49201 ("Consumers"), and MICHIGAN ELECTRIC TRANSMISSION COMPANY, a Michigan corporation, whose address is 212 West Michigan Avenue, Jackson, Michigan 49201 ("METC").

                                    RECITALS

A. On the date of this Agreement, Consumers has sold and conveyed to METC all of the electric energy transmission system of Consumers (excluding certain radial lines); which conveyed facilities include towers, pole structures, poles, crossarms, wires, cables, conduits, guys, anchors, transformers, insulators, substations, switching stations and other fixtures and equipment, all as more particularly defined and described in a certain Bill of Sale executed and delivered by Consumers to METC on the date hereof. Said conveyed facilities, as located on the "Premises" hereinafter defined, as same may be hereafter altered, improved, relocated or added to pursuant to the terms and conditions of this Agreement (i.e., "Additions/Alterations" as hereinafter defined), are hereinafter referred to as the "Transmission Facilities." Said term "Transmission Facilities", as used in this Agreement, may mean all of said facilities collectively, it may mean specific or individual portions of said facilities, or it may mean both of the foregoing simultaneously, as may apply in the context where used.

B. Pursuant to this Agreement, Consumers grants an "Easement" (as more fully defined hereinbelow) to METC for the Transmission Facilities in respect to the Premises (as hereinafter defined) on, over, under, across and along which the Transmission Facilities are located on the date hereof, on the terms and conditions set forth below.

C. Capitalized terms listed in the "Index of Defined Terms" that is set forth at the end of the Table of Contents to this Agreement shall, as used in this Agreement, have the meanings assigned to them in the Article or Section indicated in said Index of Defined Terms (with such definitions applying to both singular and plural usages where applicable), unless the context indicates otherwise.

         NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties set forth herein, Consumers and METC agree as follows:

                                    ARTICLE 1
                                Grant of Easement

         Section 1.1. Premises. Consumers hereby grants to METC, for the Term set forth in Article 2 below, and subject to METC's payment of the rents provided for herein and to all of the other terms and conditions set forth in this Agreement, an easement to use, for the Permitted Uses (as defined below in this Section 1.1) and not for any other uses whatsoever, the following lands:

(a) the lands identified as "fee lands" in Part "I" of Exhibit A, attached hereto;

(b) the lands covered by the easements held by Consumers that are identified in Part "II" of said Exhibit A; and

(c) the lands covered by the leases, permits and licenses held by Consumers that are identified in Part "III" of said Exhibit A.

         The lands covered by the foregoing clauses (a), (b) and (c) are referred to herein as the "Premises." Said term "Premises", as used in this Agreement, may mean all of said lands collectively, it may mean specific or individual portions of said lands, or it may mean both of the foregoing simultaneously, as may apply in the context where used.

         METC may use the Premises for operation of the Transmission Facilities, solely for the purpose of Transmission (and in no event Distribution) of electricity, and, incidental thereto, for the purposes of inspecting, maintaining, repairing, replacing and removing the Transmission Facilities and trimming or removing such trees and brush on the Premises as may interfere with or be hazardous to the operation of the Transmission Facilities. Subject to
Article 5 hereof, METC may also alter, improve, relocate or construct additional Transmission Facilities on the Premises. All of such uses as METC is so authorized to make of the Premises, as defined in the preceding two sentences and subject to any restrictions or limitations pursuant to any other terms or conditions of this Agreement, are herein referred to as the "Permitted Uses." METC shall not have the right to use the Premises or the Transmission Facilities and METC may not permit others to use the Premises or the Transmission Facilities, or any part of either, for any use or purpose whatsoever other than Permitted Uses; all such rights for other uses and purposes being reserved to Consumers as provided in Article 6.

         As used herein, "Transmission" of electricity means transmission of electric energy through the Transmission Facilities at voltages of 120 kilovolts or more, intended for delivery of energy across a network, and in no event (regardless of voltage) includes any of the following: (i) delivery of electric energy to end-use retail customers; (ii) transmission of electric energy through a line(s) running to a substation out of which all electric energy is transmitted at less than 120 kilovolts; and (iii) transmission of electric energy between any electric generating plant or facility and the first substation located down-line of such electric generating plant or facility. As used herein, "Distribution" of Electricity means all transmission of electric energy, at whatever voltage, that is not "Transmission" as defined in the preceding sentence.

         All of the rights, interests and privileges in, to and regarding the Premises that are granted to METC in this Section 1.1 or anywhere else in this Agreement, as same are governed, limited or circumscribed by all terms and conditions set forth in this Agreement, are referred to herein as the "Easement."

          Section 1.2  Title Limitations.   The Easement is granted expressly
subject to the following limitations:

(a) It is expressly acknowledged and agreed that the Easement is granted, with respect to any particular Premises, only to the extent that same is within the scope of Consumers' now-existing right, title and interest in and to such particular Premises, and to no further or other extent. To whatever extent the scope of the Easement granted to METC in this Agreement, as set forth in Section 1.1 above or anywhere else in this Agreement, would with respect to any particular Premises exceed Consumers' now-existing right, title or interest, the Easement shall be deemed granted hereunder only to the extent of Consumers' now-existing right, title and interest.

(b) With respect to any particular Premises in which Consumers' now-existing right, title and interest is less than a fee simple title, i.e., where Consumers' now-existing right, title or interest is an easement, lease, permit or license, then the grant of the Easement herein made to METC shall be deemed an assignment by Consumers to METC of such easement, lease, permit or license that is held by Consumers as of the date hereof; but subject to the following:

         (i) To whatever extent there are limitations or restrictions (express, implied by law, or otherwise) upon Consumers' right to make an assignment of any such easement, lease, permit or license, the assignment thereof to METC shall be deemed made only to the extent that Consumers has the right to make such assignment. Further, even to the extent that Consumers has the right to make an assignment, such assignment is expressly made subject to clause (a), above, of this Subsection 1.2.

         (ii) If and to whatever extent the scope of Consumers' rights, interests and privileges under any such easement, lease, permit or license may be broader than the scope of the rights, interests and privileges granted to METC in this Agreement, as expressly described in Section 1.1 above or elsewhere in this Agreement, then the assignment of such easement, lease, permit or license to METC shall be deemed made only to the extent of the rights, interests and privileges granted to METC as expressly described in Section 1.1 above or as expressly set forth elsewhere in this Agreement.

         (iii)    Without limiting the generality of the preceding clause
                  (b)(ii), such assignment is expressly limited to the duration of the Term set forth herein (and upon expiration or any other termination hereof all of the assigned rights, interests and privileges shall revert to Consumers), subject to the payment of the rentals set forth herein, and otherwise subject to all of the terms and conditions of this Agreement.

(c) Wherever the documents by which Consumers acquired its right, title or interest in any particular premises, or any other documents in the chain of title, or any agreement made in connection with the foregoing, impose (directly or indirectly in any manner) upon Consumers any particular restrictions, limitations, duties, obligations, agreements, covenants or conditions in regard to or in connection with the use or occupation of, or activities or operations upon, such Premises, or otherwise in regard to or in connection with the existence or continuance of Consumers' right, title or interest in such Premises, METC shall, in regard to the Transmission Facilities and otherwise in connection with its use or occupation of, and activities and operations upon, such Premises comply with and fulfill all such restrictions, limitations, duties, obligations, agreements, covenants and conditions. Without limiting the generality of METC's obligations under Article 15 hereof, METC shall indemnify and save Consumers harmless from all losses, liabilities, damages, costs and expenses (including without limitation reasonable attorneys' and consultants' fees) arising from any failure or alleged failure of METC to so comply with and fulfill any such restriction, limitation, duty, obligation, agreement, covenant or condition.

(d) Without limiting the generality of the preceding clause (c), it is agreed that wherever the documents by which Consumers acquired its right, title or interest in any particular premises, or any other documents in the chain of title, or any other agreement, require Consumers to pay rentals, insurance premiums, inspection fees, or other amounts, in regard to its right, title or interest in any Premises, or the use or occupancy thereof or activities or operations thereon, METC shall either pay all of same, in full and in an timely manner when due, directly to the party entitled thereto, or shall reimburse Consumers therefor within thirty (30) days of billing by Consumers to METC therefor, whatever is specified by Consumers in regard to any particular such payments and any particular such Premises. The parties hereto expressly recognize that because the Premises are primarily used for Transmission Facilities and, even where there are portions of the Premises not that may not be specifically used for the Transmission Facilities those portions are not readily capable of being separately identified and described, METC shall be responsible hereunder for the entire amount of all such rentals, insurance premiums, inspection fees and other amounts that are required to be paid with respect to any Premises, unless the payment is directly and specifically assessed in regard to Distribution Facilities or other Compatible Uses of Consumers or an Authorized User (as such terms are hereinafter defined) or activities or operations of Consumers or an Authorized User in connection with Distribution Facilities or other Compatible Uses.

         Section 1.3 No Warranties. METC ACCEPTS THE PREMISES "AS-IS," IN THE CONDITION EXISTING ON THE DATE OF THIS AGREEMENT. METC ACKNOWLEDGES AND AGREES THAT CONSUMERS HAS MADE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PREMISES, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES REGARDING (i) CONSUMERS' RIGHT, TITLE OR INTEREST IN OR TO ANY PART OF THE PREMISES (AND THE EASEMENT IS ACCORDINGLY GRANTED HEREUNDER WITHOUT ANY WARRANTIES OR COVENANTS OF TITLE); (ii) ENCROACHMENT OR TRESPASS OF TRANSMISSION FACILITIES ONTO, OVER OR UNDER THE PROPERTY OF OTHERS, OR ENCROACHMENTS OR TRESPASS OF FACILITIES, STRUCTURES OR USES OF THIRD PARTIES ONTO, OVER, OR UNDER THE PREMISES; (iii) THE SPECIFIC LOCATION OF THE TRANSMISSION FACILITIES ON, OVER, UNDER, ACROSS OR ALONG THE PREMISES OR ANY PART THEREOF; OR (iv) THE SUITABILITY OF THE PREMISES FOR THE TRANSMISSION FACILITIES OR ANY PART THEREOF, THE FREEDOM OF THE PREMISES FROM HAZARDS, OR

OTHERWISE IN ANY MANNER REGARDING THE PHYSICAL CONDITION OR CHARACTERISTICS OF THE PREMISES OR ANY PART THEREOF.

                                    ARTICLE 2
                                      Term

         Section 2.1 Term. The grant of the Easement herein made is limited to the duration of the Term, as defined below in this Article 2. At the end of the Term, or upon any earlier termination of this Agreement as herein provided, the Easement herein granted shall terminate and revert to, and revest, in Consumers, its successors and assigns.

         Section 2.2 Commencement Date: Initial Term. The initial term of the Easement shall commence on the date of this Agreement (the "Commencement Date") and expire at midnight on December 31, 20 __ (hereinafter referred to as the "Initial Term") unless the Easement shall sooner terminate as provided in this Agreement. The Initial Term and any period(s) for which the same may be extended pursuant to Section 2.3 hereof is hereinafter referred to as the "Term."

         Section 2.3 Extension Term. METC shall have the option to extend the Term of the Easement for up to ten (10) additional, successive periods of fifty
(50) years each (each an "Extension Term"), the first of which shall commence at 12:01 a.m. on January 1 following the expiration of the Initial Term; provided, in respect to the exercise of said option for each such 50-year Extension Term, that (i) METC is, at the end of the Initial Term or of the immediately preceding Extension Term, as the case may be, not in material default in performing or observing any of its covenants or obligations under this Agreement, (ii) METC exercised (or is deemed to have exercised, as set forth in the immediately following paragraph hereof) its said option to extend the Term for each and every previous Extension Term, and (iii) this Agreement has not otherwise been terminated as provided herein.

         Provided that each of the conditions set forth in the immediately preceding paragraph of this Section 2.3 has been fulfilled, METC shall be deemed to have exercised its option to extend the Term for the next ensuing Extension Term, and the Term shall automatically be so extended, unless METC gives Consumers written notice of METC's decision not to extend the Term at least one
(1) year prior to the expiration of the Initial Term or immediately preceding Extension Term, as the case may be.

         All of the terms and conditions set forth herein shall apply during each and every Extension Term that the Term is so extended.

                                    ARTICLE 3
                                      Rent

         Section 3.1 Base Rent. During the Term, METC shall pay Base Rent to Consumers at the rate of Nine Million Six Hundred Thirty Thousand Four Hundred Eighty Nine Dollars ($9,630,489.00) per calendar year (the "Base Rent"). Said Base Rent shall be payable in advance in equal quarterly installments of Two Million Four Hundred Seven Thousand Six Hundred Twenty Two and 25/100 Dollars ($2,407,622.25) on the first day of each calendar quarter during the Term. Said annual Base Rent amount shall be prorated in respect to any partial calendar year at the beginning or the end of the Term, and said quarterly installment thereof shall be prorated for any partial calendar quarter at the beginning or end of the Term. With respect to any partial calendar quarter at the beginning of the Initial Term, METC shall pay to Consumers, within five (5) business days after the Commencement Date, such prorated Base Rent for the period from the Commencement Date to the end of the calendar quarter in which the Commencement Date occurs.

         Section 3.2. Payment. METC covenants and agrees to pay Base Rent to Consumers as required by this Agreement as and when due and payable. All Base Rent payable, as well as all other amounts payable by METC to Consumers pursuant to this Agreement, shall be payable to Consumers by wire transfer of immediately available funds to Consumers' account at _____________________________ or in such other manner or at such place as Consumers shall, from time to time, designate by notice to METC.

         Section 3.3. Net Rentals. It is intended that the Base Rent provided for in this Agreement shall be absolutely net to Consumers throughout the Term -- net of any taxes, costs, expenses, liabilities, charges or other deductions whatsoever, with respect to the Premises or with respect to any interest of Consumers therein; unless and except as may be specifically provided otherwise herein.

                                    ARTICLE 4
                    Compliance With NESC and Applicable Laws

         METC shall be responsible for ensuring that all use and occupation of and operations upon the Premises by METC shall be in compliance with the National Electric Safety Code, as in effect from time to time and including any successor thereto (the "NESC"), and in accordance with all applicable constitutional provisions, laws, ordinances, orders, requirements, rules and regulations made by any governmental entity, body or authority ("Applicable Laws") and METC's service obligations under applicable tariffs.

                                    ARTICLE 5
                              Additions/Alterations

         Section 5.1 Additions/Alterations -- Notices; Manner of Performance. METC may alter, improve, relocate or construct additional Transmission Facilities (any of the foregoing being referred to herein as an "Addition/Alteration") on Premises only after prior written notice thereof to Consumers. Prior to undertaking any work on an Addition/Alteration, METC shall notify Consumers in writing and, with such notice, submit plans, specifications, surveys and/or other information pertaining to the proposed Addition/Alteration so as to fully inform Consumers as to the nature and extent thereof. Within sixty (60) days after such notice to Consumers, Consumers shall notify METC whether such proposed Addition/Alteration will result in an additional burden on the Premises and Consumers' estimate of the amount of the fair market value of the property rights required therefor. Wherever the Addition/Alteration will result in an additional burden on the Premises, METC shall be obligated to pay Consumers said fair market value in accordance with Section 5.3 below. It is understood that a proposed Addition/Alternation may result in an



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

additional burden on the premises, for which payment of fair market value by METC will be required, even if the Addition/Alteration is not one for which Consumers' approval is required under Section 5.2 below.

         METC shall construct and/or perform all Additions/Alterations in compliance with the NESC and Applicable Laws, and otherwise in a good and workmanlike manner.

         All Additions/Alterations shall be subject to all terms and conditions of this Agreement the same as any other parts of the Transmission Facilities; including without limitation the restriction that all Alterations/Additions shall be limited to Permitted Uses.

         Section 5.2 Consumers' Approval Required for Certain Additions/Alterations. Whenever a proposed Addition/Alteration consists of (i) any material enlargement of Transmission Facilities on the Premises (which material enlargements shall include, but are not limited to, replacement of any towers, pole structures, poles or crossarms with larger such facilities), or
(ii) relocation of any Transmission Facilities on the Premises, or (iii) construction of additional Transmission Facilities on the Premises, or any combination of the foregoing, such material enlargement, relocation and/or construction shall be subject to Consumers' prior written approval. Wherever such material enlargement or relocation of Transmission Facilities and/or construction of additional Transmission Facilities is involved, METC shall expressly request such approval in the written notice that it is to give to Consumers pursuant to Section 5.1; and Consumers will, in the notice it is to give METC within sixty (60) days after METC's notice to Consumers as provided in
Section 5.1, indicate whether or not such approval is granted. Consumers will not unreasonably withhold such approval, so long as Consumers does not, in good faith, determine that (i) withholding approval is necessary to preserve present or future Compatible Uses (as hereinafter defined); or (ii) the Addition/Alternation would violate some other provision of this Agreement or exceed the scope of the Easement herein granted; or (iii) the Addition/Alternation would in any way fail to comply with the NESC and/or Applicable Laws. In regard to the immediately preceding clauses (ii) and (iii), it is expressly understood that (x) Consumers undertakes no obligation to ensure that any Addition/Alteration will comply with the this Agreement, or will be within the scope of the Easement herein granted, or will comply with the NESC and/or Applicable Laws, (y) assumes no liability for failure to detect that any Addition/Alteration will comply with this Agreement, or will be within the scope of the Easement herein granted, or will comply with the NESC and/or Applicable Laws, and (z) METC shall be and remain fully responsible and liable for ensuring that all Additions/Alternations, and the use thereof and operations connected therewith, comply with this Agreement, are within the scope of the Easement herein granted, and comply with the NESC and Applicable Laws, notwithstanding any approval of such Additions/Alternations given by Consumers, and Consumers will not be deemed to have waived METC's obligations to comply with all of the foregoing unless such waiver is expressly stated in writing by Consumers.

         Section 5.3 Payment of Fair Market Value. If Consumers determined, as set forth in Section 5.1, that the Addition/Alternation will result in an additional burden on the Premises, then prior to commencing any work on the Premises with respect to the Addition/Alteration, METC shall, subject to the further terms of this Section 5.3, make a lump sum payment to Consumers of an amount equal to the fair market value of the property rights required therefor.



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

         If METC agrees with Consumers' estimate of such fair market value, as specified by Consumers in its notice to METC pursuant to Section 5.1, then the amount to be paid by METC prior to such commencement of the work shall be the amount of Consumers' estimate. Payment by METC of such sum, and in all events commencement by METC of work on the Premises, shall be deemed to indicate METC's agreement with Consumers' estimate, unless METC has expressly notified Consumers otherwise in writing as set forth in the immediately following paragraph hereof that METC does not agree with Consumers' estimate.

         If METC disagrees with Consumers' determination of such fair market value (including any case where METC does not believe that the Addition/Alteration will constitute any additional burden on the Premises and therefore asserts that no fair market value applies), METC must, prior to commencing any work on the Premises with respect to the Addition/Alternation,
(i) notify Consumers in writing that METC so disagrees, and of the amount of METC's estimate of the fair market value of the property rights required for the Addition/Alteration (or stating that METC does not believe any additional burden on the Premises to be involved and that no fair market value applies); and (ii) deposit with Consumers a sum equal to the amount of Consumers' estimate. Thereafter, METC may proceed with the work, and the fair market value of the property rights required for the Addition/Alternation will be determined in the manner set forth in Exhibit B, attached hereto and made a part hereof. If such fair market value is, pursuant to Exhibit B, determined to be less than the amount so deposited by METC with Consumers, then Consumers will promptly refund the difference to METC. If such fair market value is, pursuant to Exhibit B, determined to be greater than the amount so deposited by METC with Consumers, then METC will promptly pay the additional amount to Consumers.

                                    ARTICLE 6
   Consumers' Reserved Rights to Use the Premises and Transmission Facilities

         Section 6.1 Compatible Uses.  It is expressly understood that:

(a) the Easement is granted to METC hereunder subject to all rights of Authorized Users (as defined below) for Compatible Uses (as defined below) pursuant to all grants and authorizations made at any time prior to the Commencement Date; and

(b) subject to Articles 7 and 8 hereof, Consumers hereby expressly reserves and retains the rights (i) to at all times use and occupy the Premises and the Transmission Facilities for its own Compatible Uses, and (ii) to authorize and permit Authorized Users to use and occupy the Premises and the Transmission Facilities for Compatible Uses pursuant to grants and authorizations given by Consumers at any time after the Commencement Date.

         As used herein, "Authorized User" means (A) any third party who is authorized to use or occupy any Premises or Transmission Facilities pursuant to any grant or authorization made by Consumers (or its predecessors in interest), or by rights acquired by other valid means, at any time prior to the Commencement Date, and (B) any third party who is authorized to use or occupy any Premises or Transmission Facilities pursuant to any grant or authorization made by Consumers (or its successors in interest) at any time on and after the Commencement Date.

         As used herein, "Compatible Uses" means use and occupation of the Premises and/or the Transmission Facilities by Consumers or Authorized Users for any and all purposes not inconsistent with METC's Permitted Uses; and, without limiting the generality of the foregoing, Compatible Uses shall be conclusively deemed to include all of the following:

(i) all uses and occupations of the Premises and/or of Transmission Facilities by Consumers or any Authorized User that exist on the Commencement Date;

(ii) all uses and occupations of the Premises and/or of Transmission Facilities, not existing on the Commencement Date but for which any Authorized User has rights validly acquired prior to the Commencement Date; and

(iii) all other uses and occupations, not existing on the Commencement Date, of the Premises and of Transmission Facilities by Consumers or any Authorized User that: (x) do not cause the Transmission Facilities to be in violation of the NESC or any Applicable Laws; (y) do not materially impair METC's ability to satisfy its service obligations under applicable tariffs; and (z) do not unreasonably interfere with METC's ability to install additional Transmission lines on the Premises that METC has specific plans to install and can reasonably and practically so install (considering, among other matters, existing property rights and property configurations).

Compatible Uses include, for example and not limitation, all of the following, to the extent that any of them fit within any of the immediately preceding clauses (i), (ii) or (iii):

(a) towers, pole structures, poles, crossarms, cables, wires, conduits, guys, anchors, transformers, insulators, meters, connections, fuses, junction boxes, pads, cabinets, enclosures, substations and other structures, equipment and facilities, whether overhead, underground or ground surface, relating to Distribution of electricity ("Distribution Facilities");

(b) any and all other types of underground wires, cables, conduits, pipes, structures, equipment and facilities, including, without limitation, telephone, fiber optic, cable TV or other communications lines; sewers; pipelines and mains for water, oil, gas or other substances; drainage tile; and all ground surface facilities (including without limitation pads, cabinets, valves and enclosures) relating to any such underground facilities;

(c) ground-surface and above-ground/overhead towers, pole structures, poles, antennae, cables, wires, conduits and other structures, equipment and facilities relating to microwave, cellular telephone, conventional telephone, cable TV, fiber optic and other communications operations;

(d) farming, gardening, and other agricultural, landscaping and similar uses;

(e) roads, streets, highways, driveways, parking lots, bridges, open ditch drains, storm water detention or retention ponds, and buildings; and

(f) towers, pole structures, poles, crossarms, cables, wires, conduits, guys, anchors, transformers, insulators, meters, connections, fuses, junction boxes, pads, cabinets, enclosures, substations and other structures, equipment and facilities, whether overhead, underground or ground surface, relating to Transmission of electricity; provided, that facilities for Transmission of Electricity by entities other than METC (or its successors or assigns) will be considered Compatible Uses only to the extent that such facilities now or hereafter exist pursuant to
         (y) rights or interests now held by an Authorized User, its successors or assigns (whether or not for such rights or interests are now being exercised or fully exercised), or (z) rights or interests hereafter granted to an Authorized User who, in Consumers' good faith opinion, has power of condemnation or similar powers.

         Where applicable, it is understood that the above-listed (or other) Compatible Uses may involve use of the Transmission Facilities; for example and not limitation the attachment onto the towers, pole structures and poles that are part of the Transmission Facilities or the placement into conduit that is part of the Transmission Facilities of (1) Distribution Facilities, and (2) telephone lines, cable TV lines, fiber optic cables, other communication lines and cables, antennae, and other equipment.

         Without limiting the scope of Consumers' reserved rights regarding Compatible Uses, it is expressly understood that Consumers reserves the right to receive any and all rentals, fees and other revenue and payments that may be generated by the granting of rights to Authorized Users or that are otherwise associated with Compatible Uses, whether such Compatible Uses are already existing or hereafter come into existence pursuant to grants made at any time before or at any time after the Commencement Date. Subject to Applicable Laws, and to any applicable existing agreements with third parties, it is also expressly understood that Consumers has the sole right to determine the amount of any rentals, fees and other amounts to be paid for the granting of rights to Authorized Users or that are otherwise associated with Compatible Uses.

         Section 6.2 Conflicting Uses. Any use or occupation of Premises by Consumers or an Authorized User that is not a Compatible Use as defined above is referred to herein as a "Conflicting Use."

                                    ARTICLE 7
  Electric Distribution Facilities on Transmission Facilities and the Premises

         Section 7.1 Proposed Installation of Future Distribution Facilities. To the extent that Consumers proposes, after the date of this Agreement, to construct/install Distribution Facilities on Transmission Facilities, or otherwise on the Premises, that METC regards as conflicting with METC's planned installation of additional Transmission Facilities, METC may preclude Consumers' use of the existing Transmission Facilities and/or of the Premises for such construction/installation. In such event, METC shall pay to Consumers, within thirty (30) days of billing(s) from Consumers therefor, the additional costs of the alternative actions or measures required in order for Consumers to construct and/or install the Distribution Facilities proposed by Consumers using an alternative route and/or other alternative design, over the cost Consumers would have incurred if Distribution Facilities were installed on the existing Transmission

Facilities and/or the Premises as originally planned by Consumers. Such additional costs will include, without limitation, both of the following:

(a) The incremental costs, as reasonably determined by Consumers, of constructing the Distribution Facilities on the alternative route (whether such alternative route is on or off of the Premises) and/or with the alterative design, together with all related design, engineering, surveying, permitting and other costs associated with the project; over the costs that would have been incurred with Consumers' originally contemplated plans.

(b) If and to the extent that Consumers determines it necessary to obtain alternative right-of-way for the Distribution Facilities, the cost to Consumers of obtaining alternative right-of-way satisfactory to Consumers. Such costs of alternative rights-of-way will include all costs incidental to the acquisition (such as but not limited to title insurance, searches or abstracts, surveys, and time of right-of-way buyers) as well as the actual amounts of the consideration paid by Consumers for the alternative rights-of-way. Without in any way limiting the generality of the concept of "satisfactory" alternative right-of-way, in no event will Consumers be required to utilize any premises (i) on which Consumers will have property rights that, in Consumers' judgment, are of any less secure nature than those that Consumers would have had on the Premises, or (ii) having any physical characteristics that are unsatisfactory to Consumers.

         In addition to the foregoing requirements of this Section 7.1, METC shall, in regard to the planned additional Transmission Facilities for which it is precluding Consumers from pursuing Consumers' originally intended plans for installation of Distribution Facilities, perform and comply with all provisions of Article 5, including without limitation, the provisions of Article 5 requiring notice to Consumers, approval of Consumers, and payment to Consumers of fair market value for the additional burden on the premises.

         Section 7.2 Relocation of Distribution Facilities. Consumers and METC also recognize that Distribution Facilities may now or in the future be installed on Transmission Facilities or the Premises that METC subsequently determines will preclude installation by METC of additional Transmission Facilities planned by METC unless such Distribution Facilities are removed and relocated. In such event, METC shall have the right to require Consumers to remove such Distribution Facilities, provided METC pays Consumers both of the following:

(a) The costs of alternative rights-of-way (if the Distribution Facilities cannot be completely relocated within the Premises or, in Consumers' judgment, it is not feasible to do so), satisfactory to Consumers, upon which Consumers may construct/install Distribution Facilities to replace the then-existing Distribution Facilities that are to be removed and relocated. Such costs of alternative rights-of-way will include all costs incidental to the acquisition (such as but not limited to title insurance, searches or abstracts, surveys, and time of right-of-way buyers) as well as the actual amounts of the consideration paid by Consumers for the alternative rights-of-way.

(b) The cost of removing the then-existing Distribution Facilities from their then-existing location; and the cost of constructing/installing the replacement Distribution Facilities in the new location, together with all related design, engineering, surveying, permitting and other costs associated with the project. If and to the extent any such work is done or is to be done by Consumers' own crews, such internal costs will be as determined by Consumers in accordance with its normal and customary methods.

         Consumers may require payment in advance or the provision of reasonable security for payment by METC prior to Consumers taking any action to so remove and relocate its Distribution Facilities; and if Consumers needs to obtain alternative right-of-way, Consumers will not be required to commence any work on such relocation until such alternative right-of-way, satisfactory to Consumers, has been obtained. Without in any way limiting the generality of the concept of "satisfactory" alternative right-of-way, in no event will Consumers be required to relocate to premises (i) on which Consumers will have property rights that, in Consumers' judgment, are of any less secure nature than those that Consumers had on the Premises, or (ii) having any physical characteristics that are unsatisfactory to Consumers.

         In addition to the foregoing requirements of this Section 7.2, METC shall, in regard to the planned additional Transmission Facilities for which it is requiring Consumers to remove and relocate Distribution Facilities, perform and comply with all provisions of Article 5, including without limitation, the provisions of Article 5 requiring notice to Consumers, approval of Consumers, and payment to Consumers of fair market value for the additional burden on the premises.

         If Consumers, in its sole judgment, decides to remove its Distribution Facilities without relocating them, then the provisions of this Section 7.2 regarding relocation to a new location will accordingly not apply, but the provisions of this Section 7.2 shall remain fully applicable in respect to the costs of and METC's payment for the removal, and Article 5 shall be fully applicable in respect to the planned additional Transmittal Facilities in connection with which Consumers is so removing its Distribution Facilities.

                                    ARTICLE 8
                Compatible Uses by Consumers or Authorized Users

         Section 8.1 Notice of Compatible Use. Whenever Consumers, or an Authorized User acting under rights granted to it by Consumers after the date of this Agreement, as the case may be (an "Initiating User"), intends to initiate on the Premises, any use, not now existing on the Premises, that such Initiating User deems to be a Compatible Use, then the Initiating User shall give METC written notice of the intention to initiate such proposed use at least thirty
(30) days prior to undertaking any excavation, construction, installation or similar activities on the Premises in furtherance of such proposed use. Within thirty (30) days after such notice to METC of such proposed use, METC shall notify the Initiating User in writing of whether METC believes the proposed use to be a Conflicting Use. If METC does not, within thirty (30) days after the Initiating User's said written notice to METC, so notify the Initiating User in writing that METC considers the proposed use to be a Conflicting Use, METC shall be deemed to have agreed that such proposed use is not a Conflicting Use. If METC notifies Initiating User that it believes the proposed use to be a Conflicting Use, METC shall together therewith specifically document the manner in which the proposed use is a Conflicting Use, and activities in furtherance thereof shall not be undertaken until METC notifies the Initiating User in writing that METC withdraws its claim that such proposed use is a Conflicting Use. METC shall promptly so withdraw its objections upon presentation to METC of modifications of the proposed use or other appropriate measures taken or to be taken as will reasonably resolve the reasons, as so identified by METC, for which the proposed use would be a Conflicting Use. The Initiating User shall furnish to METC such plans and specifications, surveys or other information regarding the proposed use as METC may reasonably request in order to evaluate the nature and extent of the proposed use.

         Wherever Consumers is not the Initiating User, METC shall, for any notices to such Initiating User pursuant to the immediately preceding paragraph, simultaneously send a copy of such notice to Consumers.

         METC and Initiating Users shall cooperate in good faith to accommodate Permitted Uses and Compatible Uses of Premises and Transmission Facilities to the extent reasonably feasible. If and to the extent that Transmission Facilities can be relocated or modified to accommodate proposed uses, such as to make otherwise Conflicting Uses into Compatible Uses without materially adversely affecting the operation of such Transmission Facilities, METC shall undertake, or authorize the Initiating User to undertake, such relocation or modification provided the Initiating User is willing and agrees to pays all costs reasonably incurred in making such relocations or modifications (including, without limitation, land or right of way acquisition costs if applicable, engineering and construction costs) and observes such requirements as METC may reasonably specify in connection therewith.

         Where the proposed use that METC claims to be a Conflicting Use consists of Consumers' Distribution Facilities, Consumers shall be entitled, anything in this Section 8.1 to the contrary notwithstanding, to payment from METC as provided in Section 7.1. Where the proposed use consists of Consumers' Distribution Facilities, all rights of Consumers under Section 7.1 shall be in addition to all rights under this Section 8.1.

         It is understood that the foregoing provisions of this Section 8.1 will not bind, nor restrict or limit any rights of, Authorized Users who are acting under rights validly granted to them prior hereto. However, nothing herein is intended to relieve any such Authorized Users of any duties and obligations that they may otherwise have, under the terms of the grants to them or at law or equity.

         It is also intended that Authorized Users acting under rights granted to them hereafter will be bound by the terms of this Section 8.1 by operation of law, by virtue of receiving their interests after the time of the execution and recording of this Agreement, and that METC may on that basis seek to enforce such terms against such Authorized Users. However, Consumers does not itself guarantee the compliance herewith by any such Authorized User or assume any liability whatsoever for any such Authorized User's non-compliance.

         Section 8.2 Maintenance and Repair Obligations of Consumers. Consumers shall at its own expense (i) maintain and repair, in structurally and operationally safe condition, Consumers' own facilities and equipment relating to its Compatible Uses of the Premises or Transmission

Facilities, (ii) maintain such portions, if any, of the Premises as are exclusively used, occupied and controlled by Consumers, and (iii) with reasonable promptness cause all damage to the Premises or Transmission Facilities resulting from activities associated with Compatible Uses undertaken by Consumers to be repaired to a condition at least substantially equivalent to that existing prior thereto including, as appropriate in the case of the particular Premises involved, leveling of the surface thereof and seeding with grasses or other ground cover as appropriate following excavation (it being understood that the reasonable time for performance of certain restoration work, such as reseeding, may depend on weather or seasonal considerations).

         Section 8.3 Maintenance and Repair Obligations of Authorized Users. Each Authorized User using or occupying Premises or Transmission Facilities under a grant hereafter made shall, at its own expense, (i) maintain and repair, in structurally and operationally safe condition, such Authorized User's own facilities and equipment relating to its Compatible Uses of the Premises or (if applicable) Transmission Facilities, (ii) maintain such portions, if any, of the Premises as are exclusively used, occupied and controlled by such Authorized User, and (iii) with reasonable promptness cause all damage to the Premises or Transmission Facilities resulting from activities associated with Compatible Uses undertaken by such Authorized User to be repaired to a condition at least substantially equivalent to that existing prior thereto including, as appropriate in the case of the particular Premises involved, leveling of the surface thereof and seeding with grasses or other ground cover as appropriate following excavation (it being understood that the reasonable time for performance of certain restoration work, such as reseeding, may depend on weather or seasonal considerations).

         It is understood that the foregoing provisions of this Section 8.3 will not bind Authorized Users who are acting under rights validly granted to them prior hereto. However, nothing herein is intended to relieve any such Authorized Users of any duties and obligations that they may otherwise have, under the terms of the grants to them or at law or equity.

         It is also intended that Authorized Users acting under rights granted to them hereafter will be bound by the terms of this Section 8.3 by operation of law, by virtue of receiving their interests after the time of the execution and recording of this Agreement, and that METC may on that basis seek to enforce such terms against such Authorized Users. However, Consumers does not itself guarantee the compliance herewith by any such Authorized User or assume any liability whatsoever for their non-compliance.

         Section 8.4 Replacement or Removal of Towers, Pole Structures, Poles, Conduit and Similar Transmission Facilities In or Upon Which Distribution Facilities or Other Compatible Use Facilities are Attached or Located. Whenever METC intends to replace any tower, pole structure, pole, conduit or similar Transmission Facilities in or upon which Distribution Facilities or other Compatible Use facilities of Consumers or an Authorized User are attached or otherwise physically located, METC shall give at least sixty (60) days' prior written notice to Consumers or the applicable Authorized User so that Consumers or the applicable Authorized User, as the case may be, can at its own expense either remove its facilities (if it no longer needs or desires the attachment) or move/reattach such facilities to METC's replacement tower, pole structure, pole, conduit or other similar Transmission Facilities. METC shall keep Consumers or the applicable Authorized User, as the case may be, informed of the time(s) for performance of such work of replacing such tower, pole structure, pole, conduit or other similar Transmission Facilities, so that Consumers or such Authorized User may reasonably coordinate with METC the performance of Consumers' or such Authorized User's work of so removing and/or moving/reattaching its own facilities.

         Whenever METC intends to remove -- without replacing -- any tower, pole structure, pole, conduit or other similar Transmission Facilities in or upon which Distribution Facilities or other Compatible Use facilities of Consumers or an Authorized User are attached or otherwise physically located, METC shall give at least sixty (60) days' prior written notice to Consumers or the applicable Authorized User so that Consumers or the applicable Authorized User, as the case may be, can at its own expense either remove its facilities (if it no longer needs or desires the attachment) or, at Consumers' or the applicable Authorized User's option, purchase from METC the tower, pole structure, pole, conduit or other similar Transmission Facilities that METC intends to so remove. If Consumers or the applicable Authorized User elects to purchase such tower, pole structure, pole or other Transmission Facilities from METC, it shall so notify METC in writing within forty five (45) days after the giving of METC's aforesaid notice to Consumers or such Authorized User. Within a reasonable time thereafter, and following METC's removal of all of its wires, cables, conductors and other facilities that may be attached to or located in or on the tower, pole structure, pole, conduit or other similar facility in question, (i) Consumers or the applicable Authorized User, as the case may be, shall pay METC for such tower, pole structure, pole, conduit or other similar facility at a price computed in accordance with the provisions of Exhibit C, attached hereto and made a part hereof, and (ii) METC shall convey such tower, pole structure, pole, conduit or other similar facility to Consumers or the applicable Authorized User by a good and sufficient bill of sale. Such conveyance shall be on an "AS IS" basis, but METC shall warrant the title to such tower, pole structure, pole, conduit or other similar facility that is so conveyed. Where both Consumers and an Authorized User would be eligible to, and both desire to, purchase a tower, pole structure, pole, conduit or other similar facility from METC pursuant to this paragraph, Consumers shall have the right to decide which of them shall buy same. Any tower, pole structure, pole, conduit or other similar facility purchased by Consumers or an Authorized User under this paragraph shall, upon such purchase, become part of the Distribution Facilities or other Compatible Use facilities, as the case may be, of Consumers or the applicable Authorized User. It is understood that the provisions of this paragraph, including without limitation any obligation to pay METC for Transmission Facilities, does not apply to any acquisition by Consumers of Transmission Facilities pursuant to the provisions of Section 21.5.

         Nothing in this Section 8.4 is intended to limit, override or affect any rights granted to an Authorized User prior to the Commencement Date.

         Section 8.5 Independent Third Party Users. It is understood that wherever Consumers' right, title and interest in Premises is less than a fee simple title, i.e., where Consumers' right, title or interest is an easement, lease, permit or license, Consumers generally does not have exclusive control of such Premises, and generally has only limited control over the use or occupation of such Premises by third parties. Any third party (whether the fee title owner or anyone else whomsoever) using or occupying Premises in which Consumers does not have fee simple title, who is (i) not actually attaching its own facilities to Transmission Facilities by virtue



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
of rights to do so granted to it by Consumers, or (ii) otherwise using or occupying such Premises by virtue of rights to do so granted to it by Consumers, shall not be considered an Authorized User under this Agreement. No such third-party users or occupiers (who are hereinafter referred to as "Independent Third Party Users") will be deemed to be Authorized Users under this Agreement merely because Consumers (under whatever terms or conditions, and whether or not for compensation) consented or agreed to or approved their uses or occupations of the Premises, without actually purporting to grant them the right to make such uses or occupations. It is expressly understood, notwithstanding anything else in this Agreement, that Consumers has no obligations to METC in connection with Independent Third Party Users.

                                    ARTICLE 9
             Maintenance of the Premises and Transmission Facilities

         Section 9.1 METC's Maintenance Obligations. The parties hereto expressly recognize that because the Premises are primarily used for Transmission Facilities and, even where there are portions of the Premises that may not be specifically used for Transmission Facilities those portions are not readily capable of being separately identified and described, METC shall be responsible hereunder for the maintenance of the entire Premises except as otherwise specifically provided in this Section 9.1.

         METC shall be solely responsible for maintaining, at its expense, (i) all Transmission Facilities, and (ii) except as expressly provided otherwise in this Section 9.1, the Premises.

         Without limiting the generality of any of the foregoing, METC shall, at its expense, be responsible for at all times:

(i) keeping and maintaining the Transmission Facilities in a structurally and operationally safe condition and in a state of repair complying with all requirements of the NESC and Applicable Laws;

(ii) maintaining the Premises in a clean and orderly condition, free from all litter and debris without regard to how the same became placed thereon or therein;

(iii)    mowing the Premises and removing noxious weeds and brush therefrom;

(iv) maintaining and repairing all buildings, structures and fixtures on the Premises to keep the same in good condition and repair and in compliance with Applicable Laws;

(v) repairing, maintaining and replacing, as necessary, and removing snow and ice from, all parking areas, driveways, passageways, sidewalks, walkways and similar areas on the Premises, in good and proper condition and in compliance with Applicable Laws.

         Notwithstanding the foregoing, METC shall not be responsible for (i) performing repairs to or maintenance of Distribution Facilities or other Compatible Use facilities (unless actions, operations or omissions of METC, its employees, agents, contractors, subcontractors, invitees or licensees, or the Transmission Facilities, were the cause of the need for such repairs or




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

maintenance); (ii) repair or maintenance of any areas on the Premises that are exclusively used, occupied and controlled by Consumers or an Authorized User (unless actions, operations or omissions of METC, its employees, agents, contractors, subcontractors, invitees or licensees, or the Transmission Facilities, were the cause of the need therefor for such repairs or maintenance); or (iii) clean-up of litter or debris, or repair of damage to the Premises, resulting from the facilities, occupation, use or operations of Consumers or an Authorized User. Furthermore, nothing in this Section 9.1 is intended to relieve Consumers or an Authorized User, as the case may be, from responsibility for the cost of repairing damage to the Transmission Facilities resulting from the facilities, occupation, use or operations of Consumers or such Authorized User, as the case may be. Nothing, however, in the preceding provisions of this paragraph is intended to relieve METC from any duty, obligation or liability that it may have to an Authorized User for reasons apart from the terms and conditions of this Agreement. It is expressly understood that Consumers does not assume liability for damage resulting from the facilities, occupation, use, acts, omissions or operations of an Authorized User; METC's rights and remedies in connection therewith being governed by the last paragraph of Section 8.3, and such rights as METC may otherwise have against an Authorized User at law or equity.

         Section 9.2 Patrol; Encroachments. METC shall, at its own expense, patrol by air the Premises at least annually. METC shall notify Consumers of any unauthorized uses of the Premises or encroachments thereon that may be identified as a result of such annual air patrol or that it may otherwise become aware of. If there are unauthorized uses of, or encroachments upon, any Premises that adversely affect the Transmission Facilities or METC's interests under this Agreement, METC shall notify Consumers in writing and consult with Consumers before METC takes action to terminate or otherwise resolve same. METC shall in no event have any right or authority to take any action or make any agreement in regard to any encroachment or other unauthorized use that extends beyond the scope of METC's own interests under this Agreement or that adversely affects in any manner Consumers' or any third party's interest in any Premises. Any action that METC takes to resolve any encroachment or other unauthorized use shall be at METC's sole expense, unless otherwise agreed upon in writing.

         Consumers assumes no liability to METC to detect or prevent encroachments or any other unauthorized use of any Premises or Transmission Facilities, or arising from any encroachments or other unauthorized use of any Premises or Transmission Facilities.

         Section 9.3 Consumers Not Responsible for Maintenance. Unless and except as may be expressly otherwise provided herein, Consumers shall not be responsible or liable to METC for, or by reason of, the condition of Premises, or arising from any failure to keep the same in good and lawful order and condition. Consumers shall not be required to make any expenditure whatsoever for the maintenance of Premises except as, in Consumers' judgment, is necessary or desirable in relation to Consumers' facilities and equipment on, under or over the Premises.

                                   ARTICLE 10
                                Sale of Premises

         Section 10.1 Sale Offer of Premises. Subject to Sections 10.3 and 10.4, in the event Consumers determines to sell any Premises, Consumers shall notify METC in writing thereof and the sales price and terms upon which Consumers wishes to sell the same (the "Sale Offer"). METC shall have the right to purchase the particular Premises that Consumers proposes to sell at the price and upon the terms of the Sale Offer by notifying Consumers in writing within thirty (30) days after the giving of such Sale Offer by Consumers to METC. In the event that METC does not so accept such Sale Offer, Consumers may, at any time within one (1) year after the date that Consumers gave such Sale Offer to METC, sell the Premises that were the subject of the Sale Offer to any third party for a price that is not less than 90% of the sale price set forth in the Sale Offer and otherwise on substantially the same terms as were set forth in the Sale Offer.

         Section 10.2 Effect of Sale on Rights and Obligations of the Parties. Subject to Sections 10.3 and 10.4, any sale of Premises to a third party shall not affect the rights of METC under this Agreement. Subject to said Sections
10.3 and 10.4, any buyer shall take subject to this Agreement.

         It is understood that the covenants, agreements and obligations of Consumers set forth in this Agreement shall not be deemed personal covenants of Consumers, except to the extent of Consumers' interest in the Premises and only, in respect to any particular part of the Premises, so long as such interest shall continue, and thereafter the covenants, agreements and obligations of Consumers shall be binding only upon such subsequent owners and successors in interest to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

         Notwithstanding the foregoing, unless Consumers expressly agrees otherwise in writing with the buyer of any sold Premises and notifies METC in writing thereof: (i) the buyer shall not acquire any right to receive any part of the Base Rent provided for in this Agreement, (ii) such sale shall not result in an adjustment of the amount of the Base Rent payable by METC to Consumers under the terms of this Agreement, and (iii) METC shall continue to pay the herein specified Base Rent to Consumers in full. In respect to the foregoing, it is understood that while Consumers shall have the right to assign its right to receive Base Rent, same shall not be deemed to pass to a buyer of any part of the Premises, and shall fully remain with Consumers, in the absence of an express, duly executed, assignment.

         In a sale of any Premises, Consumers may reserve any rights and interests in the Premises as are specified in the applicable conveyance instruments.

         Section 10.3 Sale of Certain Premises. Consumers shall have the right
to sell any portion of any Premises that is located more than      feet from any
then-existing Transmission Facilities premises without first offering to sell the same to METC as provided in Section 10.1. If any such portion of the Premises is sold to a third party, Consumers shall notify METC thereof and thereafter the same shall no longer be subject to this Agreement in any manner, including that the Easement or any rights or obligations of the parties shall no longer apply thereto; provided, that the Base Rent payable by METC under this Agreement shall not be reduced in respect thereto. Following such notice, METC shall, upon request of Consumers, execute and deliver to Consumers or such other party as Consumers' designates a release of its right, title and interest under this Agreement with respect to the Premises in question.

         Section 10.4 Premises in Which Consumers' Interest is Less Than Fee. It is understood that wherever Consumers' right, title and interest in Premises is less than a fee simple title, i.e., where Consumers' right, title or interest is an easement, lease, permit or license, then METC's rights and Consumers' obligations under Sections 10.1 and 10.2 shall apply only to an actual, voluntary sale (or, as applicable under Section 10.1, desired sale) by Consumers to a third party of Consumers' said easement, lease, permit or license rights in those Premises. Nothing in said Sections 10.1 or 10.2 is intended to confer any rights on METC or impose any obligations on Consumers in connection with a sale of any Premises (or of any rights or interests therein) in which Consumers' right, title or interest is an easement, lease, permit or license by the fee title owner of such Premises or by the owner of any other interest in such Premises. Furthermore, with respect to any Premises in which Consumers' right, title or interest is an easement, lease, permit or license, nothing in said Sections 10.1 or 10.2 is intended to confer any rights upon METC or any obligations or liability upon Consumers in connection with any expiration, termination, reversion or other loss of such easement, lease, permit or license, by operation of law, by the terms of the operative document, or otherwise, not constituting an actual, voluntary sale (or, as applicable under Section 10.1, desired sale) by Consumers; and no such expiration, termination, reversion or other loss of such easement, lease, permit or license shall reduce the Base Rent Payable by METC hereunder.

         Section 10.5 Conveyance of Less than Consumers' Full Interest. In respect to any parts of the Premises owned by Consumers in fee simple, METC's rights and Consumers' obligations under the provisions of Sections 10.1 and 10.2 shall apply only to a sale (or, as applicable under Section 10.1, desired sale) by Consumers of its fee simple title therein, and not to any conveyance or proposed conveyance by Consumers of any other or lesser right, title or interest in such Premises.

         In respect to any parts of the Premises in which Consumers' right, title and interest is less than a fee simple title, i.e., where Consumers' right, title or interest is an easement, lease, permit or license, then, without limiting the generality of anything in Section 10.4 above, METC's rights and Consumers' obligations under Sections 10.1 and 10.2, shall apply only to a sale (or, as applicable under Section 10.1, desired sale) by Consumers of its entire interest in such easement, lease, permit or license, and not to any conveyance or proposed conveyance by Consumers of other than or less than its complete and entire interest in such easement, lease, permit or license.

                                   ARTICLE 11
                           Taxes and Other Impositions

         Section 11.1 METC's Responsibility for Impositions. The parties hereto expressly recognize that because the primary intended use of the Premises is for Transmission Facilities and, even where there are portions of the Premises not that may not be specifically used for the Transmission Facilities those portions are not readily capable of being separately identified and described, METC shall be responsible hereunder for payment of the Impositions on the entire Premises, except as otherwise provided in Sections 11.2 and 11.4.

         Except as hereinafter provided in Sections 11.2 and 11.4, METC shall reimburse Consumers within ten (10) business days after receipt of an invoice from Consumers therefor, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all property taxes (real or personal), special assessments, or any other tax levied on the Premises (whether imposed on or measured by the rents payable by METC or otherwise), and other governmental levies and charges, of any kind and nature whatsoever, which are assessed, levied, confirmed, imposed or become a lien upon the Premises and/or any part thereof during the Term, and any tax upon or measured by the rent payable by METC under this Agreement, whether such tax is imposed on Consumers or METC (all of which are hereinafter referred to as "Impositions"). Upon request, Consumers shall furnish to METC all bills relating to Impositions received by Consumers so that METC may determine whether or not to contest same as permitted by Section 11.3 hereof. If any Imposition is at the option of the taxpayer payable in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Consumers will determine whether same should be paid off in full or paid in installments, and METC shall reimburse Consumers accordingly (including reimbursement of any applicable interest if Consumers pays in installments). Any Imposition which is assessed in a calendar year during which the Term of this Agreement as to any of the Premises begins or ends, shall be apportioned so that METC shall pay only that proportion of such Imposition which corresponds with the portion of said calendar year as is within the Term.

         Section 11.2 Apportionment. Notwithstanding Section 11.1, METC shall not be responsible for reimbursing Consumers for the portions of Impositions attributable to Distribution Facilities or other improvements or facilities of Consumers or an Authorized User, it being contemplated that METC will be responsible for Impositions attributable to the Premises and to buildings and improvements that relate to Transmission Facilities (i.e. to the extent attributable to use for transmission of electricity). Distribution Facilities, the Transmission Facilities and the rights of way (not owned in fee), upon which such facilities are located, are generally treated under applicable state tax law as personal property and taxed as such to the owner of such facilities and rights of way. Real property taxes on the fee lands upon which such rights of way (not owned in fee) are located, and on rights of way owned in fee are generally payable by the fee owner. Accordingly, it is anticipated that real property taxes and assessments with respect to fee land that is a part of the Premises will have to be apportioned so that the taxes attributable to the land and buildings and improvements (or portions thereof) relating to transmission of electricity are allocated to METC and Consumers shall cooperate in order to effect an appropriate allocation of real property taxes, assessments and any other Impositions such that METC, Consumers or Authorized Users are charged with payment of the proper portion thereof.

         Section 11.3 Contested Impositions. Notwithstanding anything to the contrary herein contained, if METC deems any Imposition for which it is responsible to be excessive or illegal, METC may request that Consumers defer payment thereof in order to permit the validity or the amount thereof to be contested in good faith by METC (or by Consumers on METC's behalf) provided METC shall have furnished to Consumers such security as Consumers may reasonably require in order to assure the discharge of the amounts so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Premises in said proceedings. If, at any time during the continuance of such proceedings, Consumers shall deem the security provided to it insufficient, METC shall, upon demand, furnish to Consumers such additional security as Consumers may reasonably require, and upon failure of METC so to do, the security theretofore provided may be applied to the payment, removal and discharge of such Imposition and interest and penalties in connection therewith and any costs, fees or other liabilities accruing in such proceedings, and the balance, if any, shall be returned to METC, provided METC is not in default hereunder. If the amount so deposited or the amount paid by METC or its surety shall be insufficient for this purpose, METC shall forthwith pay to Consumers such additional sum as may be necessary to pay the same. Any contest as to the validity or amount of any Imposition, whether before or after payment, may be made by METC, in the name of Consumers or of METC, or both, as METC shall determine, and Consumers will, at METC's expense, cooperate with METC in any such contest to such extent as METC may reasonably request. It is understood, however, that Consumers shall not be subject to any liability for the payment of any costs or expenses in connection with any such proceeding brought by METC and METC covenants to pay, and to indemnify and save Consumers harmless from, any such costs or expenses. METC shall be entitled to any refund of any such Imposition and penalties or interest thereon which have been paid by METC or which have been paid by Consumers and reimbursed to Consumers by METC.

         Section 11.4 Consumers' Taxes. It is expressly understood and agreed that METC shall not be required to pay, or reimburse Consumers for, any federal, capital levy, franchise tax, gross receipts tax, revenue tax, premium tax, personal property tax, income tax, profits tax or Michigan Single Business Tax of Consumers or any such tax imposed after the date hereof, by any state or local governmental authority or jurisdiction if such tax is determined on the basis of the general assets, or the general net income or net revenue of Consumers.

                                   ARTICLE 12
                         Compliance With Applicable Laws

         Section 12.1 Compliance with Applicable Laws. METC shall, throughout the Term, and at no expense whatsoever to Consumers, promptly comply, or cause compliance, with all Applicable Laws relating to the Transmission Facilities and all of the Premises except as the same specifically relate to Compatible Uses by Consumers and/or Authorized Users.

         Section 12.2 METC Contest of Applicable Laws. METC shall have the right to contest by appropriate legal proceedings, without cost or expense to Consumers, the validity of any Applicable Law relating to its use of Premises or Transmission Facilities and to postpone compliance with the same if (and only so long as), by the terms of such Applicable Law, compliance therewith may legally be held in abeyance without incurring any lien, charge or liability of any kind against the Premises or any interest of Consumers therein and without subjecting Consumers to any liability, civil or criminal, of any nature whatsoever, for failure to comply therewith. METC shall prosecute all such proceedings with all due diligence and dispatch, and shall fully comply with the Applicable Law if and to the extent it does not prevail in such contest. METC shall fully advise Consumers in writing as to all details of any such contest, including the tribunal in which proceedings are to be filed, the law, ordinance, order, ruling, regulation or requirement contested, and such additional data as Consumers may from time to time request to enable it to understand the facts and evaluate them.

         Section 12.3 Contest of Applicable Laws by Consumers or Authorized User. Nothing in

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


this Article 12 shall preclude Consumers or an Authorized User from contesting the validity of any law, ordinance, rule or regulation applicable to the Premises or any use thereof by Consumers or an Authorized User as the case may be.

                                   ARTICLE 13
        Damage or Destruction of Transmission Facilities and Condemnation

         Section 13.1 Damage, Destruction and Condemnation. This Agreement shall not terminate, nor, except to the extent otherwise specifically provided herein, shall METC be entitled to any abatement or return of Base Rent or reduction thereof, nor shall the respective obligations of Consumers and METC be otherwise affected, by reason of damage to or destruction of all or any of the Transmission Facilities from whatever cause; the taking of the Premises or Transmission Facilities by condemnation or exercise of the power of eminent domain or otherwise; the lawful imposition of any restrictions on, or prohibition, of METC's use of any Premises or Transmission Facilities; or any other cause similar to any of the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the Base Rent and other charges paid or payable by METC shall continue to be payable in all events unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement.

         Section 13.2 Condemnation Award. Consumers shall be entitled to the entire award resulting from any taking of the Premises pursuant to exercise of the power of eminent domain and METC shall have no claim with respect thereto. Notwithstanding the foregoing, in the event of a taking of Premises by exercise of the power of eminent domain such that METC cannot continue use of the portion affected thereby for its Transmission Facilities, then METC shall have the right to terminate this Agreement as to such portion; but the Base Rent payable by METC under this Agreement shall not be reduced as a result thereof.

         In cases where Consumers' right, title and interest in Premises is less than fee simple title, the first sentence of the immediately preceding paragraph is intended to apply to all proceeds of any taking as may be payable in connection with such right, title and interest as Consumers has in the Premises and in connection with the Easement granted to METC hereunder. Also, regardless of the nature of Consumers' right, title and interest in the applicable Premises, (i) nothing herein is intended to apply to condemnation proceeds payable to third parties by reason of their interests in any Premises; and (ii) nothing herein shall deprive METC of entitlement to any compensation to which it may be entitled from a governmental entity of other agency having power of eminent domain which is given specifically for the costs of removing and/or relocating METC's Transmission Facilities.

                                   ARTICLE 14
                              Environmental Matters

         Section 14.1 Waste Disposal. METC shall not dispose or suffer to be disposed of any waste material whatsoever upon the Premises without the prior written consent of Consumers and shall not, without the prior written consent of Consumers, use or maintain, or suffer to be used or maintained, upon the Premises any material which is or may be or become hazardous to human health or the environment or the storage, treatment or disposal of which is regulated by any governmental authority. The granting or withholding of any consent of Consumers under the terms of this paragraph shall be within the sole discretion of Consumers, and METC shall, when requested by Consumers, promptly give to Consumers any information required by Consumers concerning products, substances or processes used, maintained or undertaken by METC or on its behalf or with its approval upon the Premises.

        Section 14.2 Environmental Indemnity. In the event that the use or exercise of the rights granted in this Agreement at any time results in the presence on or under the Premises and/or other land of Consumers (which shall include but not be limited to the groundwater underlying any of such lands) of contaminants, hazardous waste, hazardous substances, hazardous constituents, or toxic substances, as currently or hereafter defined in the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 USCA 9601 et seq.; the Resource Conservation and Recovery Act (RCRA), 42 USCA 6901 et seq.; the Toxic Substances Control Act (TSCA), 15 USCA 2601 et seq.; the Michigan Natural Resources and Environmental Protection Act (NREPA), MCLA 324.101 et seq.; or any other similar existing or future statutes, METC shall, at METC's sole cost and expense, promptly take all actions that are either: (i) required by any federal, state, or local governmental agency or political subdivision, or
(ii) necessary to restore all such lands to the condition existing prior to the introduction of such contaminants, hazardous waste, hazardous substances or constituents, or toxic substances, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies. The actions required of METC shall include, but not be limited to: (a) the investigation of the environmental condition of said lands, (b) the preparation of any feasibility studies, reports, or remedial plans required by law or governmental policy, and (c) the performance of cleanup, remediation, containment, operation, maintenance, monitoring, or restoration work, whether on or off said lands. METC shall proceed continuously and diligently with such investigatory and remedial actions. METC shall promptly provide to Consumers copies of all test results and reports generated in connection with the above activities and of all reports submitted to any governmental entity.

        METC shall indemnify, defend, and hold Consumers, its officers, directors, employees, agents, affiliates, and parent corporation, harmless from and against any and all losses, liabilities, claims, damages, payments, actions, recoveries, settlements, judgments, orders, costs, expenses, attorney fees, consultant and expert fees, cost of investigation, monitoring, cleanup, containment, restoration, removal, or other remedial work or response action, penalties, fines, encumbrances, and liens arising out of: (i) the presence on or beneath the Premises, and/or other land of Consumers, and/or other land, and the groundwater underlying any of such lands, of contaminants, hazardous waste, hazardous substances or constituents, or toxic substances, as currently or hereafter defined in CERCLA, RCRA, TSCA, NREPA, or any other similar existing or future statutes, as a result of the use or exercise of the rights herein granted, whether arising during or after the Term of this Agreement; (ii) METC's violation or alleged violation of any federal, state, or local law related directly or indirectly to METC's exercise of the rights herein granted; or (iii) METC's failure to comply with the terms and conditions of this Agreement.

         Section 14.3 Survival of Environmental Covenants. The covenants, agreements and obligations of METC set forth in this Article 14 shall survive termination of this Agreement.

                                   ARTICLE 15
                                 Indemnification

         Section 15.1 METC's Indemnification Obligation. Except as herein expressly provided otherwise, METC covenants and agrees, at its sole cost and expense, to indemnify, defend and save harmless Consumers from and against any and all claims, actions or proceedings by or on behalf of any person, firm, corporation, governmental authority or other entity, arising from or with respect to:

(a) the occupancy, use, possession, conduct or maintenance of, or from any work or thing whatsoever done on or about, the Premises during the Term, or
(b)      the Transmission Facilities, or
(c) any accident, injury (or death) to any persons or damage to any property whatsoever, however caused, occurring during the Term, in or about the Premises, or
(d) without limiting the generality of any of the preceding foregoing clauses (a) through (c), (i) any breach or default on the part of METC in the performance or observance of any covenant or agreement on the part of METC to be performed or observed pursuant to this Agreement, or
         (ii) any negligent act or omission or willful misconduct of METC, or any of its agents, employees, contractors, subcontractors, invitees or licensees,

and from and against all damages, liabilities, judgments, cost and expenses (including without limitation reasonable attorneys' and consultants' fees) suffered or incurred by Consumers in connection with any such claim, action or proceeding; and in case any action or proceeding be brought against Consumers, METC covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Consumers unless such action or proceeding is resisted or defended by counsel for any carrier of commercial general liability insurance referred to in Section 17.1 hereof, as authorized by the provisions of any policy of commercial general liability insurance maintained pursuant to said Section.

         Notwithstanding the above, METC shall not be required to indemnify or defend Consumers for any injuries (or death) to persons or damage to property
(i) caused by the sole negligence or willful misconduct of Consumers, an Authorized User, or their agents, employees, contractors, subcontractors, invitees or licensees, or (ii) other than to the extent attributable to the acts, operations or omissions of METC, its agents, employees, contractors, subcontractors, invitees or licensees, caused by the presence, operation, maintenance, repair, replacement or removal of the Distribution Facilities of Consumers on the Premises or of improvements, equipment or facilities of an Authorized User on the Premises.

         Section 15.2. METC's Indemnification for Consumers' Costs of Enforcing Agreement METC shall indemnify, defend and hold Consumers harmless against and from, all costs and charges, including counsel and consultants' fees, reasonably incurred in obtaining possession of the Premises after default by METC or upon expiration or earlier termination of the Term hereof, or in enforcing any covenant or agreement of METC herein contained.

         Section 15.3. Workers Compensation Indemnity Waivers. For the purpose of indemnification of Consumers from judgments, claims, suits or actions brought against it by METC employees, METC expressly and specifically waives any and all immunity to which it may be entitled under the workers compensation laws of the jurisdiction in which the Premises are located.

                                   ARTICLE 16
                                      Liens

         Section 16.1 No Liens. METC shall not allow the interest of Consumers or, except as expressly provided in Article 23 hereof, the interest of METC in the Premises or Transmission Facilities to become subject to any lien, charge or encumbrance whatsoever and shall indemnify, defend and hold Consumers harmless from and against all such liens, charges and encumbrances.

         Section 16.2 Discharge of Certain Liens. METC shall not suffer or permit any mechanic's, laborer's or materialman's liens to stand against the Premises, or any part thereof, by reason of any work, labor, services, equipment or materials done for, or supplied to, or claimed to have been done for, or supplied to, METC. If any such lien shall at any time be filed against the Premises, or any part thereof, or against the interest of Consumers or METC in the Premises, METC shall cause the same to be discharged of record within thirty
(30) days after the date of filing the same, by either payment, deposit or bond. If METC shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of Consumers, Consumers may, but shall not be obligated to, procure the discharge of the same by payment, deposit, bonding or in such other manner as Consumers sees fit. All amounts incurred, paid or deposited by Consumers in procuring the discharge of any such lien, and all other costs, expenses or other disbursements of Consumers (including reasonable attorneys' and consultants' fees) in defending any foreclosure action or otherwise in connection with such lien, shall be payable by METC to Consumers as additional Base Rent within thirty (30) days after invoice by Consumers to METC therefor; and Consumers shall have the same rights and remedies in the event of the nonpayment thereof by METC as in the case of default by METC in the payment of any other Base Rent.

         Section 16.3 No Consumers Consent to Liens. Nothing in this Agreement shall be deemed to be, or construed in any way as constituting, the consent of Consumers to the filing of any lien against Consumers' interest in the Premises by any person, firm or corporation for the performance of any work or labor or the furnishing of any equipment or materials in any way connected with any of the Transmission Facilities.

                                   ARTICLE 17
                       Insurance and Waiver of Subrogation

         Section 17.1 Insurance. During the Term, METC shall maintain in effect commercial general liability insurance protecting METC and Consumers (as evidenced by policies in which Consumers is named as an additional insured) against claims of any and all persons, firms and corporations for personal injury, death or property damage occurring upon, in or about the Premises, with such limits of liability as are customarily carried by prudent electric transmission companies or such amount as Consumers shall approve in writing from time to time. All insurance policies provided pursuant to this Section 17.1 shall be obtained by METC from an insurance carrier or carriers of good reputation and sound financial responsibility selected by METC and may be subject to self-insured retentions or deductibles in such amounts as Consumers may approve in writing from time to time, which approval Consumers agrees not to unreasonably withhold. Policies or certificates evidencing such insurance shall be delivered by METC to Consumers upon execution of this Agreement and certificates evidencing renewal of such insurance shall be delivered to Consumers at least ten (10) days' prior to the expiration of any such policy of insurance. Each such policy shall contain an agreement by the insurers not to cancel such policy or materially alter its coverages except upon at least thirty (30) days' prior written notice to Consumers.

         The maintenance of any insurance pursuant hereto does not limit METC's indemnification obligations under Article 15.

         Section 17.2 Waivers of Subrogation. Consumers and METC each hereby mutually waive its respective rights of subrogation and recovery against the other for any loss for which payment can be collected by such party under property insurance maintained by such party. The Transmission Facilities and all other property on the Premises belonging to METC, its agents, employees, contractors, subcontractors, invitees and licensees shall be at the risk of METC or such other person only, and Consumers shall not be liable for damage thereto or for the theft, misappropriation or loss thereof.

                                   ARTICLE 18
                  Consumers' Rights To Perform METC's Covenants

         If METC at any time fails to pay, or cause to be paid, any Imposition required to be paid by METC pursuant to the provisions of Article 11 hereof, or to take out, pay for, maintain or deliver or cause to be taken out, paid for, maintained or delivered any of the insurance policies provided for in Article 17 hereof, or fails to make any other payment or perform any other act which METC is obligated to make or perform under this Agreement, or cause such to be done, then Consumers may, but shall not be obligated so to do, after thirty (30) days' written notice to METC (but without notice in the event of an emergency or if Consumers will be exposed to loss or damage by a delay) and without waiving, or releasing METC from, any obligation of METC in this Agreement contained, pay any such Imposition or effect such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act which METC is obligated to perform under this Agreement, in such manner and to such extent as shall be reasonable, and, in exercising any such rights, pay necessary, reasonable and incidental costs and expenses, employ counsel and incur and pay attorneys' and consultants' fees. All sums so paid by Consumers and all necessary, reasonable and incidental costs and expenses in connection with the performance of any such act by Consumers, shall be deemed additional Base Rent hereunder and, except as may be otherwise expressly provided in this Agreement, shall be payable by METC to Consumers as additional Base Rent within thirty (30) days after the date of Consumers' invoice to METC therefor, and Consumers shall have the same tights and remedies in the event of the nonpayment thereof by METC as in the case of default by METC in the payment of any other Base Rent. Consumers' rights under this Article 18 are in addition, and do not limit, any other rights or remedies of Consumers.

                                   ARTICLE 19
                               Default Provisions

         Section 19.1 Events of Default. This Agreement and the Term hereof are subject to the limitation that if, at any time during the Term, any one or more of the following events (herein called an "Event of Default") shall occur:

(a) if METC fails to pay any installment of the Base Rent provided for herein, or any part thereof, when the same shall become due and payable, and such failure continues for ten (10) days after Consumers has given written notice thereof to METC; or

(b) if METC fails to pay any other charge or sum required to be paid by METC hereunder and any such failure continues for thirty (30) days after Consumers has given written notice thereof to METC; or

(c) if METC fails to perform or observe any other requirement of this Agreement (not already specified in this Section 19.1) on the part of the METC to be performed or observed, and such failure continues for thirty (30) days after Consumers has given written notice thereof to METC; or

(d) if substantially all of the Transmission Facilities or of METC's interest in this Agreement are attached or levied upon under execution and the same is not discharged within sixty (60) days thereafter;

then Consumers shall have the right, then or at any time thereafter, and while such default or defaults continue, to give METC written notice of Consumers' intention to terminate this Agreement on a date specified in such notice, which date shall not be less than thirty (30) days after the date of giving of such notice, and, on the date specified in such notice, METC's right to use and occupancy of the Premises shall cease and METC shall peaceably and quietly yield to and surrender to Consumers the Premises, and this Agreement (and the Easement) shall thereupon terminate and all of the right, title and interest of METC hereunder shall wholly cease and expire in the same manner and with the same force and effect as such date so specified in said notice was the date originally specified herein for the expiration of this Agreement and the Term hereof, and METC shall then quit and surrender the Premises and the Transmission Facilities on the Premises to Consumers, but METC shall remain liable to Consumers as provided below. In the event of termination of this Agreement, METC shall be deemed to have abandoned all Transmission Facilities on, under or over the Premises to the extent the same have not been removed thereon prior to the date of such termination.

         Section 19.2 Possession Following Event of Default. In the event of any termination of this Agreement pursuant to Section 19.1 or if an Event of Default shall continue beyond the expiration of any grace or cure period provided for in
Section 19.1, Consumers may enter upon the Premises and have, repossess and enjoy the same by summary proceedings, ejectment or otherwise, and in any such event neither METC nor any person claiming through or under METC shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises. Consumers shall be under no liability for or by reason of any such entry, repossession or removal of METC or any person claiming through or under METC.

         Section 19.3 METC Responsibility for Costs. In case of any such termination, re-entry or dispossession by summary proceedings, ejectment or otherwise, the rent and other charges required to be paid by METC hereunder shall thereupon become due and payable up to the time of such termination, re-entry or dispossession, and METC shall also pay to Consumers all reasonable expenses which Consumers may then or thereafter incur for legal expenses, attorneys' and consultants' fees, brokerage commissions, and all other reasonable costs paid or incurred by Consumers for keeping the Premises and the Transmission Facilities in, or restoring same to, good order and condition as Consumers may elect to do. The retention or removal of the Transmission Facilities, and other matters in respect to the Transmission Facilities, shall be covered by Section 21.5, and METC shall be liable for all costs and expenses as set forth in said Section 21.5 in addition to those specified in this Section 19.3.

         Consumers shall be under no obligation to sell, lease or otherwise reconvey the Premises or Transmission Facilities or any part of either or interest in or respecting same in order to mitigate damages.

         Section 19.4 Survival of METC's Payment Obligation. The right of Consumers to recover from METC the amounts provided for above shall survive the issuance of any order for possession or other termination hereof.

         Section 19.5 Extension of Cure Period for Certain Events of Default. Anything in this Article 19 to the contrary notwithstanding, it is expressly understood that, with respect to any failure of METC to perform or observe any requirement of this Agreement that is within the purview of clause (c) of
Section 19.1 hereof, if such failure is of such a nature that it cannot, with due diligence, be cured within a period of thirty (30) days, the same will not constitute an Event of Default such as to allow Consumers to exercise the remedies for Events of Default provided for in this Article 19 if, and so long as, METC (i) notifies Consumers in writing that METC will cure such default,
(ii) commences the curing of such default within the thirty (30) day period referred to in said clause 19.1(c), and (iii) thereafter proceeds diligently and in good faith to complete the curing of such default and does cure such default within a reasonable time. Other than making the remedies for Events of Default provided for in this Article 19 inapplicable if and so long as the preceding conditions are met, nothing in this Section 19.5 shall relieve METC of any liabilities or obligations, or deprive Consumers of any remedy, for METC's failure to perform or observe, in a timely manner, the applicable requirement(s) of this Agreement.

                                   ARTICLE 20
                           Remedies Cumulative; Waiver

         Section 20.1 Cumulative Remedies. The specified rights and remedies to which Consumers may resort under the terms of this Agreement are cumulative and are not intended to be exclusive of any other rights, remedies or means of redress to which Consumers may be entitled at law or in equity in case of any breach or threatened breach by METC of any provision of this Agreement. In addition to the other remedies in this Agreement provided, Consumers shall be entitled to the restraint by injunction of any violation or attempted or threatened violation of any of the terms, covenants, condition, provisions or agreements of this Agreement.

         Section 20.2 Waiver. The failure of Consumers to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Agreement or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option. A receipt and acceptance by Consumers of Base Rent or any other payment, or the acceptance of any performance of anything required by this Agreement to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this Agreement, shall not be deemed a waiver of such breach, nor shall any acceptance of any payment in a lesser amount than is herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment) operate or be construed either as an accord and satisfaction or in any manner other than as payment on account of the amounts then unpaid by METC, and no waiver by Consumers of any term, covenant, condition, provision or agreement of this Agreement shall be deemed to have been made unless specifically acknowledged as such in a writing signed by Consumers.

                                   ARTICLE 21
                              Surrender of Premises

         Section 21.1 Surrender of Premises. METC shall, upon the expiration or termination of this Agreement for any reason whatsoever (whether such termination is under Article 19, Section 21.3 or otherwise), surrender the Premises (or applicable portion of the Premises in the case of a partial termination) to Consumers in good order, condition and repair, and in accordance with all requirements of this Agreement, except for reasonable and ordinary wear and tear. In the event of termination of this Agreement as to part of the Premises pursuant to the provisions hereof, METC shall surrender that part of the Premises to Consumers in good order, condition and repair, and in accordance with all requirements of this Agreement, except for reasonable and ordinary wear and tear.

         If and to the extent that METC fails to leave any Premises in the proper condition, Consumers may in addition to any other rights or remedies available to Consumers under this Agreement or at law or equity, do the necessary work to put the Premises in such condition and METC shall reimburse Consumers for all costs thereof on demand.

         METC shall surrender all the Premises to Consumers upon expiration of the Term without notice of any kind, and METC hereby waives all right to any such notice as may be provided under any present or future law.

         Expiration or any termination (in whole or in part) of this Agreement (whether such termination is under Article 19, Section 21.3 or otherwise) shall not relieve METC of any obligations or liabilities that arose prior to such expiration or termination, or are attributable to events, acts or omissions occurring prior to such expiration or termination, or otherwise relate to periods prior to such expiration or termination.

         Section 21.2 Holdover. If METC continues to use or occupy the Premises with the written consent of Consumers after the last day of the Term, METC shall be a tenant from month to month, at Base Rent twice the rate in effect prior to the end of the Term and such tenancy shall otherwise be subject to all of the covenants and agreements of this Agreement. Such month to month tenancy shall be terminable by either party upon 30 days' notice to the other. In the event that Consumers does not so consent to METC's continued use or occupation after the expiration of the Term of this Agreement, or if no new agreement shall have been entered into by the parties hereto, METC shall pay Consumers all damages sustained by reason of METC's continuation or use or occupation after such expiration.

         Section 21.3 METC's Right to Terminate Agreement as to All or Part of Premises. From time to time during the Term, METC shall have the right to terminate this Agreement as to, and cease use and occupation of, all or any portion of the Premises as of the end of any calendar quarter. METC shall give Consumers written notice of its intention to terminate this Agreement as to, and cease use and occupation of, the Premises or the applicable portion thereof not less than one hundred eighty (180) days prior to the date for termination specified therein and, if appropriate, its wish to remove some or all of the Transmission Facilities located thereon as specified in such notice. If an Easement Mortgagee shall exist as of the time of any notice of termination to Consumers pursuant to this Section, such notice of termination shall be accompanied by a written consent thereto signed by the Easement Mortgagee and no such notice of termination shall be effective unless accompanied by such written consent. In the event of any termination by METC pursuant to this Section 21.3, whether as to all or as to any part of the Premises, the Base Rent payable by METC under this Agreement shall, unless otherwise expressly agreed in writing by Consumers, continue unchanged and shall not be reduced by the portion thereof that is attributable to the Premises as to which such termination relates or otherwise. If METC so terminates this Agreement as to all of the Premises, such Base Rent will continue until the end of the then current term (Initial Term or Extension Term, as the case may be) pursuant to Article 2, and no automatic renewal pursuant to the second paragraph of Section 2.3 shall be deemed to occur beyond such then current term (Initial Term or Extension Term, as the case may be).

         Section 21.5 Surrender or Removal of Transmission Facilities. Upon expiration of the Term or any other termination of this Agreement (whether such termination is under Article 19, Section 21.3 or otherwise), in its entirety or with respect to less than all of the Premises, METC shall surrender to Consumers all Transmission Facilities then on, under or over the Premises (or applicable portion of the Premises, if the termination is as to less than all of the Premises) and title thereto shall vest in Consumers unless Consumers notifies METC in writing that some or all of the Transmission Facilities are to be removed therefrom. If Consumers notifies METC that some or all of the Transmission Facilities are to be so removed, METC shall, at its own expense, remove same with all reasonable diligence thereafter, restore the surface of the Premises affected thereby, and otherwise leave such Premises in good and proper condition. If and to the extent that Transmission Facilities are not to be so removed, METC shall leave same in such condition as would apply with same having been fully and properly kept, maintained and repaired by METC in compliance with the terms and conditions of this Agreement. METC shall coordinate removal activities with Consumers and Authorized Users as and to the extent necessary to protect or relocate Distribution Facilities or other uses of Transmission Facilities then being made of Transmission Facilities by Consumers and/or Authorized Users. METC shall continue to have access to the Premises after such expiration or termination for such purpose and shall not be deemed to be continuing to occupy Leased Property pursuant to Section 21.3. Until completion of such removal, Section 9.1, Articles 12, 14, 15, 16, 17 and 18 shall continue in effect notwithstanding expiration or termination of this Agreement. In the event title to some or all of the Transmission Facilities vests in Consumers pursuant to this Section 21.5, METC shall execute and deliver to Consumers from time to time such bills of sale or other conveyance as Consumers may reasonably request for the purpose of confirming Consumers' ownership thereof.

         If and to the extent that METC fails to remove any Transmission Facilities that Consumers specified that METC was to remove, as set forth above in this Section 21.5, then, in addition to any other rights or remedies available to Consumers under this Agreement or at law or equity, Consumers may exercise any or all of the following rights and remedies: (i) Consumers may at its sole option decide that title to any or all such Transmission Facilities shall vest in Consumers, even though that was not Consumers' previous intent, and title shall vest accordingly; (ii) Consumers may at its sole option remove, or leave in place, as it sees fit, any or all such Transmission Facilities, and if Consumers so removes any such Transmission Facilities, METC shall pay Consumers on demand all costs incurred by Consumers therefor and for restoration of the premises; (iii) Consumers may, at its sole option, bring any or all of such Transmission Facilities that are not in the condition required hereunder to the appropriate condition, and METC shall pay all costs thereof to Consumers upon demand; and (iv) whether or not Consumers has taken title thereto, and whether same have been removed or left in place by Consumers, Consumers may at its sole option dispose of any or all such Transmission Facilities in such manner as Consumers sees fit, with the cost of such disposition being payable to Consumers by METC upon demand and any proceeds of such disposition belonging solely to Consumers, and as to any such Transmission Facilities that Consumers so disposes of without taking title METC hereby grants to Consumers all necessary right and authority to make such disposition.

                                   ARTICLE 22
                              Assignment; Transfer

         Section 22.1 Prohibition Against Assignment of Agreement Without Consumers' Approval. Except as specifically provided otherwise in Section 22.2, neither this Agreement nor the Easement created hereby, nor any right or interest therein, shall be sold, assigned or otherwise transferred by METC in any manner, in whole or in part, by operation of law or otherwise, without the prior written approval of Consumers, which Consumers may withhold for any reason or no reason.

         Section 22.2 Assignments Permitted Without Prior Written Approval. Without Consumers' prior written approval:

(i) METC may, subject to the terms and conditions of Article 23, grant Easement Mortgages in accordance with said Article 23, and such Easement Mortgages may be assigned as referred to in Section 23.1;

(ii) this Agreement and the Easement granted hereunder may be assigned, in total and not in part, to any Easement Mortgagee or the assignee of an Easement Mortgagee as described and set forth in Section 23.5 hereof (but this Agreement and the Easement may not be resold, transferred or assigned, in any manner, in whole or in part, by any such assignee of an Easement Mortgagee pursuant to Section 23.5, without Consumers' prior written consent); and

(iii) this Agreement and the Easement granted hereunder may be assigned, in total and not in part, by METC to any electric transmission company with which METC is merged or consolidated or which purchases all of the Transmission Facilities (as then existing on the Premises);

but none of the foregoing shall in any way release METC from any liability except and unless as otherwise specified in Section 22.3.

         Section 22.3 Assumption by Assignee. Each purchaser, assignee or other transferee of this Agreement, or any part hereof, whether by consent of Consumers pursuant to Section 22.1, or as allowed without Consumers' consent pursuant to Section 22.2 (other than the mere granting or assignment of an Easement Mortgage as mentioned in clause (i) of Section 22.2, which Easement Mortgage exists as a lien on the Easement and has not been foreclosed upon or the Easement itself taken by assignment or other means in lieu of foreclosure) shall promptly execute and deliver to Consumers a written assumption of METC's obligations under this Agreement in such form as Consumers may require. Upon such purchase, assignment or other transfer, and the associated assumption of METC's obligations (duly executed and delivered and in form fully satisfactory to Consumers) becoming effective, METC shall have no further liability under this Agreement except liabilities that arose prior to the sale, assignment or transfer, or are attributable to events, acts or omissions occurring prior to the sale, assignment or transfer, or that otherwise relate to periods prior to the sale, assignment or other transfer. In the event METC has been notified by Consumers of an Event of Default which has not been cured as of the time of a proposed sale, assignment or other transfer, the assumption to be signed by the proposed purchaser, assignee or other transferee shall include a specific commitment to cure any such Event of Default in timely fashion.

         In the event of a sale, assignment or other transfer of this Agreement insofar as it applies only to part, and not all, of the Premises, then the release of METC from further obligations under this Agreement set forth in the immediately preceding paragraph shall apply only insofar as this Agreement applies to the specific Premises as to which the sale, assignment or other transfer was made.

                                   ARTICLE 23
                           Mortgaging of the Easement

         Section 23.1 Easement Mortgages. METC, without Consumers' consent, may mortgage the Easement (in whole and not in part), at any time and from time to time, on such terms as METC may deem desirable, and such mortgage may be assigned by the mortgagee thereunder. Each such mortgage, that may be validly existing and outstanding at a particular time, is herein called an "Easement Mortgage." Any Easement Mortgage shall not attach or purport to attach to any right, title or interest in the Premises other than or beyond that granted and existing under this Agreement. No holder of an Easement Mortgage shall have any of the rights or benefits set forth in this Article 23, nor shall the provisions of this Article 23 be in any manner binding upon or obligate Consumers with respect to any holder of an Easement Mortgage, unless and until such holder of an Easement Mortgage has notified Consumers in writing that it is a holder of such Easement Mortgage and of the name and address to which all notices and other communications hereunder to it may be addressed; and such a holder of an Easement Mortgage, having fully and properly given such notice, is herein called an "Easement Mortgagee."

         All notices from an Easement Mortgagee to Consumers (including without limitation the notice mentioned above in this Section 23.1), or from Consumers to an Easement Mortgagee, shall be deemed given on the same terms and conditions as are provided for in Section 24.1 below (it being understood that the Easement Mortgagee's address for such notices will be that specified by the Easement Mortgagee in its written notice to Consumers mentioned above in this Section
23.1 or such other address as the Easement Mortgagee may thereafter specify by written notice to Consumers given in accordance with said Section 24.1).

         Section 23.2 No Cancellation. Surrender or Material Modification Without Easement Mortgagee Consent. Consumers and METC shall not agree between themselves to any cancellation, surrender or material modification of this Agreement without the prior written consent of each Easement Mortgagee. Nothing in this Section 23.2 shall prevent Consumers from terminating this Agreement pursuant to Article 19, or from taking any other action or pursuing any remedy that, other than solely by reason of METC's mutual agreement thereto, Consumers is at any time entitled to take or pursue pursuant to the terms and conditions of this Agreement or by law or equity.

         Section 23.3 Notices of Default to Leasehold Mortgagee. Consumers shall give to each Easement Mortgagee a copy of any notice of default or notice of Consumers' intention to terminate this Agreement given by Consumers to METC hereunder not later than ten (10) days after giving any such notice to METC.

         Section 23.4 Payment or Performance by Easement Mortgagee. At any time when any Easement Mortgage shall remain unsatisfied of record, any Easement Mortgagee may, on the same terms and conditions and within the same time periods as would apply hereunder to METC, make any payment or perform any act required hereunder to be made or performed by METC and Consumers shall accept such payment and performance. No such performance by an Easement Mortgagee shall release METC from any obligation or default hereunder except in the case of any obligation or default which shall have been fully performed or corrected by such payment or performance by an Easement Mortgagee.

         Section 23.5 Assignment by Easement Mortgagee. If any Easement Mortgagee shall acquire title to the Easement, by foreclosure of an Easement Mortgage or by assignment in lieu of foreclosure, such Easement Mortgagee may assign the Easement, in total and not in part, and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in this Agreement contained on the part of METC to be performed and observed from and after the date of such assignment, provided that the assignee from such Easement Mortgagee shall have assumed this Agreement in accordance with Section
22.3 hereof and shall have complied otherwise with said Section.

                                   ARTICLE 24
                                  Miscellaneous

         Section 24.1 Notices. Any and all notices required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given (i) as of the third business day after the same has been deposited with the United States Postal Service, certified or registered mail, return receipt requested, postage fully prepaid, properly addressed to the other party as indicated below, or (ii) upon actual receipt when same is delivered in person, by courier or in any other manner (it being understood that a telecopy or similar transmittal that is actually received at the proper location of the applicable party shall comply with this clause (ii)).

If to Consumers:           Consumers Energy Company
                           212 West Michigan Avenue
                           Jackson, Michigan 49201
                           Attention:
                                      ---------------------

If to METC:                Michigan Electric Transmission Company
                           212 West Michigan Avenue
                           Jackson, Michigan 49201
                           Attention:
                                      ---------------------

         Either party may change its above-indicated address, or the above-indicated person or department to whose attention notices are to be directed, by written notice to the other party given in accordance with this section.

         Section 24.2 Invalidity of Particular Provisions. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and may be enforced to the fullest extent permitted by law.

         Section 24.3 Successors and Assigns. Subject to the restrictions on sale, assignment or transfer by METC set forth herein, and subject to the provisions of Section 10.2, the terms, conditions, covenants, agreements and reservations herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 24.4 Amendments; Modifications. This Agreement, or any part hereof, may not be changed, superseded or supplemented except in writing, signed by Consumers and METC; it being the express intention of the parties hereto that no provision, term or condition of this Agreement may be amended or varied in any way by an oral understanding.

         Section 24.5 Recordation. The parties hereto shall execute multiple originals of this Agreement in conformity with legal requirements for recording in the State of Michigan, and the same shall be promptly placed of record at METC's expense in all counties in which Premises may be located.

         If requested by Consumers, METC shall, upon expiration or termination of this Agreement as to some or all Premises as provided herein, execute and deliver to Consumers an appropriate release or releases, in content reasonably satisfactory to Consumers and in proper form for recording, of METC's interest therein.

         Section 24.6 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan.

         Section 24.7 Headings. The Section and Article headings in this Agreement are included for reference only. They shall not affect the interpretation and construction of this Agreement.

         Section 24.8 Entire Agreement. Except as set forth in an [NAME OF AGREEMENT] of even date herewith, this Agreement supersedes all previous representations, understandings and negotiations, either written or oral, between the parties hereto or their representatives with respect to the subject matter hereof, and constitutes the entire agreement between the parties with respect to such subject matter.

         Section 24.9 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and to fully effect the intent of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Easement Agreement to be duly executed as of the day and year first above written.

WITNESSES:


                                            CONSUMERS ENERGY COMPANY
-----------------------------------


                                            By
-----------------------------------           ----------------------------------

                                            MICHIGAN ELECTRIC TRANSMISSION
                                            COMPANY
-----------------------------------


                                            By
-----------------------------------           ----------------------------------




         Acknowledged before me in               County, Michigan, on          ,
20     by                             ,                                     of
CONSUMERS ENERGY COMPANY, a Michigan corporation, for the corporation.

                                      ------------------------------------------

                                      Notary Public,            County, Michigan
                                      My Commission Expires


         Acknowledged before me in              County, Michigan, on          ,
20     by                           ,                               of MICHIGAN
ELECTRIC TRANSMISSION COMPANY, a Michigan corporation, for the corporation.


                                      ------------------------------------------

                                      Notary Public,            County, Michigan
                                      My Commission Expires


Prepared by D. E. Barth
Consumers Energy Company
212 West Michigan Avenue
Jackson, Michigan 49201

                                                                       EXHIBIT A
                                                                     Page 1 of 2



                                    EXHIBIT A
                                    PREMISES

I.       Fee Lands:

         (a) In respect to all Transmission Facilities listed on the pages attached hereto that are existing on the Commencement Date, any parcels and strips of land upon which said Transmission Facilities are located that, on the Commencement Date, are owned by Consumers in fee simple; and

         (b) in respect to those planned future Transmission Facilities listed on said attached pages that have not yet been built as of the Commencement Date, any parcels or strips of land that, on the Commencement Date, are owned by Consumers in fee simple and are designated on Consumers' records as being held for purposes of such future Transmission Facilities.

         In respect to any parcels of land referred to the preceding items I(a) and I(b) that, in size and/or configuration, exceed what is needed for purposes of Transmission Facilities and for which Consumers uses or can potentially use the excess land for purposes unrelated to Transmission Facilities (for instance, but not necessarily limited to, office building, power plant or hydroelectric project lands that are crossed by Transmission Facilities) or can potentially dispose of such excess land, Consumers reserves the right to limit the amount of such parcels that are deemed to be included in the Premises covered by this Agreement to a strip of width reasonably needed for Transmission Facility purposes, as determined by Consumers.

II.      Easements:

         (a) In respect to all Transmission Facilities listed on the pages attached hereto that are existing on the Commencement Date, any parcels and strips of land upon which said Transmission Facilities are located on which, as of the Commencement Date, Consumers has easement rights for such Transmission Facilities; and

         (b) in respect to those planned future Transmission Facilities listed on said attached pages that have not yet been built as of the Commencement Date, any parcels or strips of land on which, as of the Commencement Date, Consumers has easement rights that are designated on Consumers' records as being held for purposes of such future Transmission Facilities.

III.     Leases, Permits and Licenses:

         (a) In respect to all Transmission Facilities listed on the pages attached hereto that are existing on the Commencement Date, any parcels and strips of land upon which said Transmission Facilities are located on which, as of the Commencement Date, Consumers has leasehold, permit or license easement rights for such Transmission

                                                                       EXHIBIT A
                                                                     Page 2 of 2
                  Facilities; and

         (b) in respect to those planned future Transmission Facilities listed on said attached pages that have not yet been built as of the Commencement Date, any parcels or strips of land on which, as of the Commencement Date, Consumers has leasehold, license or permit rights that are designated on Consumers' records as being held for purposes of such future Transmission Facilities.

NOTES:

(i) The attached pages identify Transmission Facilities (existing or planned) by the electric transmission line name or substation name by which they are referred to in Consumers' records.

(ii) Consumers and METC shall cooperate in replacing the descriptions set forth in the foregoing Parts I, II and III of this Exhibit A with more specific legal descriptions, and/or references (e.g., by liber and page) to other existing conveyances or other instruments that contain more specific legal descriptions. Such replacement of the descriptions set forth in the foregoing Parts I, II and III of this Exhibit A shall be by supplemental agreement or amendment to this Agreement, signed by Consumers and METC.

(iii) To the extent that portions of any of the facilities listed on the pages attached hereto are not Transmission Facilities as defined herein, it is understood that only the lands on which the Transmission Facility portions, and not the lands on which such non-Transmission Facility portions are located, are intended to be included in the Premises covered by this Agreement.

                                                                       EXHIBIT A
                            CONSUMERS ENERGY COMPANY
           ELECTRIC TRANSMISSION PLANT IN SERVICE - LAND AND R/W ONLY
                               AS OF JUNE 30, 2000


                                                                                                                 Percent
      Group            Location Description                         Location          KV Rating                Transmission
--------------------------------------------------------------------------------------------------------------------------

LINES              ARGENTA - PONTIAC AND WAYNE                       131311             345 KV                    100.00%
LINES              ARGENTA-TALLMADGE&KENOWA                          131312             345 KV                    100.00%
LINES              ARGNTA-ROBINSON PARK&TW BRANCH                    131313             345 KV                    100.00%
LINES              BAT CK-JACKSON-LANSING-138KV                      131004             138 KV                     75.55%
LINES              CAMBEL-GD RAPS BATL CK 138KV                      131122             138 KV                     89.94%
LINES              COBB-BLACK RIVER 138KV                            131087             138 KV                     91.78%
LINES              COBB-HOOKER 138KV                                 131100             138 KV                     74.30%
LINES              COLDWATER-BATAVIA 138KV                           131124             138 KV                    100.00%
LINES              CROTON-MUSK-GR RAPIDS 138KV                       131003             138 KV                     93.46%
LINES              FLINT-BATTLE CREEK 138KV                          131061             138 KV                     80.31%
LINES              FLINT-HEMPL-DET EDISON 120KV                      131073             120 KV                    100.00%
LINES              GR RAPIDS KAZOO BAT CK 138KV                      131008             138 KV                     80.57%
LINES              HARDY-GRAND RAPIDS 138KV                          131002             138 KV                     53.02%
LINES              HIGGINS-MIO-GAYLORD 138KV                         131085             138 KV                     93.82%
LINES              HODENPYL-CROTON 138KV                             131001             138 KV                     78.52%
LINES              HODENPYL-TRAVERSE CITY 138KV                      131090             138 KV                    100.00%
LINES              JACKSON-MANCHESTER 138KV                          131010             138 KV                     21.66%
LINES              JACKSON-WHITING 138KV                             131017             138 KV                     65.54%
LINES              JACKSON-WHITING 138KV                             131084             138 KV                     52.80%
LINES              KARN-FLINT 138KV                                  131117             138 KV                    100.00%
LINES              KENOWA - THETFORD                                 131316             345 KV                    100.00%
LINES              KEYSTONE - LIVINGSTON                             131308             345 KV                    100.00%
LINES              LANSING-FLINT G-7 138KV                           131067             138 KV                     83.10%
LINES              LIVINGSTON - TITTABAWASSEE                        131318             345 KV                    100.00%
LINES              LUD-KENWA OFF STE-SHRD,PROJECT                    131304             345 KV                    100.00%
LINES              LUD-KEYSTN OFF STE-SHRD NON PJ                    131307             345 KV                    100.00%
LINES              LUD-KNWA OFF SITE LAND-UNSHARD                    131204             345 KV                    100.00%
LINES              LUD-TALMDGE OFF SITE LD UNSHRD                    131205             345 KV                    100.00%
LINES              LUD-TALMDGE OFF STE-SHRD NONPJ                    131305             345 KV                    100.00%
LINES              LULU-ALLEN JUNCTION                               131319             345 KV                    100.00%
LINES              MAJESTIC-BLACKFOOT 345KV                          131321             345 KV                    100.00%
LINES              MIO-ROCKPORT 138KV                                131103             138 KV                     94.33%
LINES              MIO-SAGINAW 138KV                                 131005             138 KV                     75.13%
LINES              MONROE - LEMOYNE AND FOSTORIA                     131315             345 KV                    100.00%
LINES              MORROW-BLACKSTONE Q-17 138KV                      131074             138 KV                     95.11%
LINES              MORROW-WEALTHY V-22 138KV                         131068             138 KV                     89.16%
LINES              MUSKEGON-GRAND RAPIDS 138KV                       131106             138 KV                    100.00%
LINES              PALISADES - ARGENTA                               131309             345 KV                    100.00%
LINES              SAG RIVER-EDENVILE ALMA 138KV                     131006             138 KV                     81.07%
LINES              SAG RIVR-OWOSSO P-16 138KV                        131077             138 KV                     77.87%
LINES              TALMDGE-PALISADES LD UNSHRD                       131206             345 KV                    100.00%
LINES              TALMDGE-PALSDES-SHRD,NON-PROJ                     131306             345 KV                    100.00%
LINES              THETFORD-ST CLAIR&PONTIAC                         131314             345 KV                    100.00%
LINES              TITTABAWASSEE - THETFORD                          131317             345 KV                    100.00%
LINES              TRAVERSE CITY-GAYLORD 138KV                       131114             138 KV                     25.97%
LINES              VERONA-BATAVIA 138KV                              131083             138 KV                    100.00%
LINES              WEADOCK-BULLOCK 138KV                             131098             138 KV                     81.43%
LINES              WEADOCK-FLINT 138KV                               131060             138 KV                     99.67%
LINES              WHITIN-DET EDSON-MONROE 120KV                     131092             120 KV                    100.00%

SUBS               ARGENTA SUBSTATION                                135133             138 KV                     10.34%
SUBS               ARGENTA SUBSTATION                                135133             345 KV                     44.69%
SUBS               ARGENTA SUBSTATION                                135133             345/138 KV                 40.55%



                                                                      EXHIBIT A
                            CONSUMERS ENERGY COMPANY
           ELECTRIC TRANSMISSION PLANT IN SERVICE - LAND AND R/W ONLY
                               AS OF JUNE 30, 2000



                                                                                                                 Percent
      Group            Location Description                         Location          KV Rating                Transmission
--------------------------------------------------------------------------------------------------------------------------
                                                                     135133 TOTAL                                  95.57%
SUBS               BARD ROAD SUBSTATION                              145159             138 KV                     72.84%
SUBS               BATAVIA SUBSTATION                                145002             138 KV                     47.64%

SUBS               BATTLE CREEK SUB                                  135177             138 KV                      6.21%
SUBS               BATTLE CREEK SUB                                  135177             345 KV                     68.38%
SUBS               BATTLE CREEK SUB                                  135177             345/138 KV                 24.17%
                                                                     135177 TOTAL                                  98.76%
SUBS               BEALS ROAD SUBSTATION                             145021             138 KV                     20.86%
SUBS               BEECHER SUBSTATION                                145001             138 KV                     18.84%
SUBS               BLACK RIVER SUBSTATION                            145050             138 KV                     19.39%
SUBS               BLACKSTONE SUBSTATION                             145027             138 KV                     49.59%
SUBS               BULLOCK SUBSTATION                                145028             138 KV                     29.19%
SUBS               CLAREMONT SUBSTATION                              145008             138 KV                     53.49%
SUBS               CORNELL SUBSTATION                                145051             138 KV                     52.24%
SUBS               DELHI SUBSTATION                                  145011             138 KV                     45.52%
SUBS               DORT SUBSTATION                                   145012             138 KV                     40.87%
SUBS               EMMET SUBSTATION                                  145087             138 KV                     37.93%
SUBS               FOUR MILE SUBSTATION                              145019             138 KV                     19.23%

SUBS               GAINES SUBSTATION                                 135246             138 KV                     29.75%
SUBS               GAINES SUBSTATION                                 135246             345/138 KV                 70.25%
                                                                     135246 TOTAL                                 100.00%
SUBS               GALLAGHER SUB                                     135191             138 KV                     13.16%
SUBS               GALLAGHER SUB                                     135191             345 KV                     15.81%
SUBS               GALLAGHER SUB                                     135191             345/138 KV                 66.64%
                                                                     135191 TOTAL                                  95.61%
SUBS               GARFIELD AVENUE SUBSTATION                        145017             138 KV                     34.64%

SUBS               GOSS SUB                                          135184             138 KV                      9.90%
SUBS               GOSS SUB                                          135184             345 KV                     36.69%
SUBS               GOSS SUB                                          135184             345/138 KV                 50.11%
                                                                     135184 TOTAL                                  96.70%
SUBS               HALSEY SUBSTATION                                 145114             138 KV                     52.22%
SUBS               HEMPHILL SUBSTATION                               145018             138 KV                     20.24%
SUBS               KARN STEAM PLANT UNITS 3&4                        111015             345 KV                     34.58%
SUBS               KENOWA SUB                                        135149             345 KV                    100.00%

SUBS               KEYSTONE SUB                                      135178             138 KV                     10.41%
SUBS               KEYSTONE SUB                                      135178             345 KV                     33.36%
SUBS               KEYSTONE SUB                                      135178             345/138 KV                 47.90%
                                                                     135178 TOTAL                                  91.67%
SUBS               LATSON SUBSTATION                                 135143             138 KV                    100.00%
SUBS               LAWNDALE SUBSTATION                               145129             138 KV                     25.35%

SUBS               LIVINGSTON SUB                                    135175             138 KV                     12.18%


                                                                      EXHIBIT A
                            CONSUMERS ENERGY COMPANY
           ELECTRIC TRANSMISSION PLANT IN SERVICE - LAND AND R/W ONLY
                               AS OF JUNE 30, 2000


                                                                                                                 Percent
      Group            Location Description                         Location          KV Rating                Transmission
--------------------------------------------------------------------------------------------------------------------------

SUBS               LIVINGSTON SUB                                    135175             345 KV                     25.20%
SUBS               LIVINGSTON SUB                                    135175             345/138 KV                 57.74%
                                                                     135175 TOTAL                                  95.13%
SUBS               MANNING SUBSTATION                                135217             138 KV                      2.03%
SUBS               MANNING SUBSTATION                                135217             345 KV                     11.77%
SUBS               MANNING SUBSTATION                                135217             345/138 KV                 79.69%
                                                                     135217 TOTAL                                  93.49%
SUBS               MARQUETTE SUBSTATION                              145054             138 KV                     30.17%
SUBS               MCGULPIN SUBSTATION                               145055             138 KV                     31.99%
SUBS               MILHAM SUBSTATION                                 145092             138 KV                     40.93%
SUBS               MOORE ROAD SUBSTATION                             145132             138 KV                     64.12%
SUBS               MORROW SUBSTATION                                 145229             138 KV                     29.76%
SUBS               NORTH BELDING SUBSTATION                          145031             138 KV                     53.47%

SUBS               ONEIDA SUBSTATION                                 135248             138 KV                      1.68%
SUBS               ONEIDA SUBSTATION                                 135248             345 KV                     24.24%
SUBS               ONEIDA SUBSTATION                                 135248             345/138 KV                 73.24%
                                                                     135248 TOTAL                                  99.16%
SUBS               PERE MARQUETTE SUB                                135192             138 KV                     10.50%
SUBS               PERE MARQUETTE SUB                                135192             345 KV                     18.85%
SUBS               PERE MARQUETTE SUB                                135192             345/138 KV                 66.47%
                                                                     135192 TOTAL                                  95.83%
SUBS               PLASTER CREEK SUBSTATION                          135258             138 KV                     75.00%
SUBS               RIGGSVILLE SUBSTATION                             145035             138 KV                     56.14%
SUBS               SAGINAW RIVER SUBSTATION                          145146             138 KV                     60.76%
SUBS               SPAULDING SUBSTATION                              145113             138 KV                     43.22%
SUBS               STRONACH SUBSTATION                               145085             138 KV                     41.62%

SUBS               TALLMADGE SUBSTATION                              135135             138 KV                     18.83%
SUBS               TALLMADGE SUBSTATION                              135135             345 KV                     27.79%
SUBS               TALLMADGE SUBSTATION                              135135             345/138 KV                 47.10%
                                                                     135135 TOTAL                                  93.72%
SUBS               TITTABAWASSEE SUB                                 135164             138 KV                      6.93%
SUBS               TITTABAWASSEE SUB                                 135164             345 KV                     29.53%
SUBS               TITTABAWASSEE SUB                                 135164             345/138 KV                 62.15%
                                                                     135164 TOTAL                                  98.61%
SUBS               TOMPKINS SUB                                      135176             138 KV                      4.97%
SUBS               TOMPKINS SUB                                      135176             345 KV                     24.28%
SUBS               TOMPKINS SUB                                      135176             345/138 KV                 67.44%
                                                                     135176 TOTAL                                  96.69%
SUBS               TRAIL STREET SUBSTATION                           135068             138 KV                    100.00%
SUBS               TWINING SUBSTATION                                145042             138 KV                     42.28%

SUBS               VERGENNES SUB                                     135196             138 KV                      8.98%
SUBS               VERGENNES SUB                                     135196             345 KV                     59.44%
SUBS               VERGENNES SUB                                     135196             345/138 KV                 27.10%


                                                                      EXHIBIT A
                            CONSUMERS ENERGY COMPANY
           ELECTRIC TRANSMISSION PLANT IN SERVICE - LAND AND R/W ONLY
                               AS OF JUNE 30, 2000

                                                                                                                 Percent
      Group            Location Description                         Location          KV Rating                Transmission
--------------------------------------------------------------------------------------------------------------------------
                                                                     135196 TOTAL                                  95.51%

SUBS               VERONA SUBSTATION                                 145043             138 KV                     46.40%
SUBS               WEALTHY STREET SUBSTATION                         145158             138 KV                     13.64%
SUBS               WHITE LAKE SUBSTATION                             145046             138 KV                     34.25%


                            CONSUMERS ENERGY COMPANY                   EXHIBIT A
                                   FUTURE USE            END DATE: JUNE 30, 2000
                                                                     PAGE 1 OF 2

    Location                 Description
--------------------------------------------------------------------------------
     913016             MONITOR-BULLOCK-LINE R/W
     913016             MONITOR-BULLOCK-LINE R/W
     913021             EAST GRANDS LINE R/W
     913021             EAST GRANDS LINE R/W
     913024             SUTTONS BAY-LELAND LINE R/W
     913027             ALLEGAN NORTH-HOPKINS R/W
     913028             VERONA-ISLAND ROAD R/W
     913032             PAGE AVENUE-WHITING R/W
     913032             PAGE AVENUE-WHITING R/W
     913034             DORT-HEMPHULL R/W
     913034             DORT-HEMPHULL R/W
     913039             LELAND SUB SITE
     913040             COLEMAN-MOUNT PLEASANT R/W
     913044             BOARDMAN-BOYNE RIVER R/W
     913045             BOYNE RIVER-CONWAY R/W
     913090             PINCONNING GLADWIN RR R/W
     913102             BARRY-DELHI-LOOKIN GLASS R/W
     913102             BARRY-DELHI-LOOKIN GLASS R/W
     913105             RACE ST-SPAULDING
     913130             THETFORD SUB EXIT WEST
     913137             G RAPIDS-KAL-BATT CR & BUCK CR
     913137             G RAPIDS-KAL-BATT CR & BUCK CR
     913138             WEADOCK-FLINT R/W
     913148             SPRAGUE CR SUB SITE
     913158             TITTABAWASSEE-BULLOCK R/W
     913158             TITTABAWASSEE-BULLOCK R/W
     913160             GARY RD SUB SITE
     913162             COLE CR-W FLINT LINE R/W
     913162             COLE CR-W FLINT LINE R/W
     913164             PARR RD SUB AND 138KV EXITS
     913178             FERRIS SPUR R/W FUTURE
     913190             BARRY-W LANSING JCT-DELHI
     913191             4 MILE-CROTON-SPAULDING
     913199             DELHI - WEST BELT LINE R/W
     913199             DELHI - WEST BELT LINE R/W
     913200             DOWNS - THORNAPPLE - RICKERT
     913203             QUANICASSE GARY RD 765KV R/W
     913203             QUANICASSE GARY RD 765KV R/W
     913205             MILLINGTON SUB SITE
     913206             MILLINGTON-BLACKFOOT 765KV
     913206             MILLINGTON-BLACKFOOT 765KV
     913207             TITTAB-THET-KEN/CLARM-LWNDALE
     913211             MECOSTA-HERSEY LINE R/W
     913214             RIVERVIEW-PITCHER-KAL TREA R/W
     913218             TOWER BEACH-DUQUITE-SAGINAW R
     913221             BOMBAY-WACKERLY 138 KV R/W
     913221             BOMBAY-WACKERLY 138 KV R/W
     913225             HERSEY-EVART LINE R/W
     913228             THOMPSON ROAD-BARRY R/W
     913228             THOMPSON ROAD-BARRY R/W
     913229             GARY ROAD-SPRAGUE CREEK R/W
     913229             GARY ROAD-SPRAGUE CREEK R/W
     913230             BOARDMAN-SUTTONS BAY R/W
     913232             EAGLE SUB SITE 765 KV
     913234             OSTERHOUT LINE R/W

                            CONSUMERS ENERGY COMPANY                   EXHIBIT A
                                   FUTURE USE            END DATE: JUNE 30, 2000
                                                                     PAGE 2 OF 2



    Location                 Description
--------------------------------------------------------------------------------
     913236             POMPEII SUB & POMPEII-BINGHAM
     913236             POMPEII SUB & POMPEII-BINGHAM
     913238             ZEELAND S'WEST TO PAL-TALLMADG
     913239             WOLF RD SUB R/W
     913239             WOLF RD SUB R/W
     913241             SPRAGUE CK-ZEELAND R/W
     913241             SPRAGUE CK-ZEELAND R/W
     913243             RICKERT-SPAULDING RIGHT OF WAY
     913246             THOMPSON SUB & THOMP-SPAUL-MQT
     913246             THOMPSON SUB & THOMP-SPAUL-MQT
     913247             HALSEY-HEMPHILL&LINDEN JCT R/W
     913247             HALSEY-HEMPHILL&LINDEN JCT R/W
     913249             VROOMAN-MOORE RD 138KV R/W
     913249             VROOMAN-MOORE RD 138KV R/W
     913251             WARREN SUMMERTON 138KV R/W
     913251             WARREN SUMMERTON 138KV R/W
     913257             SPRAGUE CR-GOSS RIGHT OF WAY
     913257             SPRAGUE CR-GOSS RIGHT OF WAY
     913260             LEFFINGWELL HARVEY SPALD R/W
     913261             ZEELAND SUB SITE LAND
     913262             DAVID SUB LINE R/W
     913264             DELHI-LAWSON TRANSMISSION LINE
     913265             HARVEY-SPAULDING 138 KV LN R/W
     913267             MARBLE LAKE SUB SITE
     913270             LOVEJOY-FILLMER ROW
     913270             LOVEJOY-FILLMER ROW
     913271             MEADOWBROOKE-KENDRICK
     913272             TITTABAWASSEE-LAWNDALE
     913274             THOMPSON RD/SPAULDING-MARQ
     913274             THOMPSON RD/SPAULDING-MARQ
     913275             DAVID TO WESTPHALIA SPUR
     913276             PHILLIPS-MILHAM NEW 138KV LINE
     913300             BATTLE CREEK - BATAVIA
     913300             BATTLE CREEK - BATAVIA
     913301             BLACKSTONE-BROUGHALL-TOMPKINS
     913302             VAN WAGONER TO TAFT SPUR
     914131             GREEN LAKE SUB R/W

                                                                       EXHIBIT A


                            CONSUMERS ENERGY COMPANY
                   ANALYSIS OF CWIP FOR ELECTRIC TRANSMISSION
                               LAND AND R/W ONLY
                              AS OF JUNE 30, 2000


  Work
  Order   Location        WO Description
------------------------------------------------------------------------
  1873     131060    GOSS-SPRAGUR CRK EASEMENTS
  1926     131994    CALEDONIA-GAINES  R/W ONLY
  2649     131084    PARR ROAD-BLACSTONE ROW
  2655     131994    VEVAY-DELHI  R/W ONLY
  2657     131994    VEVAY-TOMPKINS  R/W ONLY
  3021     131994    BAYBERRY/CAMP-BUCK CK R/W ONLY
  3048     131306    CSX CONSVERSION-PERMANENT ESMT
  3065     131994    RAILROAD EASEMENT LEELANAU TRN
  3186     131307    KEYSTONE-LUDINGTON 307A - R/W
  3510     131060    WEADOCK-HEMPHILL 60D LAND
  3549     131114    LIVINGTON-ROGERS 114C ROW
  3648     131002    COBBS-BEALS RD 138KV EASEMENT
  5466     131006    ALMA-SUMMERTON R/W
  5676     131306    CAMPBELL ASH POND ROW
  5891     131002    PISTON RING-CROTON 138KV ROW
  6351     135274    ROGUE RIVER SUB ACQUIRE LAND
  6516     131074    VROOMAN-MOORE RD 138KV ROW
  6986     131114    LIVINGTON-EMMET 138KV ROW
  7073     131006    REFINERY-POMINI 138KV ROW
  7788     131092    WHITING-CUSTER 138KV  R/W
  8328     131002    RACE STREET-SPAULDING ROW
  8364     131017    LENAWEE - ACQUIRE SITE
  8419     131074    FORT CUSTER-MORROW ROW
  8659     135286    ROOSEVELT SUB R/W ONLY
  8799     135257    PEARLINE SUB PURCH LAND
  9050     131098    SAGINAW RV-MONITOR 98C ROW
  9480     131006    BEGOLE JCT-SUMMERTON ROW

                                                                       EXHIBIT B
                                                                     Page 1 of 2

                                    EXHIBIT B

Attached to and made a part of the Easement Agreement ("Agreement") dated
                   , 20     between Consumers Energy Company ("Consumers") and
Michigan Electric Transmission Company ("METC").

                   Procedure for Determining Fair Market Value

If, pursuant to Article 5 of the Agreement, METC desires to make an Addition/Alteration which Consumers determines will result in an additional burden on the Premises, and if METC disagrees with Consumers' determination of the fair market value ("Consumers' Fair Market Value Estimate") of the property rights required for such Addition/Alteration (including any case where METC does not believe that the Addition/Alteration will constitute any additional burden on the Premises and therefore asserts that no fair market value applies), such fair market value shall be determined by the following procedure:

1. METC shall at its own expense obtain an appraisal of such fair market value ("METC's Appraisal"), and shall deliver to Consumers a complete copy of METC's Appraisal at the same time as METC delivers to Consumers METC's notice, pursuant to the last paragraph of Section 5.3 of the Agreement, that METC disagrees with Consumers' Fair Market Value Estimate. METC's Appraisal shall (i) comply with all requirements of the Uniform Standards of Appraisal Practice as promulgated by the Appraisal Foundation, and (ii) be based on the definition of fair market value set forth in Clause 3, below, of this Exhibit B, and reflect on its face that the appraiser has made his/her appraisal based only on such definition and taking into account all aspects of such definition.

         If METC's Appraisal does not comply with the immediately preceding requirements, METC shall, within thirty (30) days after being notified thereof by Consumers, have the deviations corrected and resubmit same to Consumers (and all references in Clause 2 below to METC's Appraisal shall be deemed to mean such corrected and resubmitted appraisal).

2. If the higher of Consumers' Fair Market Value Estimate and the amount established by METC's Appraisal exceeds the lower thereof by an amount equal to fifteen percent (15%) or less of such higher value, then the average of those two values shall be deemed to be the fair market value.

         If Consumers' Fair Market Value Estimate and the amount established by METC's Appraisal differ by more than an amount equal to fifteen percent (15%) of the higher thereof as specified in the immediately preceding paragraph, then Consumers and METC shall, acting in good faith, mutually agree upon a third party independent appraiser who will be retained to complete an additional appraisal (the "Third Party Appraisal"). Such Third Party Appraisal shall comply with the same criteria as are set forth in Clause 1, above; and a full copy thereof shall be simultaneously delivered by the third party independent appraiser to both Consumers and METC. The amount established by the Third Party Appraisal shall constitute the fair market value.

                                                                       EXHIBIT B
                                                                     Page 2 of 2



         METC shall reimburse Consumers for, or pay directly, the entire cost of the Third Party Appraisal.

3. For purposes hereof, fair market value shall be deemed to be the estimated value of the additional burden that METC's proposed Addition/Alternation imposes on the use of the Premises in question by Consumers and others authorized by Consumers for existing and potential future Compatible Uses (such existing and potential future use of such Premises for "Compatible Uses" being considered entirely in the absence of METC's proposed Addition/Alteration or any other Transmission Facilities not then already existing). The valuation shall consider Consumers' inability or reduced ability, as a consequence of METC's proposed Addition/Alteration, to (i) utilize the Premises in question for its own purposes or uses; and (ii) generate revenue from Authorized Users from the Premises in question. The valuation shall not be limited to the diminution in value or loss of use of or revenue from the directly encumbered area, but shall be based on the diminution in value or loss of use of the entire tract or tracts of land that are under beneficial control of Consumers, or otherwise have an integrated highest and best use. Elements for consideration in this regard are contiguity, or proximity as it bears on the highest and best use of the property, unity of ownership and unity of highest and best use.

                                    EXHIBIT C

         Attached to and made a part of the Easement Agreement ("Agreement")
dated                    , 20     between Consumers Energy Company ("Consumers")
and Michigan Electric Transmission Company ("METC").

         Prices for sale to Consumers or an Authorized User of towers, pole structures, poles, conduits or similar transmission facilities pursuant to the second paragraph of Section 8.4 of the Agreement will be as follows:

(a) Wood poles/pole structures: Sale price will be the original cost of such pole or pole structure, as shown on METC's books at time of original installation, depreciated to the time of the sale utilizing a straight-line depreciation over a 30 year period from time of original installation to a value of $1.00 at the end of 30 years. If a pole/pole structure that was purchased in place by METC from Consumers is involved, then Consumers' original cost and date of installation shall be used in making such calculation.

(b) Towers: If a tower from a 138 kV line is involved, the price will be a fixed price of One Hundred Dollars ($100.00), and if a tower from a 345 kV line is involved, the price will be a fixed price of One Hundred Fifty Dollars ($150.00), which prices the parties hereby stipulate and agree to represent reasonable, average, estimates of the scrap value of towers. If a tower from a line operated at a different voltage is involved, the parties will use one of the foregoing prices based on whether the tower is closest in size to a 138 kV line tower or a 345 kV line tower.

(c) Conduits/other facilities: If METC would otherwise abandon same in place, then the price will be One Dollar ($1.00). If METC would otherwise remove same, then the price will be the scrap value thereof as reasonably agreed to by the parties.

                                  BILL OF SALE


         CONSUMERS ENERGY COMPANY, a Michigan corporation, whose address is 212 West Michigan Avenue, Jackson, Michigan 49201 ("Seller"), for good and valuable consideration, the receipt of which Seller hereby acknowledges, does hereby sell and convey unto MICHIGAN ELECTRIC TRANSMISSION COMPANY, a Michigan corporation, whose address is 212 West Michigan Avenue, Jackson, Michigan 49201 ("Purchaser"), certain electric transmission facilities, consisting of towers, pole structures, poles, crossarms, wires, cables, conduits, guys, anchors, transformers, insulators, substations, switching stations and other fixtures and equipment, now installed and existing on, over and across various premises in the State of Michigan, said electric transmission facilities and the locations thereof being more specifically identified on Exhibit A, attached hereto and made a part hereof.



         It is understood that to the extent that portions of any of the facilities listed on the pages attached hereto are not used or intended for "Transmission" of electricity as defined in a certain Easement Agreement between the parties of even date herewith, such non-Transmission portions of such facilities are not included in the facilities conveyed herein.

         It is further understood that sole consideration for said electric transmission facilities is Seller's retention of 100 percent of the issued and outstanding common stock of Purchaser ("Transco Voting Securities"). The sale will value both said electric transmission facilities and the Transco Voting Securities at the actual depreciated value ("Net Book Value") of said electric transmission facilities as of the date set forth below. Seller will retain no interest in said electric transmission facilities except for the Transco Voting Securities.

         The sale of said electric transmission facilities is made expressly contingent on Purchaser's execution of (1) the Operating Agreement By And Between Michigan Electric Transmission Company and Consumers Energy Company,
(2) the Service Agreement For Network Integration Transmission Service and (3) the Easement Agreement Between Consumers Energy Company and Michigan Electric Transmission Company in the same form as shown in Exhibits H(1), H(2) and H(3), respectively, of the October 13, 2000 application of Seller and Purchaser for authorization of the Federal Energy Regulatory Commission to transfer said electric transmission facilities to Purchaser in Docket No. EC01-4-000.

         SAID ELECTRIC TRANSMISSION FACILITIES ARE SOLD "AS IS" AND "WHERE IS." SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESSED, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO THE TITLE, VALUE, FREEDOM FROM DEFECTS OR HAZARDS, QUANTITY, CONDITION, SALABILITY, OBSOLESCENCE, WORKING ORDER, FITNESS OR SUITABILITY FOR ANY PURPOSE OR USE, OR MERCHANTABILITY OF ANY OF SAID ELECTRIC TRANSMISSION FACILITIES.

         IN WITNESS WHEREOF, Consumers Energy Company has caused this instrument
to be executed by its duly authorized representative this      day of
, 20    .



WITNESSES:


                                            CONSUMERS ENERGY COMPANY
---------------------------------


                                            By
---------------------------------             ---------------------------------



         MICHIGAN ELECTRIC TRANSMISSION COMPANY, a Michigan corporation, Purchaser in the foregoing Bill of Sale, hereby accepts the conveyance set forth in said foregoing Bill of Sale as of the above set forth date thereof.

WITNESSES:

                                           MICHIGAN ELECTRIC TRANSMISSION
                                           COMPANY

---------------------------------


                                            By
---------------------------------             ---------------------------------

                                    EXHIBIT A

                               See attached sheets

                                                                       EXHIBIT A

                            CONSUMER ENERGY COMPANY
         ELECTRIC TRANSMISSION PLANT IN SERVICE EXCLUDING LAND AND R/W
                            AS OF DECEMBER 31, 1999


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Percent
  Group                    Location Description             Location               kV Rating                           Transmission
-----------------------------------------------------------------------------------------------------------------------------------
LINES               345 KV TRAINING FACILITY                   131998             Training Facilities                      100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               ARGENTA - PONTIAC AND WAYNE                131311             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               ARGENTA-TALLMADGE&KENOWA                   131312             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               ARGNTA-ROBINSON PARK&TW BRANCH             131313             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               BAT CK-JACKSON-LANSING-138KV               131004             138 KV                                    78.09%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               CAMBEL-GD RAPS BATL CK 138KV               131122             138 KV                                    72.78%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               CAMPBELL PLANT TO 345KV SUB                131604             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               CAMPBELL PLANTS TO 138KV SUB               131503             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               CLAREMONT-MANNING 138 KV                   131125             138 KV                                    88.95%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               COBB-BLACK RIVER 138KV                     131087             138 KV                                    97.15%
----------------------------------------------------------------------------------------------------------------------------------
LINES               COBB-HOOKER 138KV                          131100             138 KV                                    76.39%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               COLDWATER-BATAVIA 138KV                    131124             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               TEST FACILITY MIDLAND                      131997             Training Facilities                      100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               CROTON-MUSK-GR RAPIDS 138KV                131003             138 KV                                    87.77%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               FLINT-BATTLE CREEK 138KV                   131061             138 KV                                    83.80%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               FLINT-HEMPL-DET EDISON 120KV               131073             120 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               GR RAPIDS KAZOO BAT CK 138KV               131008             138 KV                                    76.81%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               HARDY-GRAND RAPIDS 138KV                   131002             138 KV                                    80.40%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               HIGGINS-MIO-GAYLORD 138KV                  131085             138 KV                                    63.45%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               HODENPYL-CROTON 138KV                      131001             138 KV                                    51.54%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               HODENPYL-TRAVERSE CITY 138KV               131090             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               JACKSON-MANCHESTER 138KV                   131010             138 KV                                    37.67%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               JACKSON-WHITING 138KV                      131017             138 KV                                    69.22%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               JACKSON-WHITING 138KV                      131084             138 KV                                    78.57%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               KARN-FLINT 138KV                           131117             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               KENOWA - THETFORD                          131316             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               KEYSTONE - LIVINGSTON                      131308             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               LANSING-FLINT G-7 138KV                    131067             138 KV                                    59.72%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               LIVINGSTON - TITTABAWASSEE                 131318             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               LUD KEYSTN ON STE SHRD,NON-PRJ             131301             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               LUD-KENWA OFF STE-SHRD,PROJECT             131304             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               LUD-KENWA ON SITE-SHRD,PROJECT             131303             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               LUD-KEYSTN OFF STE-SHRD NON PJ             131307             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               LUD-TALMDGE OFF STE-SHRD NONPJ             131305             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               LUD-TALMDGE ON STE-SHRD NON PJ             131302             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               LULU-ALLEN JUNCTION                        131319             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               MAJESTIC-BLACKFOOT 345KV                   131321             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               MIO-ROCKPORT 138KV                         131103             138 KV                                    94.77%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               MIO-SAGINAW 138KV                          131005             138 KV                                    89.22%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               MONROE - LEMOYNE AND FOSTORIA              131315             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               MORROW-BLACKSTONE Q-17 138KV               131074             138 KV                                    78.34%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               MORROW-WEALTHY V-22 138KV                  131068             138 KV                                    65.10%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               MUSKEGON-GRAND RAPIDS 138KV                131106             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               PALISADES - ARGENTA                        131309             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               PALISADES - PALISADE JCT                   131310             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               SAG RIVER-EDENVILE ALMA 138KV              131006             138 KV                                    84.47%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               SAG RIVR-OWOSSO P-16 138KV                 131077             138 KV                                    75.75%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               SO WEST MARSHALL TRAIN FAC                 131999             Training Facilities                      100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               TALMDGE-PALSDES-SHRD,NON-PROJ              131306             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               THETFORD-ST CLAIR&PONTIAC                  131314             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               TITTABAWASSEE - THETFORD                   131317             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               TRAVERSE CITY-GAYLORD 138KV                131114             138 KV                                    47.80%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               VERONA-BATAVIA 138KV                       131083             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               WEADOCK-BULLOCK 138KV                      131098             138 KV                                    79.62%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               WEADOCK-FLINT 138KV                        131060             138 KV                                    96.70%
-----------------------------------------------------------------------------------------------------------------------------------
LINES               WHITIN-DET EDSON-MONROE 120KV              131092             120 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------

SUBS                AIRPORT SUB                                135220             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                ALBA TIE SUBSTATION                        135093             138 KV                                    66.90%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                ALPENA SUBSTATION                          135058             138 KV                                    94.22%
-----------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A

                            CONSUMER ENERGY COMPANY
         ELECTRIC TRANSMISSION PLANT IN SERVICE EXCLUDING LAND AND R/W
                            AS OF DECEMBER 31, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Percent
  Group                    Location Description             Location               kV Rating                           Transmission
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                ARGENTA SUBSTATION                         135133             138 KV                                    10.33%
----------------------------------------------------------------------------------------------------------------------------------
SUBS                ARGENTA SUBSTATION                         135133             345 KV                                    44.68%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                ARGENTA SUBSTATION                         135133             345/138 KV                                40.54%
-----------------------------------------------------------------------------------------------------------------------============
                                                               135133 TOTAL                                                 95.54%

-----------------------------------------------------------------------------------------------------------------------============
SUBS                BARD ROAD SUBSTATION                       145159             138 KV                                    72.84%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                BARTON LAKE SUB (NIPSCO)                   135214             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                BATAVIA SUBSTATION                         145002             138 KV                                    47.64%
-----------------------------------------------------------------------------------------------------------------------------------

SUBS                BATTLE CREEK SUB                           135177             138 KV                                     6.21%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                BATTLE CREEK SUB                           135177             345 KV                                    68.38%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                BATTLE CREEK SUB                           135177             345/138 KV                                24.17%
-----------------------------------------------------------------------------------------------------------------------============

                                                               135177 TOTAL                                                 98.76%
-----------------------------------------------------------------------------------------------------------------------============

SUBS                BEALS ROAD SUBSTATION                      145021             138 KV                                    20.86%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                BEECHER SUBSTATION                         145001             138 KV                                    18.84%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                BLACK RIVER SUBSTATION                     145050             138 KV                                    19.39%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                BLACKSTONE SUBSTATION                      145027             138 KV                                    49.59%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                BLENDON SUB                                135185             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                BRADLEY SUB                                135236             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                BULLOCK SUBSTATION                         145028             138 KV                                    29.19%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                CAMPBELL 138KV SUB-SHARED                  135228             138 KV                                    56.61%
-----------------------------------------------------------------------------------------------------------------------------------

SUBS                CAMPBELL 138KV SUB-UNSHARED                135227             138 KV                                    15.32%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                CAMPBELL 138KV SUB-UNSHARED                135227             345/138 KV                                69.71%
-----------------------------------------------------------------------------------------------------------------------============

                                                               135227 TOTAL                                                 85.02%
-----------------------------------------------------------------------------------------------------------------------============

SUBS                CAMPBELL 345KV SUB-SHARED                  135218             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                CAMPBELL 345KV SUB-UNSHARED                135226             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                CLAREMONT SUBSTATION                       145008             138 KV                                    53.49%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                CLINTON SUB-D.E                            135225             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                COBB B C STEAM PLANT                       111002             138 KV                                    21.03%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                COLDWATER 138KV (MSCPA)                    135221             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                CORNELL SUBSTATION                         145051             138 KV                                    52.24%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                CROTON SUBSTATION                          145010             138 KV                                    30.48%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                DELHI SUBSTATION                           145011             138 KV                                    45.38%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                DORT SUBSTATION                            145012             138 KV                                    40.87%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                EMMET SUBSTATION                           145087             138 KV                                    37.93%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                FOUR MILE SUBSTATION                       145019             138 KV                                    19.23%
-----------------------------------------------------------------------------------------------------------------------------------

SUBS                GAINES SUBSTATION                          135246             138 KV                                    29.75%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                GAINES SUBSTATION                          135246             345/138 KV                                70.25%
-----------------------------------------------------------------------------------------------------------------------============

                                                               135246 TOTAL                                                100.00%
-----------------------------------------------------------------------------------------------------------------------============

SUBS                GALLAGHER SUB                              135191             138 KV                                    13.16%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                GALLAGHER SUB                              135191             345 KV                                    15.81%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                GALLAGHER SUB                              135191             345/138 KV                                66.64%
-----------------------------------------------------------------------------------------------------------------------============

                                                               135191 TOTAL                                                 95.61%
-----------------------------------------------------------------------------------------------------------------------============

SUBS                GARFIELD AVENUE SUBSTATION                 145017             138 KV                                    34.60%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                GOSS SUB                                   135184             138 KV                                     9.90%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                GOSS SUB                                   135184             345 KV                                    36.69%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                GOSS SUB                                   135184             345/138 KV                                50.11%
-----------------------------------------------------------------------------------------------------------------------============

                                                               135184 TOTAL                                                 96.70%
=-----------------------------------------------------------------------------------------------------------------------===========

SUBS                GRAND TRAVERSE SUB                         135183             138 KV                                    57.51%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                HALSEY SUBSTATION                          145114             138 KV                                    52.22%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                HEMPHILL SUBSTATION                        145018             138 KV                                    20.24%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                KARN STEAM PLANT UNITS 1&2                 111011             138 KV                                    32.79%
----------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A


                            CONSUMER ENERGY COMPANY
         ELECTRIC TRANSMISSION PLANT IN SERVICE EXCLUDING LAND AND R/W
                            AS OF DECEMBER 31, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Percent
  Group                    Location Description             Location               kV Rating                           Transmission
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                KARN STEAM PLANT UNITS 3&4                 111015             345 KV                                    34.55%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                KENOWA SUB                                 135149             345 KV                                    99.83%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                KENOWA SUB-SHARED, PROJECT                 135161             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------

SUBS                KEYSTONE SUB                               135178             138 KV                                    10.41%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                KEYSTONE SUB                               135178             345 KV                                    33.34%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                KEYSTONE SUB                               135178             345/138 KV                                47.87%
-----------------------------------------------------------------------------------------------------------------------============

                                                               135178 TOTAL                                                 91.62%
-----------------------------------------------------------------------------------------------------------------------============

SUBS                LATSON SUBSTATION                          135143             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                LAWNDALE SUBSTATION                        145129             138 KV                                    25.35%
-----------------------------------------------------------------------------------------------------------------------------------

SUBS                LIVINGSTON SUB                             135175             138 KV                                    12.17%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                LIVINGSTON SUB                             135175             345 KV                                    25.19%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                LIVINGSTON SUB                             135175             345/138 KV                                57.70%
-----------------------------------------------------------------------------------------------------------------------============

                                                               135175 TOTAL                                                 95.07%
-----------------------------------------------------------------------------------------------------------------------============

SUBS                LOUD HYDRO PLANT  FPC 2449                 121026             138 KV                                    57.31%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                LUD PLT SUB-SHARED, NON-PROJECT            135187             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                LUD PLT SUB-UNSHRD; NON-PROJECT            135188             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------

SUBS                MANNING SUBSTATION                         135217             138 KV                                     2.03%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                MANNING SUBSTATION                         135217             345 KV                                    11.77%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                MANNING SUBSTATION                         135217             345/138 KV                                79.69%
-----------------------------------------------------------------------------------------------------------------------============

                                                               135217 TOTAL                                                 93.49%
-----------------------------------------------------------------------------------------------------------------------============

SUBS                MARQUETTE SUBSTATION                       145054             138 KV                                    30.17%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                MARSHALL 138KV (MSCPA)                     135222             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                MCGULPIN SUBSTATION                        145055             138 KV                                    31.79%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                MILHAM SUBSTATION                          145092             138 KV                                    40.93%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                MIO HYDRO PLANT  FPC 2448                  121029             138 KV                                    78.26%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                MOORE ROAD SUBSTATION                      145132             138 KV                                    64.12%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                MORROW SUBSTATION                          145229             138 KV                                    29.76%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                NORTH BELDING SUBSTATION                   145031             138 KV                                    53.47%
----------------------------------------------------------------------------------------------------------------------------------

SUBS                ONEIDA SUBSTATION                          135248             138 KV                                     1.68%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                ONEIDA SUBSTATION                          135248             345 KV                                    24.24%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                ONEIDA SUBSTATION                          135248             345/138 KV                                73.24%
-----------------------------------------------------------------------------------------------------------------------============

                                                               135248 TOTAL                                                 99.16%
-----------------------------------------------------------------------------------------------------------------------============

SUBS                PALISADES SUB SHARED, NON-PROJ             135163             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                PERE MARQUETTE SUB                         135192             138 KV                                    10.50%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                PERE MARQUETTE SUB                         135192             345 KV                                    18.85%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                PERE MARQUETTE SUB                         135192             345/138 KV                                66.47%
-----------------------------------------------------------------------------------------------------------------------============

                                                               135192 TOTAL                                                 95.83%
-----------------------------------------------------------------------------------------------------------------------============

SUBS                PLASTER CREEK SUBSTATION                   135258             138 KV                                    75.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                PROJECT 1 SUB                              135224             138 KV                                    66.67%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                REDWOOD SUB                                135180             138 KV                                    69.60%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                RIGGSVILLE SUBSTATION                      145035             138 KV                                    56.14%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                SAGINAW RIVER SUBSTATION                   145146             138 KV                                    60.76%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                SPARE EQUIP AT TRAVERSE CITY               139002             Spare Transmission Equipment             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                SPARE EQUIPMENT AT ALMA                    139008             Spare Transmission Equipment             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                SPARE EQUIPMENT AT BAY CITY                139007             Spare Transmission Equipment             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                SPARE EQUIPMENT AT CLAY ST                 139006             Spare Transmission Equipment             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                SPARE EQUIPMENT AT ELM STREET              139004             Spare Transmission Equipment             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                SPARE EQUIPT AT SPEC LOCATION              139001             Spare Transmission Equipment             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                SPAULDING SUBSTATION                       145113             138 KV                                    43.22%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                STERNBERG SUBSTATION                       135235             138 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                STRONACH SUBSTATION                        145085             138 KV                                    41.62%
-----------------------------------------------------------------------------------------------------------------------------------


                                                                       EXHIBIT A

                            Consumer Energy Company
         Electric Transmission Plant in Service Excluding Land and R/W
                            As of December 31, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Percent
  Group                    Location Description             Location               kV Rating                           Transmission
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                TALLMADGE SUBSTATION                       135135             138 KV                                    18.81%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                TALLMADGE SUBSTATION                       135135             345 KV                                    27.77%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                TALLMADGE SUBSTATION                       135135             345/138 KV                                47.05%
-----------------------------------------------------------------------------------------------------------------------------------
                                                               135135 TOTAL                                                 93.63%
===================================================================================================================================
SUBS                TALMDGE SUB-SHRD,NON PROJECT               135162             345 KV                                   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                THETFORD GENERATING STATION                161007             138 KV                                    10.68%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                THETFORD GENERATING STATION                161007             345 KV                                    40.88%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                THETFORD GENERATING STATION                161007             345/138 KV                                24.00%
-----------------------------------------------------------------------------------------------------------------------------------
                                                               161007 TOTAL                                                 75.56%
===================================================================================================================================
SUBS                TIPPY HYDRO PLANT  FPC 2580                121039             138 KV                                    59.06%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                TITTABAWASSEE SUB                          135164             138 KV                                     6.93%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                TITTABAWASSEE SUB                          135164             345 KV                                    29.51%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                TITTABAWASSEE SUB                          135164             345/138 KV                                62.12%
-----------------------------------------------------------------------------------------------------------------------------------
                                                               135164 TOTAL                                                 98.56%
===================================================================================================================================
SUBS                TOMPKINS SUB                               135176             138 KV                                     4.97%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                TOMPKINS SUB                               135176             345 KV                                    24.28%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                TOMPKINS SUB                               135176             345/138 KV                                67.43%
-----------------------------------------------------------------------------------------------------------------------------------
                                                               135176 TOTAL                                                 96.67%
===================================================================================================================================
SUBS                TWINING SUBSTATION                         145042             138 KV                                    42.28%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                VERGENNES SUB                              135196             138 KV                                     8.98%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                VERGENNES SUB                              135196             345 KV                                    59.44%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                VERGENNES SUB                              135196             345/138 KV                                27.10%
-----------------------------------------------------------------------------------------------------------------------------------
                                                               135196 TOTAL                                                 95.51%
===================================================================================================================================
SUBS                VERONA SUBSTATION                          145043             138 KV                                    46.40%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                WEADOCK JOHN C STEAM PLANT                 111008             138 KV                                    23.10%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                WEALTHY STREET SUBSTATION                  145158             138 KV                                    13.64%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                WHITE LAKE SUBSTATION                      145046             138 KV                                    34.25%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                WHITING JUSTIN R STEAM PLANT               111009             138 KV                                    13.10%
-----------------------------------------------------------------------------------------------------------------------------------
SUBS                WHITING JUSTIN R STEAM PLANT               111009             138/120 KV                                 9.52%
-----------------------------------------------------------------------------------------------------------------------------------
                                                               111009 TOTAL                                                 22.62%
===================================================================================================================================

                                                                       EXHIBIT A


                            Consumers Energy Company
              CWIP for Electric Transmission & Year 2000 Closings
                              As of June 30, 2000

--------------------------------------------------------------------------------
  Work Order        Location          WO Description
--------------------------------------------------------------------------------
     0617            135133       ARGENTA - REPL 3 BKRS
     0759            131004       BLACKSTONE-BROUGHWELL 4F
     0766            131004       TOMPKINS JCT-BROUGHWELL 4C
     0796            135176       TOMPKINS - NEW EXIT & BKR
     0808            135177       BATTLE CREEK - SITE PREP
     0809            135177       BATTLE CREEK - INC CAPACITY
     0868            135177       DEARBORN INDUSTRIAL GENERATION
     0936            135227       CAMPBELL 138KV - REPL CCPD'S
     0937            135227       CAMPBELL 138 - REPL 3 BUS POTS
     0970            135283       VESTABURG - INST INTERC METER
     0972            135283       VESTABURG - TELEMETRY
     0975            131002       VESTABURG TO ALMA-EUREKA 2
     0987            131017       SAMARIA-WHITING 17G - RELO
     1007            131006       BARD RD-WARREN - INST 1 STAY
     1011            131005       GALLAGHER-TWINING 5J - POLES
     1018            131098       HOTCHKISS-WACKERLY 98G - POLES
     1032            131006       WARREN TO BULL-EDENVILLE 6E
     1242            131006       ALMA-SUMMERTON - NEW 138KV LIN
     1246            131005       E TAWAS-COTTAGE GROVE 5O
     1537            135284       KALAMAZOO RVR GENERATION SUB
     1541            135184       GOSS ELECTRIC SUB
     1578            135196       VERGENNES ELECTRIC SUB
     1588            135177       BATTLE CREEK ELECTRIC SUB
     1680            131008       ARGENTA-HAZELWOOD 8L - REPL
     1694            131313       ARGENTA-ROBINSON PARK 313B
     1699            131087       ARGENTA-SCOTT LAKE 87C - REPL
     1811            131002       DERBY TO ALMA-EUREKA 2
     2845            135246       GAINES - SITE PREP - TRF PURCH
     3312            131114       WEXFORD-KEYSTONE 114K - POLE
     3318            131084       PARR RD-WHITING 84A - 2-H-F'S
     3319            131122       RIVERTOWN/CAMP-BUCK CK 122AF
     3537            135133       ARGENTA - REPL PRI 2 RELAYS
     3560            135227       CAMPBELL - REPL OSCILLOGRAPH
     3597            135184       GOSS - REPL PER 1&2 RELAYS
     3608            135149       KENOWA - REPL PRI 1&2 RELAYS
     3612            135175       LIVINGSTON - REPL BKR FAILURE
     3620            135192       PERE MARQUETTE - REPL RELAYS
     3666            135135       TALLMADGE - REPL PRI 1&2 RELAY
     3675            135164       TITTABAWASSEE - REPL RELAYS
     3685            135176       TOMPKINS - REPL PRI 1&2 RELAYS
     3862            135135       TALLMADGE - REPL RTU
     4168            131077       BINGHAM-MARQUETTE 77D - POLES
     4227            131317       BELLE RIVER-BLACKFOOT 345KV
     4230            131002       CRDAR SPRINGS SPUR 2  138KV
     4269            135177       BATTLE CREEK - INST PULLOFF
     4270            131061       BATTLE CR-ISLAND RD - RELO
     4274            131087       VERONA-ARGENTA 87D - RELO
     4275            131074       VERONA-BATTLE CREEK 74E - RELO


                                                                       EXHIBIT A


                            Consumers Energy Company
              CWIP for Electric Transmission & Year 2000 Closings
                              As of June 30, 2000


--------------------------------------------------------------------------------

  Work Order        Location             WO Description
--------------------------------------------------------------------------------
     4465            135221       COLDWATER 138KV
     4628            131002       SPAULDING/RACE ST-4 MILE-NEW
     4695            135248       ONEIDA - INST 345KV CB'S/EXIT
     4705            131311       ONEIDA TO BATTLE CK-MAJ 311
     4756            131017       BEECHER-MOORE RD 17F - POLE
     4779            131100       COBB-WHITE LAKE 100A - POLE
     4782            131100       COBB-DUPONT 100E - REPL POLE
     4786            131103       ROCKPORT-PORT CALCITE 103C
     4804            131114       STOVER-KEYSTONE 114A - POLE
     4808            131114       STOVER-LIVINGSTON 114I - POLE
     4813            131114       LIVINGSTON-GAYLORD 114M - POLE
     4849            135177       BATTLE CREEK - REPL RELAYS
     4916            131060       DORT TO STR #1788 60H - TWR
     5014            135177       BATTLE CREEK - SITE PREP
     5100            131068       GAINES-BRADLEY - REPL 7 POLES
     5267            131077       BEALS RD-BROADMOOR 77Q - MO-OP
     6463            131085       ODEN-MCGULPIN 85 LOOP
     6650            139001       RCV & HOLD MAJ EQUIP FOR FUTUR
     6798            135155       RICKERT - REPL 3-PH REGULATOR
     6855            131084       PARR RD-WHITING 84A - POLES
     6883            135161       KENOWA - REPL RELAYS
     6887            135175       LIVINGSTON - REPL OSCILLOGRAPH
     6893            135187       LUDINGTON - REPL RELAYS
     6898            135162       TALLMADGE - REPL RELAYS
     7245            131060       WEADOCK-THETFORD 60E - 3 POLES
     7335            135192       PERE MARQUETTE - REPL CCPD
     7419            131117       THETFORD-HEMPHILL 117H - 1POLE
     7501            131006       BULLOCK-EDENVILLE 6B - RECOND
     7549            135246       GAINES SUB SATEL BASED PHONE
     7595            131085       MIO-HIGGINS 85A - 33 POLES
     7747            135175       LIVINGSTON PEAKER - TELEMETRY
     8002            139000       MARBLE LKE-EDON RD 138KV PUR
     8024            131008       MORROW-CORK STREET 8I
     8030            131008       MORROW-MORROW PEAKER 8
     8266            131100       WHITE LAKE-COBB 100
     8276            139001       TRANSM RCV/HOLD MAJ EQ -FUTURE
     8378            131122       CAMPBELL-BUCK CREEK 122F-RELO
     8414            139008       OPERATING SPARE EQUIPMENT
     8416            131122       RIVERTOWN/CAMP-BUCK CK 122AF
     8661            131994       ROOSEVELT-SOUTHERN PWR PLT
     8718            135286       ROOSEVELT - SITE PREP
     8719            135286       ROOSEVELT - NEW SWITCHING STA
     8734            131306       ROOSEVELT-SOUTHERN 306 - 345KV
     8894            131122       BLENDON-FOUR MILE 122I - REPL
     9200            135241       FILER CITY COGEN - BUSHINGS
     9262            131122       EAST PARIS-GAINES - RELO POLES
     9374            135286       ROOSEVELT - FDN, FENCE, GNDNG

                                                                       EXHIBIT I


               MAP
TRANSMISSION VS. NON-TRANSMISSION
         CONSUMERS ENERGY
     345kV and 138kV Networks
         As of 08/01/2000